Exhibit 10.2

EXECUTION VERSION

LEHIGH RIVER LLC,

ISSUER

AND

CITIBANK, N.A.,

TRUSTEE

INDENTURE

Dated as of October 26, 2012

COLLATERALIZED LOAN OBLIGATIONS

i

v

Schedule A	Schedule of Collateral Obligations
Schedule B	LIBOR Formula
Schedule C	S&P Recovery Rate Tables

Exhibit A	Form of Rule 144A Global Class A Note
Exhibit B	Form of Opinions of Dechert LLP
Exhibit C	Form of Opinions of Dechert LLP
Exhibit D	Form of Class A Note Owner Certificate
Exhibit E	Form of Section 3(c)(7) Reminder Notice
Exhibit F	Form of Important Section 3(c)(7) Notice
Exhibit G	Form of Increase Request
Exhibit H	Form of Certification for NRSROs

S-1

INDENTURE, dated as of October 26, 2012, among LEHIGH RIVER LLC, a newly-formed Delaware limited liability company (the “Issuer”), and CITIBANK, N.A., a national banking association, organized and existing under the laws of United States of America, as Trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Class A Notes issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the terms of this Indenture have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising,

(a) the Collateral Obligations listed, as of the Closing Date, in Schedule A to this Indenture and as such Schedule A may be modified, amended and revised subsequent to the Closing Date by the Issuer, including any part thereof which consists of general intangibles (as defined in the UCC) relating thereto, all payments made or to be made thereon or with respect thereto, and all Collateral Obligations including any part thereof which consists of general intangibles (as defined in the UCC) relating thereto, which are delivered or credited to the Trustee, or for which a Security Entitlement is delivered or credited to the Trustee or which are credited to one or more of the Issuer Accounts on or after the Closing Date and all payments made or to be made thereon or with respect thereto,

(b) the Collateral Management Agreement as and to the extent set forth in Article XV, the Asset Transfer Agreement, each Transfer Supplement and the Collateral Administration Agreement and the Issuer’s rights thereunder,

(c) the Issuer Accounts and any other accounts of the Issuer, Eligible Investments purchased with funds on deposit therein or credited thereto, and all funds or Financial Assets now or hereafter deposited therein and income from the investment of funds therein or credited thereto, including any part thereof which consists of general intangibles (as defined in the UCC) relating thereto,

(d) all money (as defined in the UCC) delivered to the Trustee (or its bailee),

(e) all securities, investments, investment property, instruments, money, deposit accounts and agreements of any nature in which the Issuer has an interest, including any part thereof which consists of general intangibles (as defined in the UCC) relating thereto, and

(f) all Proceeds of any of the foregoing.

Such Grants are made, however, in trust, to secure the Secured Obligations equally and ratably without prejudice, priority or distinction between the Secured Obligations by reason of difference in time of issuance or incurrence or otherwise, except as expressly provided in this Indenture (including Section 2.7, Article XI and Article XIII), and to secure (i) the payment of all amounts due on the Secured Obligations in accordance with their terms and (ii) compliance with the provisions of this Indenture and each related document, all as provided herein and therein.

Except to the extent otherwise provided herein, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Secured Parties. Upon the occurrence of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Instruments included in the Collateral held, subject to Section 6.16 hereof, for the benefit and security of the Secured Parties, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the provisions hereof such that, subject to Section 6.16, the interests of the Secured Parties may be adequately and effectively protected.

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Whenever any reference is made to an amount the determination or calculation of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of determination or calculation is expressly specified in the particular provision.

“17g-5 Information Provider”: The Trustee.

“17g-5 Information Provider’s Website”: The internet website of the 17g-5 Information Provider, initially located at www.sf.citidirect.com under the tab “NRSRO”, access to which is limited to Rating Agencies and NRSROs who have provided an NRSRO Certification.

“Accountants’ Certificate”: A certificate of a firm of Independent certified public accountants of international reputation appointed by the Issuer pursuant to Section 10.7.

“Act”: The meanings specified in Section 14.2(a).

“Adjusted Collateral Amount”: For any Collateral, (a) if such Collateral is not a Collateral Obligation, the Principal Balance of such Collateral, and (b) if such Collateral is a Collateral Obligation, the product of: (i) the Principal Balance of such Collateral Obligation, multiplied by (ii) the related Purchase Price Percentage for such Collateral Obligation (it being agreed that, to the extent that multiple purchases of the same Collateral Obligation occur on different purchase dates, the calculation of Principal Balance shall be done on a lot basis, based on the Purchase Price Percentage obtained for each portion of such Collateral Obligation purchased on its related purchase date).

“Administrative Expenses”: Amounts (other than any Reserved Expenses) due or accrued with respect to any Payment Date and payable in the following order to:

(i) the Trustee pursuant to Section 6.7 and other provisions under this Indenture;

(ii) the Collateral Administrator under the Collateral Administration Agreement or this Indenture;

(iii) the Collateral Advisor, if appointed pursuant to Section 7.21(b);

(iv) the Collateral Manager (other than the Collateral Management Fees) under the Collateral Management Agreement, including legal fees and expenses of counsel to the Collateral Manager;

(v) the Independent Managers pursuant to the Independent Manager Agreement in respect of certain services provided to the Issuer;

(vi) the Independent accountants, agents and counsel of the Issuer for fees, including retainers, and expenses;

(vii) the Rating Agency for fees and expenses in connection with rating the Class A Notes, for conducting on-going surveillance of the Class A Note ratings, and for providing and maintaining credit estimates for certain Collateral Obligations included in the Collateral Portfolio; and

(viii) without duplication, any Person in respect of any other reasonable fees or expenses of the Issuer (including in respect of any indemnity obligations, if applicable) not prohibited under this Indenture and any reports and documents delivered pursuant to or in connection with this Indenture and the Class A Notes.

“Advisers Act”: The U.S. Investment Advisers Act of 1940, as amended.

“Affected Bank”: A “bank” for purposes of Section 881 of the Code or an entity affiliated with such a bank that neither (x) is a “United States person” (within the meaning of section 7701(a)(30) of the Code) nor (y) is entitled to a 0% withholding tax rate on interest derived from sources within the United States under an applicable income tax treaty.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in subclause (i) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. With respect to the Issuer, this definition shall exclude the Independent Managers, its Affiliates and any other special purpose vehicle to which the Independent Managers are or will be providing administrative services, as a result solely of the Independent Managers acting in such capacity or capacities.

“Agent Members”: Members of, or participants in, DTC.

“Aggregate Coupon”: As of any Measurement Date, the sum, in the case of each Fixed Rate Collateral Obligation, of the product of: (i) the stated coupon (expressed as a percentage) on such Fixed Rate Collateral Obligation, multiplied by (ii) the Principal Balance of such Collateral Obligation.

“Aggregate Excess Funded Spread”: As of any Measurement Date, the product of: (a) the amount equal to LIBOR applicable to the Class A Notes during the Interest Accrual Period in which such Measurement Date occurs, multiplied by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Amount of the Collateral Obligations as of such Measurement Date minus (ii) $320,000,000.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of:

(a) in the case of each Floating Rate Collateral Obligation that bears interest at a spread over a London interbank offered rate based index, (i) the stated interest rate spread (excluding any Partial Deferrable Obligation to the extent of any non-cash interest) on such Collateral Obligation above such index multiplied by (ii) the Principal Balance of such Collateral Obligation; provided that, with respect to any LIBOR Floor Obligation, the stated interest rate spread on such Collateral Obligation above the applicable index shall be deemed to be equal to the sum of (a) the stated interest rate spread (excluding any Partial Deferrable Obligation to the extent of any non-cash interest) over the London interbank offered rate based index for such LIBOR Floor Obligation plus (b) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over LIBOR with respect to the Class A Notes as of the immediately preceding Determination Date; and

(b) in the case of each Floating Rate Collateral Obligation that bears interest at a spread over an index other than a London interbank offered rate based index, (i) the excess of the sum of such spread (excluding any Partial Deferrable Obligation to the extent of any non-cash interest) and such index over LIBOR with respect to the Class A Notes as of the immediately preceding Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of each such Collateral Obligation.

“Aggregate Market Value”: When used with respect to any or all of the Collateral Obligations, the aggregate of the Market Values of such Collateral Obligations on the date of determination.

“Aggregate Outstanding Amount”: When used with respect to any or all of the Class A Notes, the aggregate principal or notional amount of such Class A Notes Outstanding on the date of determination.

“Aggregate Principal Amount”: When used with respect to any or all of the Collateral Obligations, Eligible Investments or Cash, the aggregate of the Principal Balances of such Collateral Obligations, Eligible Investments or Cash on the date of determination.

“Applicable Approved Index”: With respect to each Collateral Obligation, one of the indices in the Approved Index List as selected by the Collateral Manager (with notice to the Collateral Administrator) upon the acquisition of such Collateral Obligation; provided, that the Collateral Manager may change the index applicable to a Collateral Obligation to any other index on the Approved Index List at any time following the acquisition thereof after giving notice to the Trustee and the Collateral Administrator.

“Applicable Period”: For (i) the first Interest Accrual Period, the period from and including the Closing Date (except with respect to any Increase, from and including the effective date of such Increase) to but excluding the first Payment Date and (ii) each Interest Accrual Period thereafter, three months (except with respect to the last Applicable Period, the period from and including the immediately preceding Payment Date to but excluding the Stated Maturity or the Redemption Date, as applicable).

“Approved Index List”: The nationally recognized indices specified in Schedule D hereto as amended from time to time by the Collateral Manager with prior notice of any amendment to S&P in respect of such amendment and a copy of any such amended Approved Index List to the Collateral Administrator.

“Asset Transfer Agreement”: The Asset Transfer Agreement dated as of the Closing Date between FS Investment Corporation II and the Issuer, as amended from time to time.

“Assignment”: An interest in a Loan acquired directly by way of sale or assignment.

“Assumed Reinvestment Rate”: With respect to any account or fund securing the Secured Obligations, LIBOR minus 0.25% per annum.

“Authenticating Agent”: With respect to the Class A Notes, the Person, if any, designated by the Trustee to authenticate such Class A Notes on behalf of the Trustee pursuant to Section 6.15.

“Authorized Officer”: With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer. With respect to the Collateral Manager, any officer, employee or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any officer, employee or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of (i) the current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) the principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) the purchase price or the accreted value, as applicable, (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: Citibank, N.A., a national banking association, in its individual capacity and not as Trustee, and any successor thereto.

“Bankruptcy Code”: The United States Bankruptcy Code, as set forth in Title 11 of the United States Code, as amended.

“Benefit Plan Investor”: Any (a) employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) plan as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or (c) entity whose underlying assets include “plan assets” (within the meaning of the Plan Asset Regulation, as modified by Section 3(42) of ERISA) by reason of any such employee benefit plan’s or plan’s investment in the entity.

“Board of Managers”: The Board of Managers specified in the Limited Liability Company Agreement.

“Business Day”: Any day other than (i) Saturday or Sunday or (ii) a day on which commercial banking institutions are authorized by law, regulation or executive order to close in (a) New York, New York and (b) solely with respect to the calculation of LIBOR, London, England.

“Calculation Agent”: The meaning specified in Section 7.16(a).

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cause”: The meaning specified in the Collateral Management Agreement.

“CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation) with an S&P Rating of “CCC+” or lower.

“CCC Excess”: The amount equal to the excess of the Aggregate Principal Amount of all CCC Collateral Obligations over an amount equal to 30% of the Aggregate Principal Amount of the Collateral Portfolio as of the current Determination Date; provided that, in determining which of the CCC Collateral Obligations shall be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the principal balance of such Collateral Obligations as of such Determination Date) shall be deemed to constitute such CCC Excess.

“CCC Excess Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of (i) the Aggregate Principal Amount of all Collateral Obligations (or portion thereof) included in the CCC Excess, over (ii) the sum of the Market Values of all Collateral Obligations (or portion thereof) included in the CCC Excess.

“Certificate of Authentication”: The Trustee’s or Authenticating Agent’s certificate of authentication on any Class A Note.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Class”: All of the Class A Notes having the same priority and the same Stated Maturity.

“Class A Break-even Default Rate”: With respect to the Class A Notes, the maximum percentage of defaults, at any time, that the current Collateral Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the applicable S&P CDO Monitor chosen by the Collateral Manager in accordance with the definition of “S&P CDO Monitor” that is applicable to the Collateral Portfolio, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of the Class A Notes in full. After the Closing Date, S&P will provide the Collateral Manager and the Collateral Administrator with the Class A Break-even Default Rates for each S&P CDO Monitor based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor as selected by the Collateral Manager (with a copy to the Collateral Administrator) from Section 2 of Schedule C or any other Weighted Average Floating Spread or Weighted Average S&P Recovery Rate selected by the Collateral Manager from time to time.

“Class A Interest Coverage Ratio”: On the Second Determination Date and any subsequent Measurement Date, the Interest Coverage Ratio as calculated with respect to the Class A Notes.

“Class A Interest Coverage Test”: A test satisfied as of the Second Determination Date and any subsequent Measurement Date if the Class A Interest Coverage Ratio is equal to or greater than 150%.

“Class A Interest Distribution Amount”: With respect to any Payment Date, an amount equal to the sum of:

(a)	the aggregate amount of interest accrued, at the Note Interest Rate, during the related Interest Accrual Period on the Aggregate Outstanding Amount of the Class A Notes as of the first day of such Interest Accrual Period (it being understood that with respect to the initial Interest Accrual Period, the aggregate amount of interest accrued shall be equal to the sum of (i) the aggregate amount of interest accrued with respect to the principal amount of each Increase, plus (ii) the amount of accrued interest with respect to the Class A Initial Principal Amount);

(b)	to the extent lawful and enforceable, the aggregate amount of interest accrued, at the Note Interest Rate, during the related Interest Accrual Period, on any unpaid Defaulted Interest relating to the Class A Notes; and

(c)	any unpaid Defaulted Interest relating to the Class A Notes.

“Class A Loss Differential”: As of any Measurement Date, the rate calculated by subtracting the Class A Scenario Default Rate at such time from the Class A Break-even Default Rate at such time.

“Class A Maximum Principal Amount”: As of any Measurement Date, $180,000,000.

“Class A Note Interest Amount”: As to each Interest Accrual Period, the amount of interest for such Interest Accrual Period payable in respect of each $1,000 principal amount of the Class A Notes.

“Class A Note Owner Certificate”: A certificate to be signed by the beneficial owner of a Class A Note, in the form attached hereto as Exhibit D.

“Class A Notes”: The Class A Floating Rate Notes having the Note Interest Rate and Stated Maturity as set forth in Section 2.3.

“Class A Par Value Numerator”: An amount (without duplication) equal to the sum of:

(i)	the Aggregate Principal Amount of the Collateral Obligations (other than Defaulted Obligations and Discount Obligations); plus

(ii)	the principal amount of any Cash and Eligible Investments together with any uninvested amounts on deposit in the Issuer Accounts representing Principal Proceeds or Liquidation Proceeds (in each case excluding Reinvestment Income); plus

(iii)	the sum of the Adjusted Collateral Amount of all Discount Obligations (as determined in accordance with clause (b) of the definition of Adjusted Collateral Amount); plus

(iv)	the sum of the Principal Balance of all Defaulted Obligations; minus

(v)	the CCC Excess Adjustment Amount.

“Class A Par Value Ratio”: With respect to the Class A Notes, the ratio determined as of any Measurement Date (expressed as a percentage), after giving effect to Section 1.3(d) and the definition of “Principal Balance,” obtained by dividing:

(a)	the Class A Par Value Numerator; by

(b)	the Aggregate Outstanding Amount of the Class A Notes.

“Class A Par Value Test”: A test satisfied as of the Effective Date and any subsequent Measurement Date if the Class A Par Value Ratio is equal to or greater than 164.44%.

“Class A Initial Principal Amount”: The initial principal amount of the Class A Notes on the Closing Date, which is $22,000,000.

“Class A Scenario Default Rate”: With respect to the Class A Notes, at any time, an estimate of the cumulative default rate for the current Collateral Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s Initial Rating of such Class A Notes, determined by application by the Collateral Manager of the S&P CDO Monitor at such time.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: A Collateral Obligation that is a Financial Asset that is registered in the name of a Clearing Corporation or the nominee of such Clearing Corporation and, if a Certificated Security, is held in the custody of such Clearing Corporation.

“Closing Date”: October 26, 2012.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral”: All money, instruments, investment property and other property and rights and all Proceeds that have been Granted by the Issuer to the Trustee under the Granting Clause.

“Collateral Account”: The segregated trust account or accounts established pursuant to Section 10.2(c).

“Collateral Administration Agreement”: An agreement dated as of the Closing Date, among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time.

“Collateral Administrator”: Virtus Group, LP, solely in its capacity as Collateral Administrator under the Collateral Administration Agreement, until a successor Person shall have become the Collateral Administrator pursuant to the applicable provisions of the Collateral Administration Agreement, and thereafter “Collateral Administrator” shall mean such successor Person.

“Collateral Advisor”: The meaning specified in Section 7.21(b).

“Collateral Advisory Fee”: An amount payable in arrears (calculated on the basis of a calendar year consisting of 360 days and the actual number of days elapsed) on each Payment Date (subject to availability of funds and to the Priority of Payments) equal to 0.15% per annum of the Aggregate Principal Amount of the Collateral Portfolio measured as of the beginning of the Due Period preceding such Payment Date.

“Collateral Interest Amount”: As of any date of determination, an amount, determined in accordance with this Indenture, equal to (i) the aggregate amount of Interest Proceeds that have been received by the Issuer or are expected by the Collateral Manager to be received by the Issuer in each case during the Due Period in which such date of determination occurs (provided that with respect to Interest Proceeds from Collateral Obligations that pay interest less frequently than quarterly, only the portion of such Interest Proceeds accrued as of such Due Period shall be treated as having been received in that Due Period, and the remaining unaccrued portion of such Interest Proceeds shall be treated as having been received in the next succeeding Due Period) minus (ii) the amounts payable in respect of subclauses (i) through (iv) of Section 11.1(a)(A) on the following Payment Date.

“Collateral Management Agreement”: An agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the Collateral Manager’s performance on behalf of the Issuer of certain investment management duties with respect to the Collateral, as amended from time to time in accordance with the terms thereof and hereof.

“Collateral Management Fee”: The Collateral Management Fee as defined in the Collateral Management Agreement.

“Collateral Manager”: FS Investment Corporation II, a corporation under the laws of the State of Maryland, until a successor Person shall have become the collateral manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person. Each reference herein to the Collateral Manager shall be deemed to constitute a reference as well to any agent of the Collateral Manager and to any other Person to whom the Collateral Manager has delegated any of its duties hereunder in accordance with the terms of the Collateral Management Agreement, in each case during such time as and to the extent that such agent or other Person is performing such duties.

“Collateral Obligation”: An obligation will constitute a collateral obligation and will be eligible for purchase if, at the time it is purchased or entered into (or a commitment is made to purchase or enter into such obligation) by the Issuer:

(i)	it is (1) an Assignment or Participation of a loan which (x) is not more than 50% of the aggregate credit facility size of the obligor thereof, (y) the credit facility size of the obligor thereof is at least $50,000,000 and (z) is purchased at a price that is at least 80% of the par amount of such loan; (2) a debt security; or (3) a Senior Secured Note, in all cases the payments with respect to which are not by the terms of such obligation payable in a currency other than Dollars;

(ii)	it is issued by an issuer organized in the United States of America or a Qualifying Jurisdiction;

(iii)	it is eligible to be entered into by, sold, assigned or participated to the Issuer and pledged to the Trustee;

(iv)	it provides for periodic payments of interest thereon in Cash at least semi-annually;

(v)	it is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding or similar tax imposed by any jurisdiction unless the related obligor is required to make “gross-up” payments that cover the full amount of any such withholding tax (subject to customary conditions to such payments which the Issuer (or the Collateral Manager on behalf of the Issuer) in its good faith reasonable judgment expects to be satisfied);

(vi)	it is not a Defaulted Obligation (other than an Exchanged Defaulted Obligation);

(vii)	it is not the subject of an Offer other than (a) an offer of publicly registered securities with equal or greater face value and substantially identical terms issued in exchange for securities issued under Rule 144A or (b) a Permitted Offer;

(viii)	it is not an obligation the interest payments of which are scheduled to decrease (although interest payments may decrease due to unscheduled events such as a decrease of the index relating to a Floating Rate Collateral Obligation, the change from a default rate of interest to a non-default rate or an improvement in the obligor’s financial condition);

(ix)	it is not a security whose repayment is subject to substantial material non-credit related risk as determined by the Collateral Manager or to the non-occurrence of certain catastrophes specified in the documents governing such security;

(x)	if such obligation provides for the payment of interest at a floating rate, such floating rate is determined by reference to (1) the Dollar prime rate, LIBOR, Euro rate or similar interbank offered rate or commercial deposit rate or (2) any other index approved by a Majority of the Controlling Class;

(xi)	it provides for payment of principal in Cash on or prior to the Stated Maturity;

(xii)	it is not any of the Class A Notes;

(xiii)	it will not cause the Issuer or the pool of Collateral to be required to register as an investment company under the Investment Company Act;

(xiv)	so long as the Majority of the Controlling Class remains the party that is the Majority of the Controlling Class on the Closing Date, it has been approved by a Majority of the Controlling Class in accordance with the procedures set forth in Section 12.2(b);

(xv)	it does not have an “f”, “r”, “p”, “pi”, “q”, “t” or “sf” subscript assigned by S&P;

(xvi)	it has an S&P Rating;

(xvii)	if a Partial Deferrable Obligation, it is not currently in default with respect to the portion of the interest due thereon scheduled to be paid in Cash on each payment date with respect thereto;

(xviii)	it is not an obligation that at the time of purchase or commitment to purchase provides for conversion into an Equity Security (1) automatically after a specified period of time or (2) at the option of the issuer thereof at any time; and

(xix)	it is not a Current Pay Obligation, Structured Finance Obligation, Letter of Credit or Synthetic Security;

provided, however, that one or more of the foregoing requirements may be waived in writing by the Majority of the Controlling Class (in its sole and absolute discretion) prior to the Issuer’s commitment to purchase a Collateral Obligation.

“Collateral Portfolio”: On any date of determination, all Pledged Obligations and all Cash held in any Issuer Account (excluding Eligible Investments and Cash constituting in each case Interest Proceeds).

“Collateral Quality Tests”: The Weighted Average Life Test, the Minimum Weighted Average S&P Recovery Rate Test, the Minimum Weighted Average Fixed Rate Coupon Test, the Minimum Weighted Average Floating Spread Test and the S&P CDO Monitor Test.

“Concentration Limitations”: The limit set forth below with respect to a particular type of Collateral Obligation as a percentage of the Aggregate Principal Amount of the Collateral Portfolio:

By Principal Balance (as an amount or a percentage of the Aggregate Principal Amount of the Collateral Portfolio)
(i)	Senior Secured Loans (including Assignments and Participations); Senior Secured Notes; and Eligible Investments*	≥ 60%
(ii)	Floating Rate Collateral Obligations*	≥ 67%
(iii)	Senior Unsecured Loans; and unsecured debt	≤ 30%
(iv)	Single Obligor (including obligors that are Affiliates of such obligor in the commercially reasonable judgment of the Collateral Manager) with respect to Senior Secured Loans and Senior Secured Notes;	≤ 5%**

except that Collateral Obligations consisting of Senior Secured Loans and Senior Secured Notes issued by each of up to four obligors and its Affiliates (including obligors that are Affiliates of such obligor in the commercially reasonable judgment of the Collateral Manager) may each constitute up to 6% of the Collateral Portfolio.

(v)

Single Obligor (including obligors that are Affiliates of such obligor in the commercially reasonable judgment of the Collateral Manager) with respect to other than Senior Secured Loans and Senior Secured Notes

≤ 4%**

		By Principal Balance (as an amount or a percentage of the Aggregate Principal Amount of the Collateral Portfolio)
(vi)	Participations	≤ 20%
	Participations from any one Selling Institution	≤ 10%
(vii)	DIP Loans	0.0%
(viii)	Second Lien Loans, Senior Unsecured Loans and unsecured debt	≤ 40%
(ix)	Mature after the Stated Maturity of the Class A Notes	0.0%
(x)	Non-U.S. Obligors from Qualifying Jurisdictions	≤ 25%
(xi)	Non-U.S. Obligors from other than Qualifying Jurisdictions	0.0%
(xii)	Deferrable Obligations and Partial Deferrable Obligations	≤ 10%
(xiii)	Collateral Obligations where obligors thereof are Affiliates of the Collateral Manager	0.0%
(xiv)	Collateral Obligations that pay interest less frequently than quarterly	≤ 33%
(xv)	Third Party Credit Exposure Limits	May not be exceeded, as set forth in the definition thereof

*	The principal amount of Principal Proceeds and Sale Proceeds on deposit in the Principal Collection Account and Eligible Investments purchased with such funds, shall be deemed to be Floating Rate Collateral Obligations that are Senior Secured Loans for purposes of calculating the Concentration Limitations.
**	Or such higher percentage as approved in writing by the Majority of the Controlling Class (in their sole discretion) on a case-by-case basis prior to the commitment to purchase the relevant Collateral Obligation.

“Controlling Class”: The Class A Notes, until the Class A Notes have been paid in full.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office of the Trustee, (a) for note transfer purposes and for purposes of presentment and surrender of the Notes for the final distributions thereon, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Global Transaction Services – Lehigh River LLC, and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – Lehigh River LLC, telecopy no.: (212) 816-5527, email address: call (800) 422-2066 to obtain Citibank, N.A. account manager’s email address, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Issuer and the Collateral Manager, or the principal corporate trust office of any successor Trustee.

“Coverage Tests”: The Class A Par Value Test and the Class A Interest Coverage Test.

“Credit Improved Obligation”: Any Collateral Obligation as to which:

(a) any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment (as certified to the Trustee, with a copy to the Collateral Administrator) has significantly improved in credit quality from the condition of its credit at the time of purchase which judgment may (but need not) be based on one or more of the following facts:

(i) the obligor of such Collateral Obligation has shown improved financial results since the published financial reports first produced after it was purchased by the Issuer;

(ii) the obligor of such Collateral Obligation since the date on which such Collateral Obligation was purchased by the Issuer has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such obligor; or

(iii) with respect to which one or more of the following criteria applies: (A) such Collateral Obligation has been upgraded or put on a watch list for possible upgrade by S&P since the date on which such Collateral Obligation was acquired by the Issuer; (B) if such Collateral Obligation is a Loan or Bond, the Sale Proceeds (excluding Sale Proceeds that constitute Interest Proceeds) of such Loan would be at least 101% of its purchase price; (C) if such Collateral Obligation is a Loan, the price of such Loan (determined without averaging) has changed during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either more positive, or less negative, as the case may be, than the percentage change in the average price of the applicable index for such Collateral Obligation on the Applicable Approved Index plus 0.25% over the same period; (D) if such Collateral Obligation is a Loan, the price of such Loan (determined without averaging) changed during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either more positive, or less negative, as the case may be, than the percentage change in a nationally recognized loan index selected by the Collateral Manager over the same period plus 0.50%; or (E) if such Collateral Obligation is a Bond, the Market Value of such Bond has changed during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either more positive or less negative, as the case may be, than the percentage change in the Eligible Bond Index plus 1.00% over the same period as determined by the Collateral Manager; or

(b) if S&P has reduced, withdrawn or qualified its Initial Rating of the Class A Notes (and has not subsequently upgraded or restored its ratings to at least the Initial Rating), any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of purchase and with respect to which:

(i) one or more of the criteria referred to in clause (a)(iii) above applies, or

(ii) a Majority of the Controlling Class vote to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Obligation”: Any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment (as certified to the Trustee, with a copy to the Collateral Administrator) has a significant risk of declining in credit quality from the condition of its credit at the time of purchase and, with a lapse of time, becoming a Defaulted Obligation, which judgment may (but need not) be based on one or more of the following facts:

(a) as to which one or more of the following criteria applies:

(i) such Collateral Obligation has been downgraded or put on a watch list for possible downgrade by S&P since the date on which such Collateral Obligation was acquired by the Issuer;

(ii) if such Collateral Obligation is a Loan the price of such Loan (determined without averaging) has changed during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either more negative, or less positive, as the case may be, than the percentage change in the average price of the Applicable Approved Index less 0.25% over the same period;

(iii) if such Collateral Obligation is a Loan or a Bond, the Market Value of such Collateral Obligation has decreased by at least 1.00% of the price paid by the Issuer for such Collateral Obligation; or

(iv) if such Collateral Obligation is a Bond, the Market Value of such Bond has changed during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either more negative, or less positive, as the case may be, than the percentage change in the Eligible Bond Index less 1.00% over the same period, as determined by the Collateral Manager; or

(b) with respect to which a Majority of the Controlling Class vote to treat such Collateral Obligation as a Credit Risk Obligation.

“Cure Period”: The meaning specified in the definition of “Defaulted Obligation”.

“Current Pay Obligation”: Any Collateral Obligation that is a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that (a) the issuer or obligor of such Collateral Obligation will continue to make scheduled payments of interest thereon and will pay the principal thereof by maturity or as otherwise contractually due, or (b) if the issuer or obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest and principal payments due thereunder have been paid in cash when due.

“Default”: Any event or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Interest”: Any interest due and payable in respect of any Class A Note which is not punctually paid or duly provided for on the applicable Payment Date or at the Stated Maturity, as the case may be.

“Defaulted Obligation”: Any Collateral Obligation shall constitute a “Defaulted Obligation” if:

(i)

there has occurred and is continuing, (x) without regard to any waiver, for the lesser of five Business Days and any applicable grace period (as the case may be, the “Cure Period”) a default with respect to the payment of interest or principal or (y) any other default under the related Underlying Instrument in respect of such Collateral Obligation and an acceleration of such Collateral Obligation by the holders thereof; provided, however, that, (A) for purposes of clause (x) above, a Collateral Obligation shall constitute a Defaulted Obligation only until such default has been cured or the existence of such default has been eliminated in connection with a restructuring and a Cure Period shall only be available if the Collateral Manager has certified to the Trustee and the Collateral Administrator in writing that, to the knowledge of the Collateral Manager, such default resulted from non-credit related causes and (B) for purposes of clause (y) above, a Collateral Obligation shall constitute a Defaulted Obligation only until such default has been cured or waived; provided, a Collateral Obligation that is a Deferrable Obligation shall not constitute a Defaulted Obligation under this clause (i) unless it is a Deferring Obligation;

(ii)	(x) any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer of such Collateral Obligation (and/or the Selling Institution, in the case of a Participation), and is unstayed and undismissed; provided that if such proceeding is an involuntary proceeding, the condition of this clause (ii)(x) will not be satisfied until the earliest of the following (I) the issuer consents to such proceeding, (II) an order for relief under the Bankruptcy Code, or any substantially similar order under a proceeding not taking place under the Bankruptcy Code, has been entered, and (III) such proceeding remains unstayed and undismissed for 90 days; or (y) as to which there has been proposed or effected any distressed exchange or other distressed debt restructuring where the issuer of such Collateral Obligation has offered the debt holders a new security or package of securities that, in the commercially reasonable judgment of the Collateral Manager, amounts to a diminished financial obligation; provided that a Collateral Obligation that was determined to be a Defaulted Obligation pursuant to this clause (ii)(y), shall not be considered to be a Defaulted Obligation if, as a result of subsequent events, the new security or package of securities received in connection with any distressed exchange or restructuring, if the Collateral Manager certifies to the Trustee and Collateral Administrator that in its commercially reasonable judgment of the Collateral Manager, no longer amounts to a diminished financial obligation;

(iii)	the Collateral Manager knows (and certifies to the Trustee and Collateral Administrator) the issuer thereof (and/or the Selling Institution, in the case of a Participation) is in default as to payment of principal and/or interest on another obligation (and such default has not been cured), but only if one of the following conditions (I) or (II) is met: (I) both such other obligation and the Collateral Obligation are unsecured obligations with the same recourse and the other obligation is senior to or pari passu with the Collateral Obligation in right of payment or (II) all of the following conditions (A), (B) and (C) are satisfied: (A) both such other obligation and the Collateral Obligation are full recourse secured obligations secured by identical collateral, (B) the security interest securing the other obligation is senior to or pari passu with the security interest securing the Collateral Obligation and (C) the other obligation is senior to or pari passu with the Collateral Obligation in right of payment;

(iv)	such Collateral Obligation (and/or the Selling Institution, in the case of a Participation) has been rated “CC” or lower or had such rating before it was withdrawn by S&P or “D” or “LD” by Moody’s;

(v)	such Collateral Obligation is a Participation and the related Selling Institution fails to make payments to the Issuer in accordance with the terms of such Participation beyond the Cure Period;

(vi)	such Collateral Obligation is a Current Pay Obligation; or

(vii)	such Collateral Obligation is a Deferring Obligation.

For the avoidance of doubt, (i) the Collateral Manager shall be deemed to have knowledge of all information the individuals actually performing the obligations of the Collateral Manager under the Collateral Management Agreement have actually received and (ii) an Exchanged Defaulted Obligation is a Defaulted Obligation, for so long as it satisfies the definition of Defaulted Obligation.

Notwithstanding the foregoing definition, the Collateral Manager may declare (with notice to the Trustee and the Collateral Administrator) any Collateral Obligation to be a Defaulted Obligation if, in the Collateral Manager’s judgment, the credit quality of the issuer of such Collateral Obligation has significantly deteriorated such that there is a reasonable expectation of payment default as of the next scheduled Payment Date with respect to such Collateral Obligation; provided that a Collateral Obligation that has been declared to be a Defaulted Obligation pursuant to this paragraph, shall cease to be considered as a Defaulted Obligation if, in the Collateral Manager’s judgment, the circumstances supporting such declaration no longer exist.

“Deferrable Obligation”: A Collateral Obligation (other than a Partial Deferrable Obligation) which by its terms permits the deferral and/or capitalization of payment of accrued, unpaid interest.

“Deferring Obligation”: A Deferrable Obligation that is deferring the payment of interest due thereon and has been so deferring the payment of such interest due thereon for (A) in the case of a quarterly-pay Collateral Obligation, such Collateral Obligation has been deferring interest for two payment periods; and (B) in the case of a semi-annual-pay Collateral Obligation, such Collateral Obligation has been deferring interest for one payment period, in each case which deferred capitalized interest has not, as of the date of determination, been paid in Cash; provided that such Deferrable Obligation will cease to be a Deferring Obligation at such time as it (a) ceases to defer or capitalize the payment of interest, (b) pays in cash all accrued and unpaid interest and (c) commences payment of all current interest in cash.

“Definitive Note”: Any Note delivered in exchange for a Global Note under Section 2.10.

“Deliver” or “Delivery”: The taking of the following steps:

(i)	in the case of each Certificated Security (other than a Clearing Corporation Security) or Instrument, (A) causing the delivery to the Issuer Accounts Securities Intermediary of the original executed certificate or other writing that constitutes or evidences such Certificated Security or Instrument, registered in the name of the Issuer Accounts Securities Intermediary or endorsed to the Issuer Accounts Securities Intermediary or in blank by an effective endorsement (unless such Certificated Security or Instrument is in bearer form in which case delivery alone shall suffice), (B) causing the Issuer Accounts Securities Intermediary to maintain continuous possession of such Certificated Security or Instrument and (C) causing the Issuer Accounts Securities Intermediary to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Issuer Account;

(ii)	in the case of each Uncertificated Security (other than a Clearing Corporation Security), (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Issuer Accounts Securities Intermediary and (B) causing the Issuer Accounts Securities Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Issuer Account;

(iii)	in the case of each Clearing Corporation Security, causing (A) the relevant Clearing Corporation to continuously credit such Clearing Corporation Security to the securities account of the Issuer Accounts Securities Intermediary at such Clearing Corporation and (B) the Issuer Accounts Securities Intermediary to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Issuer Account;

(iv)	in the case of any Financial Asset that is maintained in book-entry form on the records of a Federal Reserve Bank, causing (A) the continuous crediting of such Financial Asset to a securities account of the Issuer Accounts Securities Intermediary at any Federal Reserve Bank and (B) the Issuer Accounts Securities Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Issuer Account;

(v)	in the case of Cash or money, (A) causing the delivery of such Cash or money to the Issuer Accounts Securities Intermediary, (B) causing the Issuer Accounts Securities Intermediary to treat such Cash or money as a Financial Asset maintained by the Issuer Accounts Securities Intermediary for credit to the relevant Issuer Account in accordance with the provisions of Article 8 of the UCC, and (C) causing the Issuer Accounts Securities Intermediary to continuously indicate by book-entry that such Cash or money is credited to the relevant Issuer Account;

(vi)	in the case of each Financial Asset not covered by the foregoing subclauses (i) through (v), (A) causing the transfer of such Financial Asset to the Issuer Accounts Securities Intermediary in accordance with applicable law and regulation and (B) causing the Issuer Accounts Securities Intermediary to continuously credit such Financial Asset to the relevant Issuer Account; and

(vii)	in the case of any general intangible (including any participation interest not evidenced by an Instrument or Certificated Security), by:

(A)	causing the Issuer to become and remain the owner thereof and causing a UCC-1 financing statement describing the Collateral and naming the Issuer as debtor and the Trustee as secured party to be filed (and remain effective) by the Issuer with the Secretary of State of Delaware within ten (10) days after the Closing Date, or

(B)	(1) causing the Issuer Accounts Securities Intermediary to become and remain the owner thereof, (2) causing the Issuer Accounts Securities Intermediary to credit and continuously identify such general intangible to the relevant Issuer Account, (3) causing the Issuer Accounts Securities Intermediary to agree to treat such general intangible as a Financial Asset and (4) causing the Issuer Accounts Securities Intermediary to agree pursuant to the Securities Account Control Agreement to comply with Entitlement Orders related thereto originated by the Trustee without further consent by the Issuer.

In addition, with respect to clause (vii), the Collateral Manager on behalf of the Issuer will use commercially reasonable efforts to obtain any and all consents required by the underlying agreements relating to any such general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

Notwithstanding the foregoing, any property or asset will also be “delivered” for purpose of this definition if it is delivered in a method specified in an Opinion of Counsel as sufficient to result in a first priority perfected security interest in favor of the Trustee.

“Deposit”: Any Cash deposited with the Trustee by the Issuer on or before the Closing Date for inclusion as Collateral and deposited by the Trustee in the Principal Collection Account on the Closing Date.

“Determination Date”: With respect to a Payment Date, the last Business Day of the immediately preceding Due Period.

“DIP Loan”: A loan made to a debtor in possession as described in Section 1107 of the Bankruptcy Code (or a trustee if appointment of a trustee has been ordered).

“Discount Obligation”: A Collateral Obligation that is acquired by the Issuer for a purchase price of less than 80% of its principal amount.

“Distribution”: Any payment of principal or interest or any dividend, premium or fee payment made on, or any other distribution in respect of, a security or obligation.

“Dollar” or “$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which a Distribution is due on a Pledged Obligation.

“Due Period”: With respect to any Payment Date, the period commencing on the day immediately following the eighth Business Day prior to the preceding Payment Date (or in the case of the Due Period relating to the first Payment Date, beginning on the Closing Date) and ending on (and including) the eighth Business Day prior to such Payment Date (or, (i) in the case of the Due Period relating to the first Payment Date, ending on the seventh Business Day prior to such Payment Date and (ii) in the case of a Due Period that is applicable to the Payment Date relating to the Stated Maturity of any Class A Note or a Redemption Date ending on (and including) the Business Day immediately preceding such Payment Date).

“Effective Date”: The earlier to occur of (a) April 24, 2013 and (b) the first date on which the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Aggregate Principal Amount of Collateral Obligations that are (i) held by the Issuer and (ii) of which the Issuer has committed to purchase on such date, together with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested in Collateral Obligations by the Issuer as of the Effective Date), will equal or exceed $320,000,000.

“Eligibility Criteria”: The requirements specified in the definition of “Collateral Obligation”.

“Eligible Bond Index”: The Merrill Lynch US High Yield Master II Index, Bloomberg ticker HUC0, or such other nationally recognized high yield index as the Collateral Manager selects and provides notice to S&P and the Collateral Administrator.

“Eligible Institution”: The meaning specified in Section 6.8.

“Eligible Investment”: Any (a) Cash or (b) Dollar denominated investment that, at the time it, or evidence of it, is Delivered to the Trustee (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)	direct Registered debt obligations of, and Registered debt obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment; provided, notwithstanding the foregoing, the following securities shall not be Eligible Investments: (i) General Services Administration participation certificates; (ii) U.S. Maritime Administration guaranteed Title XI financing; (iii) Financing Corp. debt obligations; (iv) Farmers Home Administration Certificates of Beneficial Ownership; and (v) Washington Metropolitan Area Transit Authority guaranteed transit bonds;

(ii)	demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)	unleveraged repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with an entity (acting as principal) with, or whose parent company has, the Eligible Investment Required Ratings;

(iv)	Registered debt securities bearing interest or sold at a discount with maturities up to 365 days (but in any event such securities will mature by the next succeeding Payment Date) issued by any entity formed under the laws of the United States of America or any State thereof that have a S&P Rating of “AA” at the time of such investment or contractual commitment providing for such investment;

(v)	commercial paper or other short-term debt obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided that this clause (v) will not include extendible commercial paper or asset backed commercial paper; and

(vi)	money market funds which have, at the time of such reinvestment, a credit rating of “AAAm” by S&P;

subject, in each case, to having a maturity date not later than the earlier of (A) the date that is 60 days after the date of Delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of Delivery thereof; provided that Eligible Investments shall not include (a) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Asset Manager, (b) any security whose rating assigned by Standard & Poor’s includes the subscript “f”, “p”, “q”, “pi”, “r”, “sf” or “t” (c) any security that is subject to an Offer, (d) any other security that is an asset the payments on which are subject to withholding tax if owned by the Issuer unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes, or (e) any security secured by real property. Eligible Investments may include those investments with respect to which the Bank or an Affiliate of the Bank is an obligor or provides services.

“Eligible Investment Required Ratings”: A long-term senior unsecured debt rating of at least “A” and a short-term credit rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “A+” by S&P).

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Owner”: FS Investment Corporation II, as the owner of the entire membership interest of the Issuer.

“Equity Security”: (i) Any equity security or any other security that is not eligible for purchase by the Issuer hereunder and is received with respect to a Collateral Obligation or (ii) any security purchased as part of a “unit” with a Collateral Obligation and that itself is not eligible for purchase by the Issuer hereunder.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Event of Default”: The meaning specified in Section 5.1.

“Excel Default Model Input File”: An electronic spreadsheet file in Microsoft Excel format to be provided to S&P, which file shall include the information provided in Section 7.23(a), if available (to the extent such information is not confidential) with respect to each Collateral Obligation.

“Excess Weighted Average Fixed Rate Coupon”: As of any Measurement Date, a number (expressed as a percentage) equal to the product of: (a) the excess, if any, of the Weighted Average Fixed Rate Coupon over the Minimum Weighted Average Fixed Rate Coupon, multiplied by (b) the number obtained by dividing the Aggregate Principal Amount of all Fixed Rate Collateral Obligations by the Aggregate Principal Amount of all Floating Rate Collateral Obligations.

“Excess Weighted Average Floating Spread”: As of any Measurement Date, a number (expressed as a percentage) equal to the product of: (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Weighted Average Floating Spread, multiplied by (b) the number obtained by dividing the Aggregate Principal Amount of all Floating Rate Collateral Obligations by the Aggregate Principal Amount of all Fixed Rate Collateral Obligations.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Exchanged Defaulted Obligation”: The meaning specified in Section 12.1(f).

“Exchanged Equity Security”: Any equity security or any other security that is not eligible for purchase by the Issuer under the definition of “Collateral Obligation” and received in exchange for a Collateral Obligation.

“Expense Reserve Account”: The trust account established pursuant to Section 10.3(d).

“Expense Reserve Amount”: $225,000.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“First Lien Last Out Loan”: A Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than (i) with respect to trade claims, capitalized leases or similar obligations and

(ii) subordinate in right of payment solely to one or more Senior Secured Loans of the obligor of the Loan that becomes effective solely upon the occurrence of a default or event of default by the obligor of the Loan); (b) is secured by a valid perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan that, prior to the occurrence of a default or event of default by the obligor of the Loan, is a first-priority security interest or lien; (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) and of the Loan is adequate (in the commercially reasonable judgment of the Collateral Manager and assuming that there will be no occurrence of a default or event of default by the obligor of the Loan) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral and (d) is not secured solely or primarily by common stock or other equity interests.

“Fixed Rate Collateral Obligations” or “Bonds”: Collateral Obligations (other than Defaulted Obligations) that, at the time of determination, bear interest at a fixed rate.

“Floating Rate Collateral Obligations”: Collateral Obligations (other than Defaulted Obligations) that, at the time of determination, bear interest at a floating rate.

“Global Notes”: The Rule 144A Global Class A Notes.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over or confirm. A Grant of the Collateral, or of any other Instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Noteholder”: With respect to any Class A Note, the Person in whose name such Class A Note is registered in the Register, or for purposes of voting and determinations hereunder, as long as such Class A Note is in global form, a beneficial owner thereof.

“Important Section 3(c)(7) Notice”: A notice substantially in the form of Exhibit F.

“Increase”: The meaning specified in Section 2.13(b).

“Increase Request”: A request substantially in the form of Exhibit G.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) is not Affiliated with a firm that fails to satisfy the criteria set forth in (i) and (ii). “Independent” when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

“Independent Manager Agreement”: That certain agreement relating to the designation of Independent Managers, among the Issuer and/or Member and Lord Securities Corporation, as such agreement may be amended from time to time.

“Independent Managers”: The Independent Managers appointed in the Limited Liability Company Agreement of the Issuer.

“Information”: S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Initial Investment Period”: The period from, and including, the Closing Date to, but excluding, the Effective Date.

“Initial Ratings”: The initial rating given to the Class A Notes by S&P on the Closing Date.

“Instruments”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: Subject to Section 14.13, the period from and including the Closing Date (except with respect to any Increase, from and including the effective date of such Increase) to but excluding the first Payment Date, and each successive period from and including each Payment Date to but excluding the following Payment Date (except with respect to the Payment Date preceding the Stated Maturity or the Redemption Date, to but excluding the Stated Maturity or the Redemption Date, as the case may be).

“Interest Collection Account”: The trust account or accounts established pursuant to Section 10.2(a).

“Interest Coverage Ratio”: On any Measurement Date and as to the Class A Notes, the ratio (expressed as a percentage), after giving effect to Section 1.3(e), obtained by dividing:

(a)	the Collateral Interest Amount as of such date; by

(b)	the sum of the scheduled interest payments due on the Class A Notes on the following Payment Date.

For purposes of calculating the Interest Coverage Ratio:

(1) distributions on the Collateral Obligations and the Eligible Investments will not include any scheduled interest payments as to which the Issuer or the Collateral Manager has actual knowledge (with notice to the Trustee and the Collateral Administrator) that such payment will not be made during the applicable Due Period; and

(2) the expected interest income on Floating Rate Collateral Obligations and Eligible Investments and the expected interest payable on the Class A Notes will be calculated using the then-current interest rates applicable thereto, taking into account any LIBOR-floor applicable thereto.

“Interest Proceeds”: With respect to any Payment Date and the Stated Maturity, without duplication:

(i)	all payments of interest and dividends, commitment fees, facility fees and fees payable with respect to the approval of amendments, waivers and similar actions received during the related Due Period on the Pledged Obligations (including Reinvestment Income, if any), other than (x) any payment of interest received on any Defaulted Obligation if the outstanding principal amount thereof then due and payable has not been received by the Issuer after giving effect to the receipt of such payments of interest and (y) the amounts as specified in clauses (vii) and (viii) of the definition of Principal Proceeds;

(ii)	to the extent not included in the definition of “Sale Proceeds,” if so designated by the Collateral Manager and notice thereof is conveyed in writing to the Trustee and the Collateral Administrator, any portion of the accrued interest received during the related Due Period in connection with the sale of any Pledged Obligations (excluding accrued interest received in connection with the sale of (x) Defaulted Obligations if the outstanding principal amount thereof has not been received by the Issuer after giving effect to such sale, (y) Pledged Obligations in connection with an optional redemption of the Class A Notes or (z) an asset that was acquired with Principal Proceeds);

(iii)	unless otherwise designated by the Collateral Manager as Principal Proceeds and notice thereof is conveyed in writing to the Trustee and the Collateral Administrator, all amendment and waiver fees, all late payment fees and all other fees received during such Due Period in connection with the Pledged Obligations, excluding (A) fees received in connection with Defaulted Obligations (but only to the extent that the outstanding principal amount thereof has not been received by the Issuer); (B) premiums (including prepayment premiums) constituting Principal Proceeds in accordance with subclause (iii) of the definition thereof); and (C) fees received in connection with the lengthening of the maturity of the related Collateral Obligation or the reduction of the par of the related Collateral Obligation, in each case, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

(iv)	any recoveries on Defaulted Obligations in excess of the outstanding principal amount thereof;

(v)	(x) any amounts remaining on deposit in the Interest Collection Account from the immediately preceding Payment Date and (y) any Principal Proceeds and unused proceeds transferred to the Interest Collection Account for application as Interest Proceeds as set forth in Sections 10.3(b) and 10.3(d);

(vi)	the aggregate amount of the Collateral Management Fees, if any, that the Collateral Manager has elected to waive in the manner described under Section 8(c) of the Collateral Management Agreement (to the extent not included in Principal Proceeds); and

(vii)	all payments of principal and interest on Eligible Investments purchased with the proceeds of any of subclauses (i) through (vi) of this definition (without duplication);

provided, however, that in connection with the final Payment Date, Interest Proceeds shall include any amount referred to in subclauses (i) through (vi) above that is received from the sale of Collateral Obligations on or prior to the day immediately preceding the final Payment Date.

“Investment Company Act”: The United States Investment Company Act of 1940, as amended.

“Investment Criteria Adjusted Balance”: With respect to any Collateral Obligation, the notional amount of such Collateral Obligation with valuations calculated in accordance with the required terms of the Class A Par Value Numerator definition.

“Investment Due Period”: The first Due Period following the Due Period of receipt of any Principal Proceeds.

“Issuer”: Lehigh River LLC, a Delaware limited liability company, unless and until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter Issuer shall mean such successor Person.

“Issuer Accounts”: The Interest Collection Account, the Payment Account, the Collateral Account, the Principal Collection Account and the Expense Reserve Account.

“Issuer Accounts Securities Intermediary”: The person acting as Securities Intermediary under the Securities Account Control Agreement.

“Issuer Order” and “Issuer Request”: A written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer or by an Authorized Officer of the Collateral Manager, as the context may require or permit.

“Letter of Credit”: A facility whereby (i) a fronting bank issues or will issue a letter of credit for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) if the letter of credit is drawn upon, and the borrower does not reimburse the letter of credit agent bank, the lender/participant is obligated to fund its portion of the facility, and (iii) the letter of credit agent bank passes on (in whole or in part) the fees and any other amounts it receives for providing the letter of credit to the lender.

“LIBOR”: The meaning set forth in Schedule B attached hereto.

“LIBOR Determination Date”: The second Business Day prior to the commencement of an Interest Accrual Period.

“LIBOR Floor Obligation”: As of any date, a Floating Rate Collateral Obligation (a) for which the related Underlying Instruments allow an interest rate option based on the London interbank offered rate for deposits in U.S. Dollars, (b) that provides that such rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) such London interbank offered rate for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on such rate option, but only if as of such date such London interbank offered rate for the applicable interest period is less than such floor rate.

“Limited Liability Company Agreement”: The Limited Liability Company Agreement of the Issuer, dated as of the Closing Date, as the same may be amended from time to time in accordance with the terms hereof.

“Liquidation Proceeds”: With respect to any optional redemption includes, without duplication: (i) all Sale Proceeds from Collateral Obligations sold in connection with such redemption; and (ii) all Cash and Eligible Investments on deposit in the Issuer Accounts.

“Loans”: Collectively, loans and participations and sub-participations in loans.

“Majority”: With respect to the Class A Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Class A Notes.

“Margin Stock”: The meaning specified under Regulation U.

“Market Value”: With respect to any Collateral Obligations, (i) the average of at least three firm bids obtained by the Collateral Manager from nationally recognized dealers (that are Independent of the Collateral Manager and Independent of each other) that the Collateral

Manager determines to be reasonably representative of the Collateral Obligation’s current market value and reasonably reflective of current market conditions; (ii) if only two such bids can be obtained, the lower of such two bids shall be the Market Value of the Collateral Obligation; (iii) if only one such bid can be obtained, such bid shall be the Market Value of the Collateral Obligation; and (iv) if no such bids can be obtained, then, the Market Value of such Collateral Obligation shall be zero. The Collateral Manager shall give notice to the Trustee and the Collateral Administrator of the Market Value of each Collateral Obligation.

“maturity”: With respect to any Collateral Obligation, the date on which such obligation shall be deemed to mature (or its maturity date) shall be the earlier of (x) the Stated Maturity of such obligation and (y) if the Issuer has a right to require the issuer or obligor of such Collateral Obligation to purchase, redeem or retire such Collateral Obligation (at par) on any one or more dates prior to its Stated Maturity (a “put right”) and the Collateral Manager determines that it shall exercise such put right on any such date, the maturity date shall be the date specified in a certification provided to the Trustee and Collateral Administrator.

“Maturity”: With respect to any Class A Note, the date on which any unpaid principal or notional amount, as applicable, of such Class A Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Measurement Date”: On and after the Effective Date, (i) each date the Reinvestment Criteria apply in connection with a sale, purchase or substitution of a Collateral Obligation (giving effect to such sale, purchase or substitution), (ii) each Determination Date and (iii) the 10th day of the month (or if such day is not a Business Day, the next Business Day) for purposes of producing Monthly Reports.

“Member”: FS Investment Corporation II, as the initial member of the Issuer, and any Person admitted as an additional member of the Issuer or a substitute member of the Issuer pursuant to the provisions of Limited Liability Company Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Independent Managers.

“Minimum Weighted Average Fixed Rate Coupon”: As of any Measurement Date, an amount equal to 8.40% with respect to all Fixed Rate Collateral Obligations.

“Minimum Weighted Average Fixed Rate Coupon Test”: As of any Measurement Date on or after the Effective Date, a test satisfied if the Weighted Average Fixed Rate Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Fixed Rate Coupon.

“Minimum Weighted Average Floating Spread”: The Weighted Average Floating Spread selected by the Collateral Manager in connection with the S&P CDO Monitor Test.

“Minimum Weighted Average Floating Spread Test”: As of any Measurement Date on or after the Effective Date, a test satisfied if the Weighted Average Floating Spread plus the Excess Weighted Average Fixed Rate Coupon equals or exceeds the Minimum Weighted Average Floating Spread.

“Minimum Weighted Average S&P Recovery Rate Test”: As of any Measurement Date on or after the Effective Date, a test satisfied if the Weighted Average S&P Recovery Rate for the Class A Notes Outstanding equals or exceeds the Weighted Average S&P Recovery Rate for the Class A Notes selected by the Collateral Manager in connection with the S&P CDO Monitor Test.

“Monthly Report”: The monthly report provided to the Trustee pursuant to Section 10.5(a), summarizing the account transactions with respect to the Collateral.

“Moody’s”: Moody’s Investors Service, Inc. and any successor or successors thereto.

“Non-Call Period”: The period from the Closing Date to and including the Business Day immediately preceding the November 2014 Payment Date.

“Non-Permitted Holder”: The meaning specified in Section 2.5(g)(ii).

“Non-U.S. Obligor”: An issuer or obligor of a Collateral Obligation that is organized in a sovereign jurisdiction other than the United States of America or any state thereof.

“Note Interest Rate”: With respect to the Class A Notes, the annual rate at which interest accrues thereon, as specified in Section 2.3 and in such Class A Notes.

“Notice of Default”: The meaning specified in Section 5.1(f).

“NRSRO”: Any nationally recognized statistical rating organization.

“NRSRO Certification”: A letter, substantially in the form of Exhibit H, executed by an NRSRO and addressed to the 17g-5 Information Provider, with a copy to the Trustee, the Issuer and the Collateral Manager, attaching a copy of a certification satisfying the requirements of paragraph (a)(3)(iii)(B) of Rule 17g-5, upon which the 17g-5 Information Provider may conclusively rely for purposes of granting such NRSRO access to the 17g-5 Information Provider’s Website.

“Offer”: (i) With respect to any Collateral Obligation or Eligible Investment, any offer by the issuer of such security or borrower with respect to such debt obligation or by any other Person made to all of the holders of such security or debt obligation to purchase or otherwise acquire such security or debt obligation or to exchange such security or debt obligation for any other security, debt obligation, Cash or other property (other than, in any case, pursuant to any redemption in accordance with the terms of any related Reference Instrument or for the purpose of registering the security or debt obligation) or (ii) with respect to any Collateral Obligation or Eligible Investment that constitutes a bond, any solicitation by the issuer of such security or borrower with respect to such debt obligation or any other Person to amend, modify or waive any provision of such security or debt obligation.

“Officer”: With respect to the Issuer or any other limited liability company, any manager, officer or other person authorized pursuant to, or by resolutions approved in accordance with, the operating agreement of such limited liability company to act on behalf of such limited liability company; with respect to any corporation, any director, the Chairman of the

Board, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or such person’s attorney-in-fact; with respect to any partnership, any general partner thereof or such person’s attorney-in-fact; and with respect to the Trustee or any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

“Officer’s Certificate”: With respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel”: A written opinion addressed to the Trustee, in form and substance reasonably satisfactory to the Trustee, of a nationally or internationally recognized law firm or an attorney at law admitted to practice (or law firm, one or more of the partners of which are admitted to practice) before the highest court of any state of the United States of America or the District of Columbia, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Collateral Manager and which attorney or firm shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and otherwise satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee or shall state that the Trustee shall be entitled to rely thereon.

“Outstanding”: With respect to the Class A Notes, as of any date of determination, all of such Class A Notes, theretofore authenticated and delivered under this Indenture except:

(a)	Class A Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation or registered in the Register on the date that the Trustee provides notice to Holders pursuant to Section 4.1 that the Indenture has been discharged;

(b)	Class A Notes or, in each case, portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Class A Notes; provided that if such Class A Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(c)	Class A Notes in exchange for or in lieu of which other Class A Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such original Class A Notes are held by a Protected Purchaser;

(d)	Class A Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Class A Notes have been issued as provided in Section 2.6 of this Indenture;

(e)	in determining whether the Holders of the requisite Outstanding amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder Class A Notes that a Trust Officer of the Trustee has actual knowledge are owned by the Issuer shall be disregarded and deemed not to be Outstanding;

(f)	Class A Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that the pledgee has the right so to act with respect to such Class A Notes and the pledgee is not the Issuer or any other obligor upon the Class A Notes or any Affiliate of the Issuer or such other obligor.

“Partial Deferrable Obligation” Any Collateral Obligation with respect to which under the related Underlying Instruments (a) a portion of the interest due thereon is required to be paid (and currently is being paid) in Cash on each payment date therefor and is not permitted to be deferred or capitalized (which portion shall at least be equal to LIBOR or the applicable index with respect to which interest on such Collateral Obligation is calculated (or, in the case of a fixed rate Collateral Obligation, at least equal to the forward swap rate for a designated maturity equal to the scheduled maturity of such Collateral Obligation)) and (b) the issuer thereof or obligor thereon may defer or capitalize the remaining portion of the interest due thereon.

“Participation”: An interest in a Loan acquired indirectly by way of participation from a Selling Institution.

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Class A Notes on behalf of the Issuer, as specified in Section 7.4.

“Payment Account”: The trust account established pursuant to Section 10.3(c).

“Payment Date”: Each February 20, May 20, August 20 and November 20 of each year (subject to Section 14.13), and the Stated Maturity, commencing May 20, 2013 and ending on the Stated Maturity.

“Payment Default”: Any Event of Default specified in subclauses (a), (b), (c), (g) or (h) of Section 5.1.

“Permitted Offer”: An offer pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

“Permitted Reinvestment Period”: With respect to Principal Proceeds received during a Due Period, the period beginning on the day such Principal Proceeds are received by the Issuer and ending the later of the last day of (i) the Reinvestment Period and (ii) the Investment Due Period.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), bank, unincorporated association or government or any agency or political subdivision thereof or any other entity of a similar nature.

“Plan Asset Regulation”: The U.S. Department of Labor’s “plan assets” regulation, set forth at 29 C.F.R. Section 2510.3-101.

“Pledged Obligations”: On any date of determination, the Collateral Obligations and the Eligible Investments owned by the Issuer that have been Granted to the Trustee.

“Principal Balance”: As of any date of determination, with respect to (x) any Collateral Obligation, shall be the outstanding principal amount (excluding any deferred or capitalized interest thereon) of such Collateral Obligation on such date; and (y) any Eligible Investment or Cash, the outstanding principal amount of such Eligible Investment or Cash; provided, however, that:

(i)	the Principal Balance of each Defaulted Obligation shall be deemed to be zero; provided that (1) for the purpose of calculating the amounts payable to the Trustee pursuant to this Indenture and the Collateral Administrator pursuant to the Collateral Administration Agreement, the Principal Balance of a Defaulted Obligation shall be the outstanding principal amount of such Defaulted Obligation, (2) for the purpose of calculating the Collateral Management Fee and the Collateral Advisory Fee, the Principal Balance of a Defaulted Obligation shall be the outstanding principal amount of such Defaulted Obligation, (3) for the purpose of calculating the CCC Excess, the Principal Balance of a Defaulted Obligation shall be the outstanding principal amount of such Defaulted Obligation and (4) for the purpose of calculating the Class A Par Value Numerator, the Principal Balance of a Defaulted Obligation (A) that has been held by the Issuer for less than three years shall be the S&P Collateral Value for such Defaulted Obligation or (B) that has been held by the Issuer for three years or more shall be deemed to have a Principal Balance of zero;

(ii)	the Principal Balance of each Equity Security and Exchanged Equity Security shall be deemed to be zero; and

(iii)	the Principal Balance of any Collateral Obligations and any Eligible Investments in which the Trustee does not have a first priority perfected security interest shall be deemed to be zero; provided that for the purpose of calculating the Management Fees, Collateral Advisory Fees and the amounts payable to the Trustee pursuant to this Indenture and the Collateral Administrator pursuant to the Collateral Administration Agreement, the Principal Balance of such Collateral Obligation or Eligible Investment shall be the outstanding principal amount thereof.

“Principal Collection Account”: The account or accounts so designated and established pursuant to Section 10.3(a).

“Principal Payments”: With respect to any Payment Date, an amount equal to the sum of any payments of principal (including optional or mandatory redemptions or prepayments) received on the Pledged Obligations during the related Due Period, including payments of principal received in respect of exchange offers and tender offers and recoveries on Defaulted Obligations up to the outstanding principal amount thereof, but not including Sale Proceeds received during the Reinvestment Period.

“Principal Proceeds”: With respect to any Payment Date and the Stated Maturity, without duplication:

(i)	all Principal Payments received during the related Due Period on the Pledged Obligations;

(ii)	any amounts, distributions or proceeds (including resulting from any sale) received on any Defaulted Obligations (other than proceeds that constitute Interest Proceeds under subclause (ii) or (v) of the definition thereof) during the related Due Period to the extent the outstanding principal amount thereof then due and payable has not been received by the Issuer after giving effect to the receipt of such amounts, distributions or proceeds, as the case may be;

(iii)	all premiums (including prepayment premiums) received during the related Due Period on the Collateral Obligations;

(iv)	(A) any amounts constituting unused proceeds remaining in the Principal Collection Account from the issuance of the Class A Notes (1) at the end of the Reinvestment Period or (2) on any Determination Date on or after the Effective Date on which the Class A Par Value Test is not satisfied or on any Determination Date on or after the Second Determination Date on which the Class A Interest Coverage Test is not satisfied, other than Reinvestment Income (which shall be treated as Interest Proceeds), (B) all amounts transferred to the Principal Collection Account from the Expense Reserve Account during the related Due Period and (C) any Principal Proceeds and unused proceeds designated for application as Principal Proceeds as set forth in Section 10.3(b);

(v)	Sale Proceeds received during the related Due Period (excluding any Sale Proceeds received in connection with an optional redemption of the Class A Notes);

(vi)	any accrued interest purchased after the Closing Date with Principal Proceeds that is received after the initial Payment Date;

(vii)	the aggregate amount of the Collateral Management Fees, if any, that the Collateral Manager has elected to waive in the manner described under Section 8(c) of the Collateral Management Agreement (to the extent not included in Interest Proceeds); and

(viii)	all other payments received during the related Due Period on the Collateral not included in Interest Proceeds;

provided that any of the amounts referred to in subclauses (i) through (viii) above shall be excluded from Principal Proceeds to the extent such amounts were previously reinvested in Collateral Obligations or are designated by the Collateral Manager (with notice to the Trustee and the Collateral Administrator) as retained for investment or funding in accordance with the Reinvestment Criteria and certain other restrictions set forth herein; provided, however, that with respect to the final Payment Date, “Principal Proceeds” shall include any amounts referred to in subclauses (i) through (viii) above that are received from the sale of Collateral Obligations on or prior to the day immediately preceding the final Payment Date.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds”: (i) Any property (including but not limited to Cash and securities) received as a Distribution on the Collateral or any portion thereof, (ii) any property (including but not limited to Cash and securities) received in connection with the sale, liquidation, exchange or other disposition of the Collateral or any portion thereof and (iii) all proceeds (as such term is defined in the UCC) of the Collateral or any portion thereof.

“Proposed Portfolio”: The Collateral Portfolio resulting from the sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment of Principal Proceeds or Interest Proceeds, as the case may be, in a Substitute Collateral Obligation.

“Protected Purchaser”: The meaning specified in Section 8-303 of the UCC.

“Purchase Price Percentage”: With respect to any Collateral Obligation, the lesser of (x) 100% and (y) the discount percentage obtained by dividing the purchase price of such Collateral Obligation by the outstanding principal amount of such Collateral Obligation, in each case as of the date such Collateral Obligation was purchased by the Issuer.

“Qualified Institutional Buyer”: A qualified institutional buyer as defined in Rule 144A.

“Qualified Purchaser”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of the Class A Notes, is a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act.

“Qualifying Jurisdictions”: (i) Canada, (ii) Europe and (iii) any other jurisdiction of organization of an obligor under a Collateral Obligation so long as at least 80% (by reference to the latest available consolidated financial statements) of such obligor’s business operations or such obligor’s assets primarily responsible for generating its revenue are located in the United States of America.

“Rating Agencies”: For so long as such Rating Agency is rating the Class A Notes, S&P, or, with respect to the Collateral Obligations, Moody’s and S&P, or any other nationally recognized investment rating agency selected by the Issuer and reasonably satisfactory to a Majority of the Controlling Class.

“Redemption Control Class”: (a) With respect to any optional redemption in the event of a Tax Event in accordance with Article IX, the Equity Owner or the Majority of the Controlling Class, and (b) with respect to any other optional redemption occurring after the Non-Call Period in accordance with Article IX, the Equity Owner.

“Redemption Date”: Any Payment Date specified for a redemption of Class A Notes pursuant to Section 9.1.

“Redemption Date Statement”: The meaning specified in Section 10.5(d).

“Redemption Price”: With respect to the Class A Notes, (i) in connection with any optional redemption in whole, an amount equal to the Aggregate Outstanding Amount thereof on such Redemption Date and (ii) in connection with any optional redemption in part, an amount equal to the share of such Class A Notes to the aggregate principal amount of Class A Notes to be redeemed.

“Redemption Record Date”: With respect to any optional redemption of Class A Notes, a date fixed pursuant to Section 9.1.

“Reference Banks”: Four major banks in the London interbank market selected by the Calculation Agent.

“Reference Instrument”: The indenture, credit agreement or other agreement pursuant to which a Collateral Obligation has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Register”: The register maintained by the Trustee or any Registrar with respect to the Class A Notes pursuant to Section 2.5.

“Registered”: A debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Treasury regulations promulgated thereunder, provided that an interest in a grantor trust will be considered to be Registered if such interest is in registered form and each of the obligations or securities held by such trust was issued after July 18, 1984.

“Registrar”: The meaning specified in Section 2.5(a).

“Regular Record Date”: The date as of which the Holders entitled to receive a payment of principal or interest on the succeeding Payment Date are determined, such date as to any Payment Date being the fifteenth day (whether or not a Business Day) preceding such Payment Date.

“Regulation D”: Regulation D under the Securities Act.

“Regulation U”: Regulation U issued by the Board of Governors of the Federal Reserve System.

“Reinvestment Criteria”: The meaning specified in Section 12.2.

“Reinvestment Income”: Any interest or other earnings on unused proceeds deposited in the Principal Collection Account.

“Reinvestment Period”: The period from the Closing Date to and including the earlier to occur of (i) the Business Day immediately preceding the Payment Date in November 2016, and (ii) the occurrence of an Event of Default that results in an acceleration of the Notes in accordance with Section 5.2.

“Reinvestment Target Par Balance”: As of any date of determination, (i) $320,000,000 minus (ii) the amount of any reduction in the Aggregate Outstanding Amount of the Class A Notes through the payment of Principal Proceeds.

“Related Collateral Obligations”: The meaning specified in Section 3.2(f).

“Report Date”: The meaning specified in Section 10.7.

“Reserved Expenses”: The meaning specified in Section 10.3(d).

“Reuters Page LIBOR01”: The display designated as “Page LIBOR01” on Reuters Money 3000 Service or any successor service (or such other page as may replace Page LIBOR01 on that service or a successor service, for the purposes of displaying rates comparable to LIBOR) or on Reuters Telerate Successor Page 3750, as reported by Bloomberg Financial Commodities News.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Global Class A Notes”: One or more permanent global notes for the Class A Notes in fully registered form without interest coupons sold in reliance on exemption from registration under Rule 144A with the applicable legends added to the form of the Class A Notes as set forth in the applicable Exhibits hereto.

“Rule 144A Information”: Such information as is specified pursuant to Section (d)(4) of Rule 144A (or any successor provision thereto).

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor to the ratings business thereof.

“S&P CDO Monitor”: Each dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Collateral Administrator and the Trustee. Each S&P CDO Monitor shall be chosen by the Collateral Manager (with notice to the Collateral Administrator) and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule C or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P; provided that as of any Measurement Date on or after the Effective Date, (i) the Minimum Weighted Average S&P Recovery Rate Test is satisfied, and (ii) the Minimum Weighted Average Floating Spread Test is satisfied.

“S&P CDO Monitor Test”: A test that will be satisfied on any Measurement Date on or after the Effective Date following receipt by the Issuer and the Collateral Administrator of the S&P CDO Monitor (along with the assumptions and instructions to run the S&P CDO Monitor) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Class A Loss Differential of the Proposed Portfolio is positive. The S&P CDO Monitor Test will be considered to be improved if the Class A Loss Differential of the Proposed Portfolio is greater than the corresponding Class A Loss Differential of the current Collateral Portfolio.

“S&P Collateral Value”: With respect to any Defaulted Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation as of the relevant date of determination and (ii) the Market Value of such Defaulted Obligation as of the relevant date of determination.

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i) (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer, provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition; provided, that private ratings may be used for this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating if such rating is higher than “BB+”, and shall be two sub-categories above such rating if such rating is “BB+” or lower;

(ii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (d) below:

(a) if the Collateral Obligation has a published rating by Moody’s, then the S&P Rating will be determined in accordance with such published Moody’s rating except that the S&P Rating of such Collateral Obligation will be (1) one sub-category below the S&P equivalent of the Moody’s rating if such published Moody’s rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s rating if such published Moody’s rating is “Ba1” or lower;

(b) the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that if such 90-day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Collateral Obligation shall be “CCC-”; provided, further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided, further that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with the terms of Section 7.25(b), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided, further, that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with Section 7.25(b)) on each 12-month anniversary thereafter;

(c) with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC”; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current; or

(d) if such Collateral Obligation is not rated by Moody’s but a security with a pari passu ranking (a “parallel security”) has a published rating (and not a credit estimate) by Moody’s then the S&P Rating of such pari passu ranking parallel security will be determined in accordance with the methodology set forth in subclause (a) above, as applicable, and such rating will be used for such Collateral Obligation;

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.

“S&P Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P has, upon request of the Collateral Manager or the Issuer, confirmed in writing (including by means of electronic message, facsimile transmission, press release, posting to its internet website, or other means normally used by S&P), or has waived the review of such action by such means, to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager that no immediate withdrawal or reduction with respect to its then-current rating by S&P of the Class A Notes will occur as a result of such action; provided, that (i) the S&P Rating Condition will be deemed to be satisfied if the Class A Notes are not rated by S&P and (ii) if S&P makes a public announcement or informs the Issuer, the Collateral Manager or the Trustee in writing that (a) it believes that satisfaction of the S&P Rating Condition is not required with respect to an action or (b) its practice is not to give such confirmations, satisfaction of the S&P Rating Condition will not be required with respect to the applicable action; provided, further, that if a Majority of the Controlling Class consents to a waiver of an obligation to satisfy the S&P Rating Condition, such obligation shall be deemed to be satisfied.

“S&P Rating Confirmation Failure”: The meaning specified in Section 7.23(b).

“S&P Recovery Amount”: With respect to any Collateral Obligation, an amount equal to the product of: (a) the applicable S&P Recovery Rate multiplied by (b) the principal amount of such Collateral Obligation.

“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule C using the Initial Rating of the Class A Notes.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery Rating” assigned by S&P to such Collateral Obligation based upon tables set forth in Schedule C hereto.

“Sale Proceeds”: All amounts representing:

(i)	proceeds from the sale or other disposition of any Collateral Obligation or an Equity Security;

(ii)	at the Collateral Manager’s sole discretion (with notice to the Trustee and the Collateral Administrator), any accrued interest received in connection with any Eligible Investment purchased with any proceeds described in subclause (i) above; and

(iii)	any proceeds of the foregoing, including from the sale of Eligible Investments purchased with any proceeds described in subclause (i) above (including any accrued interest thereon, but only to the extent so provided in subclause (ii) above).

In the case of each of subclauses (i) through (iii), Sale Proceeds (a) shall only include proceeds received on or prior to the last day of the relevant Due Period (or with respect to the final Payment Date, the day immediately preceding the final Payment Date) and (b) shall be net of any reasonable amounts incurred by the Collateral Manager, the Collateral Administrator or the Trustee in connection with such sale or other disposition.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations set forth on Schedule A hereto or any other schedule substantially in the form of Schedule A and supplemented, in either case, by additional information regarding Collateral Obligations acquired by the Issuer and in which a security interest is Granted to the Trustee on or before the Effective Date and as amended from time to time to reflect the release of Collateral Obligations pursuant to Article X, and the inclusion of Substitute Collateral Obligations as provided in Section 12.2.

“Second Determination Date”: With respect to the second Payment Date to occur after the Closing Date, the last Business Day of the immediately preceding Due Period.

“Second Lien Loan”: Any Assignment of or Participation in or other interest in a Loan (i) that is not (and by its terms is not permitted to become) subordinate (except with respect to (1) any obligation which, if purchased as a Collateral Obligation, would be treated as a Senior Secured Loan and (2) any super-priority lien or liquidation preference, in the case of clause (2), imposed by operation of law) in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) for which the Collateral Manager, exercising its commercially reasonable business judgment, believes the lenders thereof have been granted a valid and perfected second priority security interest (which interest ranks second only to an obligation which, if purchased as a Collateral Obligation, would be treated as a Senior Secured Loan), in the principal collateral securing such Assignment of or Participation in such loan whether or not the lenders thereof have been also granted a security interest of a higher or lower priority in additional collateral, (iii) that is not secured solely or primarily by common stock or equity securities; and (iv) with respect to which the Collateral Manager estimates in good faith at or about the time of the commitment to acquire such Second Lien Loan (whether such commitment was made before or after the Closing Date) (which estimation may not be called into question as a result of subsequent events, including, but not limited to the deterioration of the value of any collateral, any adverse effects on the operations of any obligor of such loan, and the market price of such loan) that the estimated value of the collateral securing the obligor’s or obligors’ obligation under such loan, the enterprise value of such obligor or obligors, and other relevant attributes of such obligor or obligors (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay such secured loan and the outstanding principal amounts of any other obligations that are senior to or pari passu with such loan, which collateral value and enterprise value may include, without limitation, an estimation of the enterprise value or market value of the obligor or obligors, an estimation based on the appraised, market, or replacement value of the total assets of the obligor or obligors (whether or not such assets secure the loan) and a pro-forma estimation of the book value of the total assets of the obligor (which estimation may include any intangible or goodwill asset).

“Section 3(c)(7) Reminder Notice”: A notice from the Issuer to the Noteholders (to be delivered in accordance with Section 10.5(f)) in substantially the form of Exhibit E.

“Secured Obligations”: Collectively, all of the indebtedness, liabilities and obligations owed from time to time by the Issuer to any of the Secured Parties whether for principal, interest, fees, costs, expenses or otherwise (including all amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) thereof or any analogous provisions of any similar laws).

“Secured Parties”: (i) The Trustee, (ii) the Holders of the Class A Notes, (iii) the Collateral Manager and (iv) the Collateral Administrator.

“Securities Account Control Agreement”: An Agreement dated the Closing Date between the Issuer and the Bank, as Collateral Agent and Securities Intermediary.

“Securities Act”: The U.S. Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: Each institution from which a Participation is acquired, which institution shall be rated at least “AA” or its equivalent by the Rating Agencies, unless otherwise approved by a Majority of the Controlling Class.

“Senior Secured Note”: Any dollar denominated senior secured note issued pursuant to an indenture by a corporation, partnership or other Person that is secured by a first priority, perfected security interest or lien to or on specified collateral securing the issuer’s obligations under such note.

“Senior Secured Loan”: Any Assignment of or Participation in or other interest in a Loan (i) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) that is secured by a first priority, valid, perfected security interest or lien to or on specified collateral securing the issuer’s obligations under such loan, (iii) that is not secured solely or primarily by common stock or equity securities; and (iv) with respect to which the Collateral Manager estimates in good faith at or about the time of the commitment to acquire such Senior Secured Loan (whether such commitment was made before or after the Closing Date) (which estimation may not be called into question as a result of subsequent events, including, but not limited to the deterioration of the value of any collateral, any adverse effects on the operations of any obligor of such loan, and the market price of such loan) that the estimated value of the collateral securing the obligor’s or obligors’ obligation under such loan, the enterprise value of such obligor or obligors, and other relevant attributes of such obligor or obligors (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay such secured loan and the outstanding principal amounts of any other obligations that are pari passu with such secured loan, which collateral value and enterprise value may include, without limitation, an estimation of the enterprise value or market value of the obligor or obligors, an estimation based on the appraised, market, or replacement value of the total assets of the obligor or obligors (whether or not such assets secure the loan) and a pro-forma estimation of the book value of the total assets of the obligor (which estimation may include any intangible or goodwill asset).

“Senior Unsecured Loan”: Any Assignment of or Participation in or other interest in a loan that is not subordinated in right of payment and is not a Senior Secured Loan.

“Special Payment Date”: With respect to the payment of any Defaulted Interest for the Class A Notes, a date described in Section 2.7(f)(i) or, if such date is not a Business Day, the next following Business Day.

“Special Record Date”: With respect to the payment of any Defaulted Interest for the Class A Notes, a date fixed by the Trustee pursuant to Section 2.7(f)(i).

“Specified Amendment”: With respect to any Collateral Obligation that is the subject of a rating estimate or is a private or confidential rating by S&P, any waiver, modification, amendment or variance that would:

(a) modify the amortization schedule with respect to such Collateral Obligation in a manner that:

(i) reduces the Dollar amount of any Scheduled Distribution by more than the greater of (x) 20% and (y) $250,000;

(ii) postpones any Scheduled Distribution by more than two payment periods or eliminates a Scheduled Distribution; or

(iii) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 10%;

(b) reduce or increase the Cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation);

(c) extend the stated maturity date of such Collateral Obligation by more than 24 months; provided, that (x) any such extension shall be deemed not to have been made until the Business Day following the original stated maturity date of such Collateral Obligation and (y) such extension shall not cause the Weighted Average Life of such Collateral Obligation to increase by more than 25%;

(d) release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation;

(e) reduce the principal amount thereof; or

(f) in the reasonable business judgment of the Collateral Manager, have a material adverse impact on the value of such Collateral Obligation.

“Specified Event”: With respect to any Collateral Obligation that is the subject of a rating estimate, private rating or confidential rating by S&P, the occurrence of any of the following events of which the Issuer or the Collateral Manager has knowledge:

(a) the non-payment of interest or principal due and payable with respect to such Collateral Obligation;

(b) the rescheduling of any interest or principal in any part of the capital structure of the related Obligor; or

(c) any restructuring of debt of the related Obligor.

“Stated Maturity”: With respect to any security or debt obligation, including a Class A Note, the date specified in such security or debt obligation as the fixed date on which the final payment of principal of such security or debt obligation is due and payable or, if such date is not a Business Day, the next following Business Day. The Stated Maturity with respect to the Class A Notes will be the Payment Date in November 2023.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgaged-backed securities.

“Subordinate Interests”: The rights of the Issuer and the Equity Owner in and to the Collateral.

“Subordinated Loan”: Any Assignment of or Participation in or other interest in a loan that is subordinated in right of payment.

“Subsequent Holder”: Any holder of a Class A Note that is considered to own such Class A Note for U.S. income tax purposes and is not the sole Equity Owner.

“Substitute Collateral Obligation”: A Collateral Obligation that is acquired by the Issuer in accordance with the Reinvestment Criteria in connection with the sale or other disposal of another Collateral Obligation.

“Synthetic Security”: A security or swap transaction, other than a Participation or a Letter of Credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Tax Event”: An event that will occur upon a change in or the adoption of any U.S. or non-U.S. tax statute or treaty, or any change in or the issuance of any regulation (whether final,

temporary or proposed), ruling, practice, procedure or any formal or informal interpretation of any of the foregoing, which change, adoption or issuance results or will result in (i) any portion of any payment due from any obligor under any Collateral Obligation causing the Issuer to be properly subject to the imposition of U.S. or foreign withholding tax, which withholding tax is not compensated for by a provision under the terms of such Collateral Obligation that would result in the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor thereof, the counterparty with respect thereto, or the Issuer) being equal to the full amount that the Issuer would have received had no such deduction or withholding been required, or (ii) any jurisdiction’s properly imposing net income, profits or similar tax on the Issuer; provided, that the total amount of (A) the tax or taxes imposed on the Issuer as described in clause (ii) of this definition, and (B) the total amount withheld from payments to the Issuer that is not compensated for by a “gross-up” provision as described in clause (i) of this definition are determined to be in excess of 5% of the aggregate interest due and payable on the Collateral Obligations during the Due Period.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if Participations with counterparties having the ratings below from S&P do not exceed the percentage of the Aggregate Principal Amount of the Collateral Portfolio specified below:

S&P’s credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- or lower	0%	0%

provided that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its Aggregate Percentage Limit and Individual Percentage Limit shall be 0%.

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Asset Transfer Agreement, the Transfer Supplements and the Limited Liability Company Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Class A Notes.

“Transfer Date”: The meaning specified in the Asset Transfer Agreement.

“Transfer Supplement”: The Transfer Supplement, in the form of Exhibit A to the Asset Transfer Agreement, delivered on each Transfer Date.

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Services Division (or any successor group of the Trustee) including any director, managing director, vice president, assistant vice president, associate or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Trustee”: Citibank, N.A., solely in its capacity as Trustee for the Noteholders, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“UCC”: The Uniform Commercial Code as in effect in the state of the United States that governs the relevant security interest as amended from time to time.

“Uncertificated Securities”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instrument”: The indenture or other agreement pursuant to which a Collateral Obligation or Eligible Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or Eligible Investment or of which the holders of such Collateral Obligation or Eligible Investment are the beneficiaries.

“Unregistered Securities”: Securities or debt obligations issued without registration under the Securities Act.

“U.S. Person”: The meaning specified under Regulation S.

“Valuation Report”: The meaning specified in Section 10.5(b).

“Weighted Average Fixed Rate Coupon”: As of any Measurement Date, the number (expressed as a percentage) obtained by dividing: (a) the Aggregate Coupon by (b) the Aggregate Principal Amount of all Fixed Rate Collateral Obligations as of such Measurement Date.

“Weighted Average Floating Spread”: As of any Measurement Date, the number (expressed as a percentage) obtained by dividing: (a) the amount equal to (i) the Aggregate Funded Spread plus (ii) the Aggregate Excess Funded Spread, by (b) the Aggregate Principal Amount of all Floating Rate Collateral Obligations as of such Measurement Date; provided, however, that the Aggregate Excess Funded Spread addition in clause (ii) shall not be included for purposes of the S&P CDO Monitor calculation.

“Weighted Average Life”: As of any Measurement Date with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) the Average Life at such time of each such Collateral Obligation by (b) the outstanding Principal Balance of such Collateral Obligation and dividing such sum by:

(b) the Aggregate Principal Amount at such time of all Collateral Obligations other than Defaulted Obligations.

For the purposes of the foregoing, the “Average Life” is, on any Measurement Date with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such Measurement Date to the respective dates of each successive scheduled distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such scheduled distributions by (ii) the sum of all successive scheduled distributions of principal on such Collateral Obligation.

“Weighted Average Life Test”: A test satisfied on any Measurement Date on or after the Effective Date if the Weighted Average Life of all Collateral Obligations as of such date is less than the number of years (rounded to the nearest one hundredth thereof) during the period from such Measurement Date to October 26, 2020.

“Weighted Average S&P Recovery Rate”: As of any Measurement Date, the number, expressed as a percentage and determined for the Class A Notes, obtained by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule C hereto, dividing such sum by the Aggregate Principal Amount of all Collateral Obligations, and rounding to the nearest tenth of a percent.

“Withholding Tax Security”: A Collateral Obligation if (a) any payments thereon to the Issuer are subject to deduction or withholding for or on account of any withholding or similar tax imposed by any jurisdiction or taxing authority thereof or therein and (b) under the Reference Instrument with respect to such Collateral Obligation, the issuer of or counterparty with respect to such Collateral Obligation is not required to make payments to the Issuer that would result in the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor thereof, the counterparty with respect thereto, or the Issuer) being equal to the full amount that the Issuer would have received had no such deduction or withholding been required.

Section 1.2 Assumptions as to Collateral Obligations.

(a) In connection with all calculations required to be made pursuant to this Indenture with respect to Distributions on any Pledged Obligations, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the Interest Collection Account or the Principal Collection Account, the provisions set forth in this Section 1.2 shall be applied.

(b) All calculations with respect to Distributions on the Pledged Obligations shall be made by the Collateral Manager on the basis of information as to the terms of each such Pledged

Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of or borrower with respect to such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations. To the extent they are not manifestly in error, any information or report received by the Collateral Manager (other than those prepared by the Collateral Manager), the Collateral Administrator or the Trustee with respect to the Collateral Obligations may be conclusively relied upon in making such calculations.

(c) For each Due Period, the Distribution on any Pledged Obligation (other than a Defaulted Obligation or other Collateral which is assigned a Principal Balance of zero, which shall be, until any Distribution is actually received by the Issuer from such Defaulted Obligation or Collateral Obligation, assumed to have a Distribution of zero) shall be the minimum amount, including coupon payments, accrued interest, scheduled Principal Payments, if any, by way of sinking fund payments which are assumed to be on a pro rata basis or other scheduled amortization of principal, return of principal, and redemption premium, if any, assuming that any index applicable to any payments on a Pledged Obligation that is subject to change is not changed, that, if paid as scheduled, will be available in the Interest Collection Account or the Principal Collection Account, at the end of the Due Period net of withholding or similar taxes to be withheld from such payments (but taking into account payments made in respect of such taxes that result in the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor thereof, the counterparty with respect thereto, or the Issuer) being equal to the full amount that the Issuer would have received had no such deduction or withholding been required).

(d) Absent actual knowledge of the Issuer (or the Collateral Manager on behalf of the Issuer) to the contrary, each Distribution receivable with respect to a Pledged Obligation shall be assumed to be received on the applicable Due Date, and each such Distribution shall be assumed to be immediately deposited in the Interest Collection Account or the Principal Collection Account, and, except as otherwise specified, to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Interest Collection Account or the Principal Collection Account, for application, in accordance with the terms hereof, to payments of principal or of interest on the Class A Notes or other amounts payable pursuant to this Indenture.

Section 1.3 Rules of Construction and Certain Other Matters.

(a) All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision. The term “including” shall mean “including without limitation”.

(b) The Collateral Manager’s judgment in all cases under this Indenture shall be subject to Section 2 of the Collateral Management Agreement.

(c) For purposes of (i) the Schedule of Collateral Obligations or a list of Collateral Obligations prepared in accordance with Section 3.4(d), (ii) the Valuation Reports, (iii) the Monthly Reports, (iv) the statement of the Independent accountants appointed pursuant to Section 10.7, (v) the Additional Reports prepared in accordance with Section 10.8, (vi) the Accountants’ Certificates, (vii) calculating the Coverage Tests, the Concentration Limitations and the amounts specified in Section 3.2(c) and (viii) preparing any other reports hereunder, Collateral Obligations committed to be purchased by the Issuer shall be treated as owned or acquired by the Issuer (with the Issuer deemed to have a perfected security interest in such Collateral Obligation) and Collateral Obligations committed to be sold by the Issuer shall be treated as having been sold by the Issuer and shall not be treated as owned by the Issuer.

(d) For purposes of the Coverage Tests, amounts deposited in the Expense Reserve Account shall be excluded.

ARTICLE II.

THE CLASS A NOTES

Section 2.1 Forms Generally.

The Class A Notes and the Certificate of Authentication shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer.

Any portion of the text of any Class A Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Class A Note.

Section 2.2 Forms of Class A Notes and Certificate of Authentication.

(a) The forms of the Class A Notes, including the Certificate of Authentication, shall be as set forth in the applicable Exhibit hereto.

(b) Class A Notes offered and sold to Qualified Institutional Buyers (in reliance on Section 4(2), Rule 144A or another exemption under the Securities Act) and to Qualified Purchasers shall be issued in the form of a Rule 144A Global Class A Note, which shall be deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or the nominee of DTC, in each case, duly executed by the Issuer and authenticated by the Trustee in accordance with Section 2.2(c). The aggregate principal amount of the Rule 144A Global Class A Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c) This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.

The Issuer shall execute and the Trustee shall upon receipt of an Issuer Order, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Notes, that (i) shall be registered in the name of DTC for such Global Note or Global Notes or the nominee of DTC and (ii) is held by the Trustee, as custodian for DTC.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or under the Global Note, and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever (except to the extent otherwise provided herein). Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Class A Note.

(d) Except as provided in Section 2.10, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

Section 2.3 Authorized Amount; Note Interest Rate; Stated Maturity; Denominations.

Subject to the provisions set forth below, the aggregate principal amount of Class A Notes that may be authenticated and delivered under this Indenture is limited to $180,000,000, except for (i) Class A Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Class A Notes pursuant to Section 2.5 or 2.6 of this Indenture and (ii) Class A Notes issued in accordance with Section 2.13 and Article VIII.

Such Class A Notes shall have the designation, original principal amount, Note Interest Rate and Stated Maturity as follows:

Designation	Initial S&P Rating	Maximum Principal Amount/Original Notional Amount	Note Interest Rate	Stated Maturity

Class A Notes	“[A(sf)]”	$180,000,000	LIBOR[1] + 2.75%	November 20, 2023

CUSIP: 524885 AA8
ISIN: US524885AA80

1	LIBOR refers to LIBOR for the Applicable Period.

The Class A Notes shall be issuable in the following minimum denomination:

Note	Minimum Denomination (integral multiples)
Class A Notes	Rule 144A: $500,000 ($1,000 in excess thereof)

Section 2.4 Execution, Authentication, Delivery and Dating.

The Class A Notes shall be executed on behalf of the Issuer by one of the Authorized Officers of the Issuer. The signature of such Authorized Officer on the Class A Notes may be manual or facsimile.

Class A Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Class A Notes or did not hold such offices at the date of issuance of such Class A Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Class A Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication, and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Class A Notes as provided in this Indenture and not otherwise.

Each Class A Note authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Class A Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Class A Notes issued upon transfer, exchange or replacement of other Class A Notes shall be issued in authorized denominations, if applicable, reflecting the original aggregate principal amount or notional amount, as the case may be, of the Class A Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount or notional amount, as the case may be, of the Class A Notes so transferred, exchanged or replaced. In the event that any Class A Note is divided into more than one Class A Note in accordance with this Article II, the original principal amount or notional amount, as the case may be, of such Class A Note shall be proportionately divided among the Class A Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount or notional amount, as the case may be, of such subsequently issued Class A Notes.

No Class A Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Class A Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Class A Note shall be conclusive evidence, and the only evidence, that such Class A Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept the Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Class A Notes (including the identity of the Holder and the outstanding principal amounts or outstanding notional amounts, as the case may be, on the Class A Note, which amounts shall include the amounts of any Increases under Section 2.13) and the registration of all assignments and transfers of Class A Notes. The Trustee is hereby initially appointed as agent of the Issuer to act as “Registrar” for the purpose of registering and recording in the Register the Class A Notes and assignments and transfers of such Class A Notes as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Registrar, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Class A Notes and the principal amounts or notional amounts, as the case may be, of such Class A Notes.

Subject to this Section 2.5, upon surrender for registration of transfer of any Class A Notes at the office or agency of the Issuer to be maintained as provided in Section 7.4, the surrendered Class A Notes shall be returned to the Issuer marked “canceled,” or retained by the Trustee in accordance with its standard retention policy and the Issuer shall execute, and the Trustee or the Authenticating Agent, as the case may be, upon Issuer Order, shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Class A Notes of any authorized denomination and of a like aggregate principal amount or notional amount, as the case may be.

The Issuer or the Collateral Manager, as applicable, will notify the Trustee in writing of any Class A Note beneficially owned by or pledged to the Issuer or the Collateral Manager or any of their respective Affiliates promptly upon its knowledge of the acquisition thereof or the creation of such pledge.

All Class A Notes issued and authenticated upon any registration of transfer or exchange of Class A Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Class A Notes surrendered upon such registration of transfer or exchange.

A Class A Note, and the rights to payments evidenced thereby, may be assigned or otherwise transferred in whole or in part pursuant to the terms of this Section 2.5 only by the registration of such assignment and transfer of such Class A Note (and each Class A Note shall so expressly provide on the Register). No transfer of a Class A Note shall be effective unless such transfer shall have been recorded in the Register by the Registrar as provided in this Section 2.5. Any assignment or transfer of all or part of such Class A Note shall be registered on the Register only upon presentment or surrender for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. The Registrar may request evidence reasonably satisfactory to it proving the identity of the transferee or the transferor or the authenticity of their signatures. Prior to the due presentment for registration of transfer of any Class A Note and in the absence of manifest error, the Issuer, the Trustee and the Registrar shall treat the Person in whose name such Class A Note is registered as the owner thereof for the purpose of receiving all payments or distribution thereon as the case may be, and subject to the provision of Section 2.8 hereof, for all other purposes, notwithstanding any notice to the contrary.

No service charge shall be made to a Holder for any exchange of Class A Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange of Class A Notes.

The Issuer shall not be required (i) to issue, register the transfer of or exchange any Class A Note during a period beginning at the opening of business 15 days before any selection of Class A Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Class A Note so selected for redemption.

(b) No Class A Note may be sold or transferred (including, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws.

(c) For so long as any of the Class A Notes are Outstanding, the Issuer shall issue or permit the transfer of any equity of the Issuer only to Persons that are both U.S. Persons and United States Persons within the meaning of Section 7701(a)(30) of the Code.

(d) During the Initial Investment Period, no Class A Note may be sold or transferred (including, by pledge or hypothecation) to an Affected Bank.

(e) Upon final payment due on the Maturity of a Class A Note, the Holder thereof shall present and surrender such Class A Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided, however, that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Class A Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

(f) (i) Definitive Notes. In the event that a Global Note is exchanged for the Class A Notes in definitive registered form without interest coupons, pursuant to Section 2.10 such Class A Note may be exchanged for another only in accordance with such procedures and restrictions as are substantially consistent as determined by the Issuer to insure that such transfers comply with Rule 144A or another exemption from registration requirements of the Securities Act.

(ii) [Reserved].

(iii) Restrictions on Transfers. Transfers of interests in a Rule 144A Global Class A Note to a Non-Permitted Holder shall be null and void and shall not be given effect for any purpose hereunder, and the Trustee, upon a Trust Officer obtaining actual knowledge of such transfer, to the extent it obtains possession of any funds conveyed by the intended transferee of such interest in such Rule 144A Global Class A Note for the transferor, shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Trustee at its address listed in Section 14.3.

(g) Each Holder of a beneficial interest in a Rule 144A Global Class A Note will be deemed to have represented and agreed with the Issuer as follows:

(i) (A) The Holder is a Qualified Institutional Buyer and a Qualified Purchaser, (B) the Holder is purchasing the Class A Notes for its own account or the account of another Qualified Purchaser that is also a Qualified Institutional Buyer as to which the Holder exercises sole investment discretion, (C) the Holder and any such account is acquiring the Class A Notes as principal for its own account for investment and not for sale in connection with any distribution thereof, (D) the Holder and any such account was not formed solely for the purpose of investing in the Class A Notes (except when each beneficial owner of the Holder or any such account is a Qualified Purchaser), (E) to the extent the Holder (or any account for which it is purchasing the Class A Notes) is a private investment company formed on or before April 30, 1996, the Holder and each such account has received the necessary consent from its beneficial owners, (F) the Holder is not a broker-dealer that owns and invests on a discretionary basis less than $25,000,000 in securities of unaffiliated issuers, (G) the Holder is not a pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants or affiliates may designate the particular investment to be made, (H) the Holder agrees that it and each such account shall not hold such Class A Notes for the benefit of any other Person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Class A Notes or enter into any other arrangement pursuant to which any other Person shall be entitled to a beneficial interest in the distributions on the Class A Notes (except when each beneficial owner of the Holder or any such account is a Qualified Purchaser), (I) the Class A Notes purchased directly or indirectly by the Holder or any account for which it is purchasing the Class A Notes constitute an investment of no more than 40% of the Holder’s and each such account’s assets (except when each beneficial owner of the Holder or any such account is a Qualified Purchaser), (J) the Holder and each such account is holding the Class A Notes in a principal amount of not less than the minimum denomination requirement for the Holder and each such account, (K) the Holder will provide notice of the transfer restrictions set forth in this Indenture (including the exhibits hereto) to any transferee of its Class A Notes, (L) the Holder understands and agrees that the Issuer may receive a list of participants in the Class A Notes from one or more book-entry depositories and (M) the Holder understands and agrees that any purported transfer of the Class A Notes to a Holder that does not comply with the requirements of this subclause (i) shall be null and void ab initio.

(ii) If any Person that is not both (i) a Qualified Institutional Buyer and (ii) a Qualified Purchaser at the time it acquires an interest in a Class A Note or becomes the beneficial owner of any Class A Note (any such Person, a “Non-Permitted Holder”), the Issuer shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee (and notice by the Trustee to the Issuer, if the Trustee makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to transfer its Class A Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Class A Notes or interest in Class A Notes to a Holder selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, an investment bank selected by the Issuer, or the Trustee at the written direction of the Issuer (and approved by the Collateral Manager) may select the Holder by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Class A Notes, and selling such Class A Notes to the highest such bidder. However, the Issuer or the Trustee, at the written direction of the Issuer, may select a Holder by any other means determined by it in its sole discretion. The Holder of each Class A Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Class A Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses, including fees of attorneys and agents, and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this paragraph shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Collateral Administrator, or the Trustee shall be liable to any Person having an interest in the Class A Notes sold as a result of any such sale or the exercise of such discretion (including for the price of any such sale).

(iii) The Holder understands and agrees that the Class A Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and the sale of the Class A Notes to the Holder is being made in reliance on an exemption from registration under the Securities Act, and may be reoffered, resold or pledged or otherwise transferred only (A) to a Person whom the Holder reasonably believes is a Qualified Institutional Buyer purchasing for its own account or for the account of a Qualified Institutional Buyer as to which the Holder exercises sole investment discretion in a transaction meeting the requirements of Rule 144A, and (B) in accordance with all applicable securities laws of the states of the United States. The Holder also understands that the Issuer and the Collateral have not been registered under the Investment Company Act and, therefore, no transfer having the effect of causing the Issuer or the Collateral to be required to be registered as an investment company under the Investment Company Act will be recognized. The Holder understands and agrees that any purported transfer of the Class A Notes to a Person that does not comply with the requirements of this subclause (iii) shall be null and void ab initio.

(iv) The Holder is not purchasing the Class A Notes with a view toward the resale, distribution or other disposition thereof in violation of the Securities Act. The Holder understands and agrees that an investment in the Class A Notes involves certain risks, including the risk of loss of its entire investment in the Class A Notes under certain circumstances. The Holder has had access to such financial and other information concerning the Issuer and the Class A Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Class A Notes, including an opportunity to ask questions of, and request information from, the Issuer.

(v) In connection with the purchase of the Class A Notes: (A) none of the Issuer, the Trustee, the Collateral Manager (except such representation is not made by Affiliates of the Collateral Manager that purchase any Class A Notes, with respect to the Collateral Manager), the Collateral Administrator or the Registrar (or any of their respective Affiliates) is acting as a fiduciary or financial or investment adviser for the Holder; (B) the Holder is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the

Issuer, the Trustee, the Collateral Manager (except such representation is not made by Affiliates of the Collateral Manager that purchase any Class A Notes, with respect to the Collateral Manager), the Collateral Administrator or the Registrar (or any of their respective Affiliates) other than any representations expressly set forth in a written agreement with the Issuer and the Collateral Manager; (C) none of the Issuer, the Trustee, the Collateral Manager (except such representation is not made by Affiliates of the Collateral Manager that purchase any Class A Notes, with respect to the Collateral Manager), the Collateral Administrator or the Registrar (or any of their respective Affiliates) has given to the Holder (directly or indirectly through any other Person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) as to an investment in the Class A Notes; (D) the Holder has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Trustee, the Collateral Manager (except such representation is not made by Affiliates of the Collateral Manager that purchase any Class A Notes, with respect to the Collateral Manager), the Collateral Administrator or the Registrar (or any of their respective Affiliates); (E) the Holder has evaluated the terms and conditions of the purchase and sale of the Class A Notes with a full understanding of all of the risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; (F) the Holder is a sophisticated investor; and (G) if acquiring the Class A Notes for any account, the Holder has not made any disclosure, assurance, guarantee or representation not consistent with the provisions and the requirements contained herein.

(vi) By acquiring a Class A Note (or interest therein), each purchaser and transferee (and, if the purchaser or transferee is an employee benefit plan or other plan, its fiduciary) shall be deemed to represent and warrant that (i) it is not acquiring the Class A Note (or interest therein) with the assets of a Benefit Plan Investor, (ii) if the purchaser or transferee is a governmental plan or church plan, its acquisition and holding of the Class A Note (or interest therein) will not give rise to a nonexempt violation of any state, local or other law that is similar to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code and (iii) if the purchaser or transferee is acquiring the Class A Note during the Initial Investment Period, such purchaser or transferee is not an Affected Bank. Any purported transfer of a Class A Note (or interest therein) to a purchaser or transferee that does not comply with the applicable requirements of this restriction shall be null and void ab initio.

(vii) The Rule 144A Global Class A Notes will bear the legend set forth in Exhibit A.

(viii) The purchaser understands that Executive Orders issued by the President of the United States of America, Federal regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and other federal laws prohibit, among other things, U.S. persons or persons under the jurisdiction of the United States from engaging in certain transactions with certain foreign countries, territories, entities and individuals, and that the lists of prohibited countries, territories, entities and individuals can be found on, among other places, the OFAC website at www.treas.gov/ofac. Neither the purchaser nor any of its Affiliates, owners, directors or officers is, or is acting on behalf of, a country, territory, entity or individual named on such lists, nor is the purchaser or any of its Affiliates, owners, directors or officers a natural person or entity with whom dealings are prohibited under any OFAC regulation or other applicable federal law or acting on behalf of such a natural person or entity.

(h) Notwithstanding a request made to remove the legend on any Class A Note or any legend pursuant to Section 4(1) of the Securities Act from any of the Class A Notes, such Class A Notes shall bear the applicable legend, and the applicable legend shall not be removed, unless there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an Opinion of Counsel satisfactory to the Issuer, as may be reasonably required by the Issuer to the effect that neither the applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Section 4(1) of the Securities Act, as applicable, and the Investment Company Act. Upon provision of such satisfactory evidence, the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver the Class A Notes that do not bear such legend.

(i) Any transfer of a Class A Note in definitive registered form to a Person that is not a Qualified Purchaser shall be null and void and shall not be given effect for any purpose hereunder, and the Trustee shall hold any funds conveyed by the intended transferee of such definitive registered Class A Note for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Trustee at its address listed in Section 14.3.

(j) Any purported transfer of a Class A Note or any shares of the Issuer not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder.

(k) Nothing in this Section 2.5 shall be construed to limit any contractual restrictions on transfers of Class A Notes or interests therein that may apply to any Person.

(l) Notwithstanding any provision to the contrary herein, so long as a Global Note remains Outstanding and is held by or on behalf of DTC, transfers of a Global Note, in whole or in part, shall (i) only be made accordance with Sections 2.2 and 2.5 and (ii) shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(m) If a Global Note is exchanged for a Class A Note in definitive registered form, without interest coupons, pursuant to Section 2.10, such Global Note may be exchanged only in accordance with such procedures and restrictions as are substantially consistent as determined by the Issuer to insure that such transfers comply with Rule 144A or another exemption from registration requirements of the Securities Act.

(n) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the USA Patriot Act, the Code or the Investment Company Act; provided, that if a certificate is specifically required by the express terms of Section 2.4 or this Section 2.5 to be delivered to the Trustee by a Holder or transferee of a Class A Note, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms. For the avoidance of doubt, it is hereby acknowledged that the Trustee will not have the ability to monitor transfers of beneficial interests in Global Notes and will have no liability for such transfers in violation of the transfer restrictions described herein.

Section 2.6 Mutilated, Destroyed, Lost or Stolen Class A Notes.

If (i) any mutilated Class A Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Class A Note and (ii) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of written notice to the Issuer, a Trust Officer of the Trustee or such Transfer Agent that such Class A Note has been acquired by a Protected Purchaser, the Issuer shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Class A Note, a new Class A Note of same tenor and principal amount or notional amount, as applicable, and bearing a number not contemporaneously outstanding.

If, after delivery of such new Class A Note, a Protected Purchaser of the predecessor Class A Note presents for payment, transfer or exchange such predecessor Class A Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Class A Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, destroyed, lost or stolen Class A Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Class A Note pay such Class A Note without requiring surrender thereof except that any mutilated Class A Note shall be surrendered.

Upon the issuance of any new Class A Note under this Section 2.6, the Issuer, the Trustee or a Transfer Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Class A Note issued pursuant to this Section 2.6 in lieu of any mutilated, destroyed, lost or stolen Class A Note shall constitute an original additional contractual obligation of the Issuer, and such new Class A Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Class A Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Class A Notes.

Section 2.7 Payment of Principal and Interest, Preservation of Rights.

(a) The Class A Notes shall accrue interest during each Interest Accrual Period at the Note Interest Rate specified in Section 2.3. Interest on the Class A Notes shall be due and payable on each Payment Date immediately following the related Interest Accrual Period.

(b) The principal of each Class A Note shall be due and payable on the Stated Maturity thereof unless the unpaid principal of such Class A Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

(c) Interest and principal due on any Payment Date on the Class A Notes shall be payable by the Paying Agent by wire transfer in immediately available funds to a Dollar account maintained by the Holder thereof or its nominee or, if appropriate instructions are not received at least fifteen days prior to the relevant Payment Date, by Dollar check drawn on a bank in the United States of America. In the case of a check, such check shall be mailed to the Person entitled thereto at his address as it appears on the Register and, in the case of a wire transfer, such wire transfer shall be sent in accordance with written instructions provided by such Person. Upon final payment due on the Maturity of a Class A Note, the Holder thereof shall present and surrender such Class A Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided, however, that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Class A Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender. In the case where any final payment of principal and interest is to be made on any Class A Note (other than at the Stated Maturity thereof) the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor less than 10 days (or not less than 3 days, in the case of a distribution pursuant to Section 5.7) prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Register, a notice which shall state the date on which such payment will be made, the amount of such payment per $100,000 initial principal amount of Class A Notes and shall specify the place where such Class A Notes may be presented and surrendered for such payment.

(d) Subject to the provisions of Sections 2.7(a) and (b) and Section 5.9, the Holders of the Class A Notes as of the Regular Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and the principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Corporate Trust Office of the Trustee or at the office of any Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer to be maintained as provided in Section 7.4.

(e) Interest on any Class A Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Class A Note (or one or more predecessor Class A Notes) is registered at the close of business on the Regular Record Date for such interest. Payments of principal to Holders of Class A Notes shall be made in the proportion that the Aggregate Outstanding Amount of the Class A Notes registered in the name of each such Holder on such Regular Record Date or Redemption Record Date bears to the Aggregate Outstanding Amount of all Class A Notes on such Regular Record Date or Redemption Record Date.

(f) (i) Subject to Section 2.7(a), following any Payment Date giving rise to any Defaulted Interest with respect to the Class A Notes, the Trustee shall make payment of such Defaulted Interest and any accrued and unpaid interest thereon on such date that is not more than three Business Days after sufficient funds are available therefor in the Interest Collection Account (a “Special Payment Date”). The special record date (a “Special Record Date”) for the payment of such Defaulted Interest shall be one Business Day prior to the Special Payment Date as fixed by the Trustee. The Trustee shall notify the Issuer, the Paying Agent and the applicable Holders of the Class A Notes of such Special Payment Date and the Special Record Date at least two Business Days prior to the Special Payment Date. Defaulted Interest shall be paid on such Special Payment Date based on the principal amount Outstanding to the Holders of the applicable Class A Notes as of the close of business on such Special Record Date in accordance with the priorities set forth in Section 11.1(a)(A).

(ii) Notwithstanding the foregoing, payment of any Defaulted Interest may be made in any other lawful manner in accordance with the priorities set forth in Section 11.1(a)(A) if notice of such payment is given by the Trustee to the Issuer and the Holders of the Class A Notes and such manner of payment shall be deemed practicable by the Trustee.

(g) Interest accrued with respect to the Class A Notes shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360, commencing on the Closing Date.

(h) All reductions in the principal amount of a Class A Note (or one or more predecessor Class A Note) effected by payments of installments of principal made on any day shall be binding upon all future Holders of such Class A Note and of any Class A Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Class A Note.

(i) Notwithstanding any other provision of this Indenture, the obligations of the Issuer under this Indenture and the Class A Notes are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the terms of this Indenture. After having realized the Collateral and distributed the net proceeds thereof in accordance with this Indenture, none of the Trustee, the Holders of the relevant Class A Notes nor any other Secured Party may take any further steps against the Issuer in respect of any sums still unpaid in respect of the relevant Class A Notes or any other obligations of the Issuer under this Indenture and all obligations of and claims against either or both of the Issuer hereunder or under the Class A Notes or in connection herewith or therewith shall be extinguished and shall not revive. No recourse shall be had for the payment of any amount owing in respect of the Class A Notes against any agent, officer, manager, member, employee or incorporator of the Issuer, the Collateral Manager or any successors or assigns thereof for any amounts payable under the Class A Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Class A Notes or secured by this Indenture, and the same shall continue until paid or discharged out of the Collateral or until the Collateral has been exhausted. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Class A Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person.

(j) Subject to the foregoing provisions of this Section 2.7, each Class A Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Class A Note shall carry the rights of unpaid interest and principal that were carried by such other Class A Note.

(k) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Class A Notes, if the Class A Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled, then payments of principal of and interest on such Class A Notes shall be made in accordance with Section 5.9.

Section 2.8 Persons Deemed Owners.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the Person in whose name any Class A Note is registered as the owner of such Class A Note on the Register on the applicable Regular Record Date, Redemption Record Date or Special Record Date for the purpose of receiving payments of principal and interest on such Class A Note and on any other date for all other purposes whatsoever (whether or not such Class A Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary; provided, however, that DTC, or its nominee, shall be deemed the owner of the Global Notes, and except as otherwise provided herein, owners of beneficial interests in Global Notes will not be considered the owners of any Class A Notes.

Section 2.9 Cancellation.

All Class A Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Class A Notes shall be authenticated in lieu of or in exchange for any Class A Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All cancelled Class A Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order that they be returned to the Issuer. No Class A Notes shall be cancelled except under the circumstances specified in this Section 2.9.

Section 2.10 Global Notes; Temporary Notes.

(a) A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.5 of this Indenture and either (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or if at any time such depositary ceases to be a Clearing Agency and a successor depositary is not appointed by the Issuer within 90 days of such notice, or (ii) as a result of any amendment to or change in, the laws or regulations of the United States or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which become effective on or after the Closing Date, the Issuer or the Paying Agent becomes aware that it is or will be required to make any deduction or withholding from any payment in respect of the Class A Notes which would not be required if the Class A Notes were in definitive form. In addition, the owner of a beneficial interest in a Global Note will be entitled to receive a Definitive Note in exchange for such interest if an Event of Default has occurred and is continuing.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee’s applicable Corporate Trust Office, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall, upon Issuer Order, authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount or notional amount, as the case may be, of the Class A Notes, as applicable, of authorized denominations. Any portion of a Rule 144A Global Class A Note transferred pursuant to this Section 2.10 shall be executed, authenticated and delivered in denominations of $500,000 and integral multiples of $1,000 in excess thereof. None of the Issuer, the Collateral Manager, the Registrar nor the Trustee shall be liable for any delay in delivery of such direction and may conclusively rely on, and shall be protected in relying on, such registration directions. None of the Issuer, the Collateral Manager, the Registrar nor the Trustee shall have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Notes held by the Depository or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Class A Note delivered by the Trustee or its agent in exchange for an interest in a Rule 144A Global Class A Note shall, except as otherwise provided by Section 2.5(g), bear the legend set forth in Exhibit A.

(c) Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Class A Notes.

(d) Upon receipt of notice from DTC of the occurrence of either of the events specified in paragraph (a) of this Section 2.10 or upon the written request of any beneficial owner of an interest in a Global Note following the occurrence and continuation of an Event of Default, the Issuer shall use its commercially reasonable efforts to make arrangements with DTC for the exchange of interests in the Global Notes for Definitive Notes and cause the requested Definitive Notes to be executed and delivered to the Registrar in sufficient quantities and authenticated by or on behalf of the Trustee for delivery to Holders of the Global Notes. In the event that Definitive Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes, the Issuer expressly acknowledges that such beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Notes would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Notes) as if Definitive Notes had been issued.

Pending the preparation of certificates for such Class A Notes, pursuant to this Section 2.10, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary certificates for such Class A Notes, that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such temporary certificates may determine, as conclusively evidenced by their execution of such certificates.

If temporary certificates for Class A Notes are issued, the Issuer will cause such Class A Notes to be prepared without unreasonable delay. The definitive certificates shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such definitive certificates. After the preparation of definitive certificates, the temporary certificates shall be exchangeable for definitive certificates upon surrender of the temporary certificates at the office or agency maintained by the Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary certificates, the Issuer shall execute, and, upon Issuer Order, the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of definitive certificates of authorized denominations. Until so exchanged, the temporary certificates shall in all respects be entitled to the same benefits under this Indenture as definitive certificates.

Persons exchanging interests in a Global Note for individual definitive Class A Notes will be required to provide to the Trustee, through DTC, written instructions and other information required by the Issuer and the Trustee to complete, execute and deliver such individual definitive Class A Notes. In all cases, individual definitive Class A Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC. None of the Issuer, the Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions as to the names of the beneficial owners in whose names such Class A Notes shall be registered or as to delivery instructions for such Class A Notes.

Section 2.11 No Gross Up.

Neither the Equity Owner nor the Issuer shall be obligated to pay any additional amounts to the Holders or beneficial owners of the Class A Notes to compensate for any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges required with respect to amounts payable under the Class A Notes.

Section 2.12 Class A Notes Beneficially Owned by Non-Permitted Holders.

Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Class A Notes to a Person that is not both a Qualified Institutional Buyer and a Qualified Purchaser shall be null and void ab initio and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

Section 2.13 Increases on the Class A Notes.

(a) The Class A Notes will be issued on the Closing Date in initial aggregate principal amounts equal to the Class A Initial Principal Amount and may be increased from time to time up to the Class A Maximum Principal Amount subject to the terms and conditions herein. The Registrar will make a record of any such increase in principal amount of the Class A Notes in the Register.

(b) After the Closing Date and up to and including the Effective Date, the aggregate outstanding principal amount of the Class A Notes may be increased up to the Class A Maximum Principal Amount (each such increase referred to as an “Increase”), in connection with the acquisition of Collateral Obligations permitted to be acquired hereunder or to be retained by the Issuer in anticipation of such acquisition; provided that an Issuer Order from the Collateral Manager substantially in the form of Exhibit G (an “Increase Request”) is delivered by, or on behalf of, the Issuer and received by the Trustee. Notwithstanding the foregoing, the Issuer (or the Collateral Manager on its behalf) shall not submit an Increase Request, and no such requested Increase may occur, if the Increase requested thereby will cause the quotient of the Aggregate Outstanding Amount of the Class A Notes divided by Class A Par Value Numerator to exceed 56.25%.

(c) The aggregate outstanding principal amount of the Class A Notes may be increased on any Business Day pursuant to subsection (b) above, only upon satisfaction of each of the following conditions with respect to each proposed Increase:

(i) The aggregate outstanding principal amount of the Rule 144A Global Class A Notes shall be increased in any number of times on or after the Closing Date; provided, that the aggregate principal amount of all Increases during the period from the Closing Date through the Effective Date shall not, in the aggregate, be less than $158,000,000.

(ii) The aggregate principal amount of any Increase shall be in a minimum amount of $22,000,000 (and in integral multiple of $50,000 in excess thereof), unless the remaining aggregate principal amount of the Class A Notes available for an Increase is less than such minimum amount, then in the entire available amount of the Class A Notes.

(iii) No Event of Default has occurred and is continuing.

(iv) After giving effect to such Increase, the principal amount of each Class A Note shall not exceed the Class A Maximum Principal Amount.

(v) The Trustee shall have received an Increase Request substantially in the form of Exhibit G (i) specifying the aggregate principal amount of the Increase to be applied to each Class A Note and the effective date of such Increase and (ii) certifying that all conditions precedent to such Increase on such Business Day have been satisfied.

(vi) The prior written consent of the Majority of the Controlling Class with respect to such Increase has been provided to the Issuer.

(vii) Notwithstanding anything herein to the contrary, if on the Effective Date the aggregate outstanding principal amount of the Class A Notes is less than the Class A Maximum Principal Amount of the Class A Notes, the Issuer (or the Collateral Manager on behalf of the Issuer) shall request from the respective Holders of the Class A Notes an Increase in an amount equal to such remaining principal amount of the Class A Notes and thereafter, no further Increases shall be made hereunder.

(d) Upon receipt of the cash proceeds of such Increase by or on behalf of the Issuer, the Trustee shall deposit such proceeds in the Principal Collection Account and shall instruct the Registrar to make appropriate notations on the Register or on its books and records of the amount of such adjustment to the outstanding principal amounts of each of the Class A Notes as specified in the Increase Request delivered to the Trustee in connection with an Increase, and the Issuer hereby authorizes the Trustee to make such notations on the Register and on its books and records as aforesaid. Further, in accordance with DTC’s procedures, the Trustee, as Registrar, will credit or cause to be credited to the account of the relevant Holder a principal amount of such Class A Note equal to such Increase.

(e) Notwithstanding the foregoing, or any other provision of this Indenture (including without limitation Article XI), the Issuer, at the option of the Equity Owner, shall have the right to direct the Trustee (such direction to be given no later than the Business Day immediately following the receipt of the cash proceeds of the final Increase such that the Outstanding Principal Amount of the Class A Notes equals the Class A Maximum Principal Amount) to make a cash distribution from the cash proceeds of such Increase to the Equity Owner but only if, and only to the extent that, after giving effect to such cash distribution, (A) the Class A Par Value Numerator minus the Aggregate Outstanding Amount of the Class A Notes shall not fall below $140,000,000, and (B) the aggregate Adjusted Collateral Amount of the Collateral, minus the Aggregate Outstanding Amount of the Class A Notes shall not fall below $136,500,000.

Section 2.14 Additional Issuances.

(a) Notwithstanding any other provision of this Indenture, at any time on or after the Closing Date and before the end of the Reinvestment Period, the Issuer may issue and sell any one or more new classes of notes that are fully subordinated to the existing Class A Notes and use the proceeds to purchase or in exchange for additional Collateral Obligations or as otherwise permitted under this Indenture, provided that the following conditions are met:

(i) such issuance is consented to by the Collateral Manager and a Majority of the Controlling Class;

(ii) immediately after giving effect to such issuance, (i) each Coverage Test is satisfied, or (ii) with respect to any Coverage Test that was not satisfied immediately prior to giving effect to such issuance, such Coverage Test is maintained or improved immediately after giving effect to such issuance and the application of the proceeds thereof;

(iii) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Trustee that provides that such additional issuance will not make the Issuer an association taxable as a corporation for federal, state or any applicable tax purposes;

(iv) the conditions for an additional issuance set forth in Section 3.5 have been satisfied; and

(v) an Officer’s Certificate of the Issuer is delivered to the Trustee stating that the foregoing conditions (i) through (vi) have been satisfied.

ARTICLE III.

CONDITIONS PRECEDENT; CERTAIN PROVISIONS

RELATING TO COLLATERAL

Section 3.1 General Provisions.

The Class A Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request, upon compliance with Section 3.2 and upon receipt by the Trustee of the following:

(a) an Officer’s Certificate of the Issuer (A) evidencing the authorization by company resolutions of the execution and delivery of, among other documents, this Indenture, the Collateral Management Agreement, the Asset Transfer Agreement, the Transfer Supplements, the Securities Account Control Agreement, the Collateral Administration Agreement, the Limited Liability Company Agreement, the execution, authentication and delivery of the Class A Notes and specifying the Stated Maturity, the principal amount and Note Interest Rate of the Class A Notes to be authenticated and delivered; and (B) certifying that (1) the attached copy of the company resolutions is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b) either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel on which the Trustee is entitled to rely, to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Class A Notes or (B) an Opinion of Counsel of the Issuer to the Trustee, to the effect that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Class A Notes except as may have been given for purposes of the foregoing, it being agreed that the opinions of Dechert LLP, substantially in the form of Exhibits B and C, respectively, shall satisfy this subclause (b);

(c) opinions of Dechert LLP, counsel to the Issuer dated the Closing Date, substantially in the form of Exhibit B and Exhibit C attached hereto (including all exhibits attached thereto);

(d) an opinion of Dechert LLP, counsel to the Collateral Manager dated the Closing Date;

(e) an opinion of SNR Denton US LLP, counsel to the Trustee dated the Closing Date;

(f) an Officer’s Certificate stating that the Issuer is not in Default under this Indenture and that the issuance of the Class A Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Limited Liability Company Agreement or other organizational documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Class A Notes have been complied with;

(g) an executed copy of the Securities Account Control Agreement;

(h) an executed copy of the Collateral Management Agreement;

(i) an executed copy of the Collateral Administration Agreement;

(j) an executed copy of the Limited Liability Company Agreement;

(k) an executed copy of the Asset Transfer Agreement and the Transfer Supplement; and

(l) such other documents as the Trustee may reasonably require; provided that nothing in this subclause (l) shall imply or impose a duty on the Trustee to so require.

Section 3.2 Security for the Class A Notes.

The Class A Notes to be issued on the Closing Date may be executed by the Issuer, and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order and upon delivery by the Issuer to the Trustee, and receipt by the Trustee, of the following:

(a) Grant of Collateral Obligations. Fully executed copies of this Indenture and copies of any other instrument or document, fully executed (as applicable), necessary to consummate and perfect the Grant set forth in the Granting Clauses of this Indenture of a perfected security interest that is of first priority, free of any adverse claim or the legal equivalent thereof in favor of the Trustee on behalf of the Holders of the Class A Notes in all of the Issuer’s right, title and interest in and to the Collateral Obligations and any Deposit pledged to the Trustee for inclusion in the Collateral on the Closing Date, including compliance with the provisions of Section 3.3.

(b) Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Obligation and any Deposit pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the Delivery thereof on the Closing Date:

(i) the Issuer has good and marketable title to such Collateral Obligation and Deposit free and clear of any liens, claims, encumbrances or defects of any nature whatsoever except (1) for those which are being released on the Closing Date or (2) for those encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Obligation prior to the Closing Date and owed by the Issuer to the seller of such Collateral Obligation;

(ii) the Issuer has acquired its ownership in such Collateral Obligation and Deposit in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation and Deposit (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation and Deposit to the Trustee;

(v) the information set forth with respect to such Collateral Obligation in Schedule A is correct;

(vi) the Collateral Obligations to be included in the Collateral satisfy the requirements of the definition of “Collateral Obligation” and, together with any Deposit, Section 3.2(a); and

(vii) upon Grant by the Issuer and the taking of the relevant actions contemplated by Section 3.3, the Trustee has a perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof.

(c) (i) Deposits to Principal Collection Account. On the Closing Date, the Issuer shall have delivered the Deposit in an amount of approximately $22,000,000 to the Trustee and the Trustee shall have deposited such Deposit in the Principal Collection Account for purchases of Collateral Obligations after the Closing Date; provided that, notwithstanding any other provision of this Indenture (including Article XI), the Issuer, at the option of the Equity Owner, shall have the right to direct the Trustee (such direction to be given on the Closing Date) to make a one-time cash distribution from such Deposit to the Equity Owner in an amount not to exceed $3,666,666.67. The purchase price to be paid by the Issuer on the Closing Date for the Collateral

Obligations listed on Schedule A on the Closing Date shall consist of the issuance of the Issuer’s membership interest to the Equity Owner. On or prior to the date of the first Increase, the Issuer shall deliver cash in an amount of $95,000,000 to the Trustee for deposit in the Principal Collection Account; provided that the Issuer, at the option of the Equity Owner, may deliver to the Trustee, in lieu of cash, Collateral Obligations in an Aggregate Principal Amount of not less than $95,000,000 and subject to the prior written consent of the Majority of the Controlling Class with respect to each such Collateral Obligation.

(ii) Deposit to Expense Reserve Account. On the Closing Date, the Issuer shall have delivered the Expense Reserve Amount to the Trustee for deposit in the Expense Reserve Account.

(d) Issuer Accounts. Evidence of the establishment of the Issuer Accounts.

(e) Issuer Requests. An Issuer Request from the Issuer directing the Trustee to authenticate the Class A Notes in the amounts and names set forth therein.

(f) Related Collateral Obligations. On the Closing Date the Issuer shall have acquired (or committed to acquire) Collateral Obligations with an Aggregate Principal Amount equal to $167,068,289.16 from the Equity Owner. Any asset that is subject to a commitment to acquire on the Closing Date shall be termed a “Related Collateral Obligation”. The Collateral Manager, on behalf of the Issuer, shall use commercially reasonable efforts to complete the legal assignment of the Related Collateral Obligations to the Issuer in a timely manner after the Closing Date and, in any event, no later than the 30 Business Days after such Closing Date. Any Related Collateral Obligation shall not be considered part of the Collateral hereunder until the settlement date has occurred and such Related Collateral Obligation has been legally assigned to the Issuer. If the completion of the legal assignment of a Related Collateral Obligation has not occurred within 30 Business Days of the Closing Date, then, upon the direction of the Majority of the Controlling Class, as set forth in the relevant sale and participation agreement, the trade with respect to such Related Collateral Obligation shall be deemed cancelled and the Issuer shall have no monetary obligation to the Equity Owner.

Section 3.3 Delivery of Pledged Obligations.

(a) The Trustee shall credit all Collateral Obligations and Eligible Investments purchased in accordance with this Indenture and Cash to the relevant Issuer Account established and maintained pursuant to Article X, as to which in each case the Trustee and the Issuer shall have entered into the Securities Account Control Agreement.

(b) Each time that the Issuer, or the Collateral Manager on behalf of the Issuer, shall direct or cause the acquisition of any Collateral Obligation or Eligible Investment, the Issuer or the Collateral Manager on behalf of the Issuer shall, if such Collateral Obligation or Eligible Investment has not already been transferred to the relevant Issuer Account, cause such Collateral Obligation or Eligible Investment to be Delivered. The security interest of the Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Trustee, thereupon be released. The security interest of the Trustee shall nevertheless come into existence and continue in such Collateral Obligation or Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Collateral Obligation or Eligible Investment.

(c) Without limiting the foregoing, the Issuer, or the Collateral Manager on behalf of the Issuer, will use its commercially reasonable efforts to direct the Issuer Accounts Securities Intermediary to take such different or additional action as may be necessary in order to maintain the perfection or priority of the security interest in the event of any change in applicable law or regulation, including without limitation Articles 8 and 9 of the UCC, in accordance with Section 7.7.

(d) In addition to the steps specified in subclauses (b) and (c) above, the Issuer or the Collateral Manager (at the sole cost and expense of the Issuer) on behalf of the Issuer will use commercially reasonable efforts to take all actions necessary or advisable under the laws of the applicable jurisdiction of organization of the Issuer to protect the security interest of the Trustee.

Section 3.4 Purchase and Delivery of Collateral Obligations and Other Actions During the Initial Investment Period; Effective Date Requirements.

(a) Investment of Deposit in Collateral Obligations. The Collateral Manager on behalf of the Issuer shall seek to invest the Deposits and Increases, as applicable, in Collateral Obligations in accordance with the provisions hereof. Subject to the provisions of this Section 3.4, all or any portion of the Deposit or Increase may be applied prior to the end of the Reinvestment Period to purchase a Collateral Obligation or one or more Eligible Investments for inclusion in the Collateral upon receipt by the Trustee of an Issuer Order with respect thereto directing the Trustee to pay out the amount specified therein against delivery of the Collateral Obligations or Eligible Investments specified therein.

(b) Investment of Deposit in Eligible Investments. Any portion of the Deposit or any Increase that is not invested in Collateral Obligations at 3:00 p.m., New York City time, on any Business Day during the Reinvestment Period shall, on the next succeeding Business Day or as soon as practicable thereafter, be invested in Eligible Investments as directed by the Collateral Manager in writing (which may be in the form of standing instructions).

(c) [Reserved].

(d) Schedule of Collateral Obligations. The Issuer shall cause to be delivered to the Trustee, the Collateral Administrator and the Controlling Class, as promptly as practicable on or after the Effective Date, either an amended Schedule of Collateral Obligations to this Indenture or a list of Collateral Obligations setting forth all Collateral Obligations acquired by the Issuer and Granted to the Trustee pursuant to Section 3.2 and this Section 3.4 between the Closing Date and the Effective Date, which schedule or list shall supersede any prior Schedule of Collateral Obligations delivered to the Trustee and the Collateral Administrator, and which schedule or list shall include all Collateral Obligations held as of the Effective Date.

(e) Accountants’ Certificate. The Issuer shall cause to be delivered to the Trustee, the Collateral Administrator and the Collateral Manager, as promptly as practicable on or after the Effective Date (and in any event no later than the Business Day prior to the Payment Date in May 2013), an Accountants’ Certificate, dated as of the Effective Date, (i) confirming certain information with respect to each Collateral Obligation, purchased by or on behalf of the Issuer, set forth on the amended Schedule of Collateral Obligations or list of Collateral Obligations, as the case may be, delivered pursuant to Section 3.4(d) and certain information provided by the Issuer with respect to every other asset included in the Collateral, by reference to such sources as shall be specified therein, (ii) evidencing the calculation of the Class A Par Value Test and the Concentration Limitations as of the Effective Date and (iii) specifying the procedures undertaken by them to review data and computations relating to such information.

(f) Legal Opinion. The Issuer shall cause to be delivered to the Trustee, as promptly as practicable on or after the Effective Date, an Opinion of Counsel as of the Effective Date, similar in substance to the opinions delivered on the Closing Date pursuant to Section 3.1(c) with respect to the perfection of the security interests granted by the Issuer to the Trustee.

Section 3.5 Conditions for Additional Issuances.

(a) Terms for Issuance of Additional Notes. Any additional notes to be issued after the Closing Date but before the end of the Reinvestment Period in accordance with Section 2.14 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i) Officers’ Certificates of the Issuer Regarding Corporate Matters. An Officer’s Certificate of the Issuer (A) evidencing the authorization of the execution, authentication and delivery of the notes applied for by it and specifying the Stated Maturity, principal amount and the note interest rate of the notes applied for by it and (B) certifying that (1) the attached copy of the relevant resolution providing such authorization is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii) Governmental Approvals. Either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional notes or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional notes except as has been given.

(iii) Officers’ Certificates of the Issuer Regarding Indenture. An Officer’s Certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the additional notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.14 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional notes applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of such notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made. The Officer’s Certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the date of additional issuance.

(iv) Supplemental Indenture. A fully executed counterpart of the supplemental indenture pursuant to Article VIII making such changes to this Indenture as shall be necessary to permit such additional issuance.

(v) S&P Rating Condition. If the Class A Notes are rated by S&P at the time of the additional issuance, an Officer’s Certificate of the Issuer confirming that the S&P Rating Condition has been satisfied with respect to the additional issuance.

(vi) Issuer Order for Deposit of Funds into Accounts. One or more Issuer Orders signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of (1) such amounts as are determined (at the date of issuance by the Collateral Manager) to be necessary to account for expenses arising in connection with such additional issuance into the Expense Reserve Account for use pursuant to Section 10.3(d), and (2) the net proceeds of the issuance into the Principal Collection Account for use pursuant to Section 10.3(b).

(vii) Evidence of Required Consents. A certificate of the Collateral Manager consenting to such additional issuance and satisfactory evidence of the consent of a Majority of the Controlling Class.

(viii) Opinion and Certificate. An Opinion of Counsel and Officer’s Certificate of the Issuer delivered to the Trustee stating that the foregoing conditions (i) through (vii) have been satisfied.

(ix) Other Documents. Such other documents as the Trustee may reasonably require.

ARTICLE IV.

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Class A Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Class A Notes, (iii) rights of Holders to receive payments of principal thereof, interest thereon and distributions as provided herein, (iv) the rights and immunities of the Trustee hereunder and the obligations of the Trustee in respect of the matters described in this Section 4.1, and in the last sentence of Section 4.1(c), (v) the rights and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either

(i) all Class A Notes theretofore authenticated and delivered (other than (A) Class A Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Class A Notes for whose payment money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust as provided in Section 7.5) have been delivered to the Trustee for cancellation; or

(ii) all Class A Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year pursuant to Section 9.1 under an arrangement satisfactory to the Trustee and there has been given notice of redemption by the Issuer pursuant to Section 9.3 and, in the case of (A), (B) or (C) the Issuer has irrevocably deposited or caused to be deposited with the Trustee in an account which account shall be maintained for the benefit of the Holders, in trust for such purpose, Cash or non-callable direct obligations of the United States of America, provided that (x) the obligations are Eligible Investments, in an amount sufficient, as verified by a firm of certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Class A Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Class A Notes which have become due and payable), or to the Stated Maturity or the Redemption Date, as the case may be and (y) the obligations constitute all of the Eligible Investments owned by the Issuer, the Issuer owns no Collateral Obligations and all such obligations mature no later than the Stated Maturity; provided, however, that this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Collateral Management Agreement by the Issuer; and

(c) (i) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with; or

(ii) the Issuer has delivered to the Trustee an Officer’s Certificate stating that (i) there are no Pledged Obligations that remain subject to the lien of this Indenture and (ii) all funds on deposit in the Issuer Accounts have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Administrator and, if applicable, the Collateral Manager and the Noteholders, as the case may be, under Sections 2.5, 2.6, 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.11, 6.16, 6.17, 7.1, 7.4, 7.5, 7.16(d) and Article XIII and Article XIV shall survive the satisfaction and discharge of this Indenture.

Section 4.2 Application of Trust Money.

All monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of Class A Notes and this Indenture, including the Priority of Payments, to the payment of the principal, interest and either directly or through any Paying Agent, as the Trustee may determine, to the Person entitled thereto of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required herein or required by law.

Section 4.3 Repayment of Monies Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Class A Notes, all monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.5 and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE V.

REMEDIES

Section 5.1 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(a) a default in the payment, when due and payable, of any interest on any Class A Note, which default shall continue for a period of five Business Days (or, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, any Paying Agent or the Registrar, such default continues for a period of five or more Business Days after the Trustee receives written notice of or a Trust Officer has actual knowledge of such administrative error or omission);

(b) a default in the payment of principal on any Class A Note at its Stated Maturity or Redemption Date (unless notice of such redemption has been timely withdrawn);

(c) the failure on any Payment Date to disburse amounts available in the Payment Account in excess of $1,000 in accordance with the Priority of Payments and continuation of such failure for a period of ten Business Days (provided, if such failure results solely from an administrative error or omission by the Trustee, such default continues for a period of ten or more Business Days after the Trustee receives written notice of or a Trust Officer has actual knowledge of such administrative error or omission);

(d) as of any Measurement Date, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Aggregate Principal Amount of all Collateral Obligations plus (2) the aggregate Market Value of all Defaulted Obligations as of such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes, to equal or exceed 147.07%;

(e) a circumstance in which the Issuer or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(f) a default in the performance, in a material respect, or breach, in a material respect, of any covenant, representation, warranty or other agreement of the Issuer in this Indenture (other than a covenant or agreement which is specifically addressed elsewhere in this Section 5.1) (it being understood that a failure to satisfy a Collateral Quality Test, a Coverage Test, a Concentration Limitation or, other than in connection with the purchase of a Collateral Obligation, any of the Reinvestment Criteria, does not constitute a default or breach) or in any certificate or other writing delivered pursuant hereto or in connection herewith or if any representation or warranty of the Issuer in this Indenture or in any certificate or writing delivered pursuant hereto proves to be incorrect in any material respect when made, and, in each case, the continuance of such default or breach for a period of 5 Business Days after written notice thereof shall have been given to the Issuer and the Collateral Manager by the Trustee or to the Issuer, the Collateral Manager and the Trustee by the Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(g) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent or granting an order for relief or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or an involuntary case or Proceeding shall be commenced against the Issuer seeking any of the foregoing and such case or Proceeding shall continue in effect for a period of 60 consecutive days;

(h) the institution by the Issuer of Proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency Proceedings against it, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(i) GSO / Blackstone Debt Funds Management LLC ceases to be the sub-advisor of FSIC II Advisor, LLC; or

(j) the failure of the Issuer to deliver the tax opinion required under Section 7.17(e) hereof.

Upon the occurrence of an Event of Default, the Issuer shall promptly notify the Trustee, the Collateral Administrator, the Collateral Manager, the Holders and each Paying Agent in writing.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(g) or 5.1(h)), the Trustee may by notice to the Issuer or shall, at the written direction of a Majority of the Controlling Class by notice to the Issuer (and the Trustee shall in turn provide notice to the Holders of all Class A Notes then Outstanding) declare the principal of and accrued and unpaid interest on all the Class A Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(g) or (h) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Class A Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

(b) At any time after such a declaration of acceleration of the Stated Maturity of the Class A Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay, and shall pay:

(A)	all overdue installments of interest on and principal of the Class A Notes (other than amounts due solely as a result of such acceleration);

(B)	to the extent that payment of such interest is lawful, interest upon any Defaulted Interest at the Note Interest Rate;

(C)	all unpaid taxes and Administrative Expenses and other sums paid or advanced by the Trustee and the Collateral Administrator hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Administrator and their agents and counsel; and

(ii) the Trustee has determined that either (1) all Events of Default, other than the non-payment of the interest on or principal of Class A Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination or (2) a Majority of the Controlling Class by written notice to the Trustee has waived such Event of Default as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default has occurred and is continuing and the Class A Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, or at any time on or after the Stated Maturity of the Class A Notes, the Trustee may in its discretion after written notice to the Holders of the Class A Notes and shall upon written direction of a Majority of the Controlling Class (subject to the terms hereof) proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings, in its own name and as trustee of an express trust, as the Trustee shall reasonably deem most effective (if no direction by a Majority of the Controlling Class is received by the Trustee) or as the Trustee may be directed by a Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Class A Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Class A Notes, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Class A Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of each of the Class A Notes and, to file such other papers or documents and take such other actions as may be necessary, including sitting on a committee of creditors, or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Holders of Class A Notes allowed in any Proceedings relative to the Issuer or other obligor upon the Class A Notes or to the creditors or property of the Issuer or such other obligor;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Class A Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or a Person performing similar functions in comparable Proceedings; and

(c) to collect and receive any monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of Class A Notes and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of Class A Notes to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of Class A Notes, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Class A Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of Class A Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of Class A Notes.

Section 5.4 Remedies.

(a) If an Event of Default shall have occurred and be continuing, and the Class A Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may (and shall, subject to the terms hereof, upon written direction by a Majority of the Controlling Class), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Class A Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral monies adjudged due;

(ii) sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 and provided such sale of all or a portion of the Collateral is at market prices obtained at public auction;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v) to the extent not inconsistent with subclauses (i) through (iv), exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless any of the conditions specified in Section 5.5(a) is met or the preservation of the Collateral by the Trustee is prohibited by applicable law.

The Trustee may, but need not, obtain and rely upon an opinion or advice of an Independent investment banking firm of national reputation as to the feasibility and recommended manner of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the Proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal and interest on the Class A Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency and the fees and expenses of any firm so retained shall be Administrative Expenses.

(b) If an Event of Default as described in Section 5.1(f) shall have occurred and be continuing the Trustee at the written request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under Section 5.1(f), and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Secured Party, to the extent permitted by the UCC, may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such sale may, in paying the purchase money, turn in any of the Class A Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Class A Notes so turned in by such Holder (taking into account any amounts payable prior to such Secured Party in accordance with the Priority of Payments and Article XIII). Said Class A Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Issuer, the Trustee and the Secured Parties, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture, neither the Trustee, in its own capacity, or on behalf of any Holder of Class A Notes, nor any Secured Parties may, prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of all Class A Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy or similar laws. Subject to Section 2.7(i), nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5 Optional Preservation of Collateral.

(a) If an Event of Default shall have occurred and be continuing and an acceleration has occurred, the Trustee shall retain the Collateral, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts hereunder in accordance with the provisions of Article X, Article XI, Article XII and Article XIII unless:

(i) the Trustee determines (based upon information provided to it by the Collateral Manager in accordance with Section 5.5(c) or, if Cause has occurred under the Collateral Management Agreement, a Majority of the Controlling Class), and a Majority of the Controlling Class agree with such determination, that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the expenses of such sale or liquidation) would be sufficient to pay in full the sum of:

(A) the principal and accrued interest with respect to all the Outstanding Class A Notes; and

(B) all items prior to payments on the Outstanding Class A Notes pursuant to Section 11.1(a)(D); or

(ii) (1) with respect to an Event of Default other than an Event of Default under Section 5.1(i), a Majority of the Controlling Class, subject to the terms and conditions set forth below, direct the sale and liquidation of the Collateral, or (2) with respect to an Event of Default under Section 5.1(i), 100% of the Controlling Class, subject to the terms and conditions set forth below, direct the sale and liquidation of the Collateral.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Collateral if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral if prohibited by applicable law or if the Trustee is directed to liquidate the Collateral pursuant to Section 5.5(a)(ii).

(c) In determining whether the conditions specified in Section 5.5(a)(i) are satisfied, the Trustee shall rely upon the bid prices obtained by the Collateral Manager (or if Cause has occurred under the Collateral Management Agreement, a Majority of the Controlling Class) with respect to each security and debt obligation contained in the Collateral from two nationally recognized dealers(or in the event that there is only one market maker, then the Collateral Manager (or a Majority of the Controlling Class, as applicable) shall obtain a bid price from that market maker), as specified by the Collateral Manager (or a Majority of the Controlling Class, as applicable) in writing, at the time making a market in such securities and debt obligations and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices (or if only one bid price is received, on the basis of such bid price) for each such security and debt obligation. In addition, in determining issues relating to whether the conditions specified in Section 5.5(a)(i) are satisfied and to the terms of a bid and sale, the Trustee may retain and rely on an opinion or advice of an Independent investment banking firm of national reputation and their fees will be an Administrative Expense. So long as the Collateral Manager obtains bid prices from at least two nationally recognized dealers (unaffiliated with the Collateral Manager or its affiliates) for any security or debt obligation contained in the Collateral Portfolio, the Collateral Manager and its affiliates, subject to Section 12.3, will also be permitted to bid on such security or debt obligation and submit such bid to the Trustee.

(d) The Trustee shall promptly deliver to the Holders of the Class A Notes and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i). The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and acceleration which is continuing and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a)(i). In the case of each calculation made by the Trustee pursuant to Section 5.5(a)(i), the Trustee shall, at the expense of the Issuer, obtain a letter of an Independent certified public accountant of national reputation confirming the mathematical accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture.

Section 5.6 Trustee May Enforce Claims Without Possession of Class A Notes. All rights of action and claims under this Indenture or the Class A Notes may be prosecuted and enforced by the Trustee without the possession of any of the Class A Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and its agents and attorneys in counsel, shall be applied as set forth in Section 5.7.

Section 5.7 Application of Money Collected.

The application of any money collected by the Trustee pursuant to this Article V and any money that may then be held or thereafter received by the Trustee hereunder shall be applied on one or more dates fixed by the Trustee (which may be dates other than Payment Dates) subject to Section 13.1, and otherwise in accordance with Section 11.1(a)(D). For the avoidance of doubt, any such application of money under this Indenture shall be made only in accordance with the Priority of Payments set forth in Section 11.1(a)(D) except to the extent provided otherwise in Section 13.1.

Section 5.8 Limitation on Suits.

No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) except as otherwise provided in Section 5.9, the Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class shall have made a written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as the Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Class A Notes or to obtain or to seek to obtain priority or preference over any other Holders of Class A Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the

Holders of Class A Notes, subject to and in accordance with Section 13.1 and otherwise in accordance with the Priority of Payments. In addition, any action taken by any one or more Holders of Class A Notes shall be subject to the same restrictions imposed on the Trustee in accordance with Section 5.4(d).

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act on the direction of the group of Holders representing the greater percentage of the Controlling Class and if the groups shall represent the same percentage, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.9 Unconditional Rights of Holders of Class A Notes to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture (but subject to Section 2.7(i)), the Holder of any Class A Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Class A Note as such principal and interest become due and payable in accordance with the Priority of Payments, except as provided otherwise in Section 13.1.

Section 5.10 Restoration of Rights and Remedies.

If the Trustee or any Holder of Class A Notes has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of Class A Notes then and in every such case the Issuer, the Trustee and such Holder of Class A Notes shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders of Class A Notes shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of the Class A Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.13 Control by Noteholders.

A Majority of the Controlling Class shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust, right, remedy or power conferred on the Trustee; provided that:

(a) such direction be in writing and shall not be in conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by it that is not inconsistent with such direction or this Indenture; provided, however, that, subject to Section 6.1, it need not take any action that it determines might involve it in liability;

(c) the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(d) any direction to the Trustee to undertake a sale of the Collateral shall be by the Noteholders secured thereby representing the percentage of the Aggregate Outstanding Amount of Class A Notes specified in Section 5.4 or 5.5, as applicable.

Section 5.14 Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Class A Notes waive any past Default and its consequences, except a Default:

(a) constituting a Payment Default; or

(b) in respect of a covenant or provision for the individual protection or benefit of the Trustee, without its consent.

In the case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give notice of any such waiver to the Collateral Manager.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Class A Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of Class A Notes, or group of Holders of Class A Notes, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder of Class A Notes for the enforcement of the payment of the principal of or interest on any Class A Note on or after the Stated Maturity expressed in such Class A Note (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that they may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17 Sale of Collateral.

(a) The power to effect any sale of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired (subject to Section 5.5(d) in the case of sales pursuant to Section 5.5) until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee may and shall, upon written direction of a Majority of the Controlling Class, from time to time postpone any sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b) The Trustee may bid for and acquire any portion of the Collateral in connection with a public sale thereof. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c) If any portion of the Collateral consists of Unregistered Securities, the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no-action position from the Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities.

(d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest, without recourse, representation or warranty, in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to execute and deliver any instruments and take all action (whether in its name or in the name of the Issuer) necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.18 Action on the Class A Notes.

The Trustee’s right to seek and recover judgment on the Class A Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders of the Class A Notes shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE VI.

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default actually known to a Trust Officer of the Trustee:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within fifteen (15) days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b) In case an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager and/or a Majority (or such larger percentage as may be expressly required by the terms hereof) of the Controlling Class or any other required Classes relating to its obligations as set forth herein and relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services, including mailing of notices under Article V under the Indenture; and

(v) in no event shall the Trustee be liable for special, indirect, or consequential loss or damage (including loss profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(e), 5.1(f) 5.1(g), 5.1(h), or 5.1(i), unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Class A Notes generally, the Issuer, the Collateral or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1 and Section 6.3.

Section 6.2 Notice of Default.

Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail or telecopy to the Collateral Manager and to all Holders of Class A Notes, as their names and addresses appear on the Register, notice of all Defaults hereunder actually known to a Trust Officer of the Trustee, unless such Default shall have been cured or waived.

Section 6.3 Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document (including the Valuation Report) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cashflows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports, opinions or advice of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities or loan pricing quotation services;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against all costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or documents, but the Trustee, in its discretion, may and, upon the written direction of a Majority of the Controlling Class, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled to receive, on reasonable prior notice to the Collateral Manager, copies of the books and records of the Collateral Manager relating to the Class A Notes and the Collateral, and on reasonable prior notice to the Issuer, to examine the books and records relating to the Class A Notes and the Collateral and the premises of the Issuer personally or by agent or attorney during the Issuer’s normal business hours; provided that the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory or governmental authority and (ii) except to the extent that the Trustee in its sole judgment may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, subject to Section 6.1(b), prudently believes to be authorized or within its rights or powers hereunder;

(i) for the avoidance of doubt, any permissive right or discretionary act of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be responsible for other than its own negligent action, its own negligent failure to act, or its own willful misconduct with respect to the performance of such act;

(j) the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, any Transfer Agent (other than the Bank acting in such capacity), Issuer Accounts Securities Intermediary (other than the Bank acting in such capacity), any Calculation Agent (other than the Trustee itself acting in such capacity) or any Paying Agent (other than the Bank acting in that capacity);

(k) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(l) the Trustee shall not be liable for the actions or omissions of the Collateral Manager, and without limiting the foregoing, the Trustee shall not (except to the extent expressly provided in this Indenture) be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by it from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral and the Trustee shall have no additional duties following the resignation or removal of the Collateral Manager;

(m) the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any Indenture referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance;

(n) the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or the powers granted hereunder;

(o) nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Collateral Manager;

(p) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances);

(q) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(r) to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided; and

(s) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Trustee’s secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

(t) The Collateral Administrator shall have the same rights, privileges and indemnities afforded to the Trustee in this Article VI.

Section 6.4 Not Responsible for Recitals or Issuance of Class A Notes.

The recitals contained herein and in the Class A Notes, other than the Certificate of Authentication thereon with respect to the Trustee, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. Except as set forth in Section 6.14, the Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Class A Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Class A Notes or the Proceeds thereof or any money paid to the Issuer pursuant to the provisions hereof.

Section 6.5 May Hold Class A Notes.

The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Class A Notes and may otherwise deal with the Issuer or any of its Affiliates, with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6 Money Held in Trust.

Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments that are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7 Compensation and Reimbursement.

(a) The Issuer agrees:

(i) to pay the Trustee on each Payment Date, the compensation set forth in the letter agreement dated October 2, 2012 (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, costs, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture relating to the maintenance and administration of the Collateral, the administration of the terms of this Indenture, the performance of its duties hereunder, or in the enforcement of any provision hereof or exercise of any rights or remedies hereunder (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 5.17, 10.5 or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith);

(iii) to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

(iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13.

(b) The Issuer shall pay the Trustee the fees and expenses specified in this Section 6.7 in accordance with Section 11.1 of this Indenture.

(c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day (or, if longer, the applicable preference period) after the payment in full of all of the Class A Notes.

(d) The amounts payable to the Trustee on any Payment Date pursuant to Section 6.7(a), or which may be deducted by the Trustee pursuant to Section 6.7(b) shall not exceed the amounts permitted to be applied to such Administrative Expenses on such Payment Date as provided in and in accordance with the Priority of Payments, and the Trustee shall have a lien ranking senior to that of the Holders upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee under Section 6.7 not to exceed such amount with respect to any Payment Date; provided, however, that the Trustee shall not institute any Proceeding for the enforcement of such lien except in connection with an action pursuant to Section 5.3 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties; provided, further, that the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of Holders in the manner set forth in Sections 5.4 and 5.5. For the avoidance of doubt, any amount payable to the Trustee pursuant to Section 6.7(a) and not paid on any Payment Date pursuant to this paragraph shall remain outstanding and be payable on the next Payment Date (subject to the limitations of this paragraph and the Priority of Payments).

The fees payable to the Trustee shall be computed on the basis of the actual number of days elapsed in the applicable Due Period divided by 360, and fees applicable to periods shorter or longer than a calendar quarterly period shall be prorated based on the number of days within such period. The Trustee shall apply amounts pursuant to Section 5.7 and Section 11.1(a)(A), (B) or (D) only to the extent that the payment thereof will not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.1(c)(iv) and Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder. No direction by a Majority of the Controlling Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

The payment of any fee or expense due to the Trustee is subject to the availability of funds and the Priority of Payments. If, on any date when a fee shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable, together with compensatory interest thereon (at a rate not to exceed the federal funds rate), on such later date on which a fee shall be payable and sufficient funds are available therefor.

Section 6.8 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any state thereof and subject to supervision or examination by federal or state banking authority, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, having an office within the United States and having a long-term senior unsecured debt rating of at least “BBB” by S&P (an institution meeting such ratings, an “Eligible Institution”); provided that if any such institution is downgraded such that it no longer constitutes an Eligible Institution hereunder, the Issuer shall use commercially reasonable efforts to replace such institution with a replacement Eligible Institution within 60 calendar days of the ratings downgrade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Subject to the proviso above, if at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10. The indemnification in favor of the Trustee in Section 6.7 shall survive any resignation or removal of the Trustee (to the extent of indemnified liabilities, costs, expenses and other indemnified amounts arising or incurred prior to, or arising as a result of actions or omissions occurring prior to, such resignation or removal).

(b) The Trustee may resign at any time by giving 30 days prior written notice thereof to the Issuer, the Noteholders and the Collateral Manager.

(c) The Trustee may be removed at any time by Act of a Majority of the Controlling Class, or may be removed at any time when an Event of Default shall have occurred and be continuing, by Act of a Majority of the Controlling Class, delivered to the Trustee, the Collateral Manager and the Issuer.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by a Majority of the Controlling Class; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee or (B) subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) Upon (i) receiving any notice of resignation of the Trustee, (ii) any determination that the Trustee be removed, or (iii) any vacancy in the position of Trustee, then the Issuer shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees; provided that such successor Trustee shall be appointed (i) only upon the written consent of a Majority of the Controlling Class, and (ii) subject to the approval of the Collateral Manager, not to be unreasonably withheld. If the Issuer shall fail to appoint a successor Trustee within 30 days after such notice of resignation, determination of removal or the occurrence of a vacancy, a successor Trustee may be appointed by Act of a Majority of the Controlling Class with the consent of the Collateral Manager (not to be unreasonably withheld). If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, determination of removal or the occurrence of a vacancy, then the Trustee to be replaced, or any Noteholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding the foregoing, at any time that an Event of Default shall have occurred and be continuing, a Majority of the Controlling Class shall have in lieu of the Issuer the Issuer’s rights to appoint a successor Trustee, such rights to be exercised by notice delivered to the Issuer and the retiring Trustee. Any successor Trustee shall, forthwith upon its acceptance of such appointment in accordance with Section 6.10, become the successor Trustee and supersede any successor Trustee.

(f) The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee (which shall be subject to the approval of the Collateral Manager, not to be unreasonably withheld) to the Collateral Manager and to the Holders of the Class A Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail any such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.10 Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of the Controlling Class or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee (which for purposes of this Section 6.11 shall be deemed to be the Trustee) shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Class A Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Class A Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Class A Notes.

Section 6.12 Co-Trustees and Separate Trustee.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuer and the Trustee (which for purposes of this Section 6.12 shall be deemed to be the Trustee) shall have power to appoint one or more Persons to act as co-Trustee jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.4 and to make such claims and enforce such rights of action on behalf of the Noteholders subject to the other provisions of this Section.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-Trustee. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, the Trustee shall have power to make such appointment.

Should any written instrument from the Issuer be required by any co-Trustee so appointed for more fully confirming to such co-Trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay (but only from and to the extent of the Collateral, after payment in full of the amounts payable pursuant to subclauses (i) through (vii) of Section 11.1(a)(A)) for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Class A Notes shall be authenticated and delivered by, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by, the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-Trustee jointly in the case of the appointment of a co-Trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-Trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order with a copy to the Collateral Manager, may accept the resignation of or remove any co-Trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-Trustee without the concurrence of the Issuer. A successor to any co-Trustee so resigned or removed may be appointed in the manner provided in this Section 6.12.

(d) no co-Trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-Trustee; and

(f) any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-Trustee.

Section 6.13 Certain Duties of Trustee Related to Delayed Payment of Proceeds.

In the event that in any month the Trustee determines based upon the information contained in the Monthly Report or information received from the Collateral Administrator that it has not received a payment with respect to any Pledged Obligation on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer), after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the issuer of such Pledged Obligation, the trustee under the related Reference Instrument or Paying Agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of subclause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall reasonably direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of a Pledged Obligation in connection with any such action under the Collateral Management Agreement, such release shall be subject to Section 10.6 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Collateral.

Section 6.14 Representations and Warranties of the Trustee.

The Trustee represents and warrants that: (a) the Trustee is a national banking association or a state-chartered banking association or corporation with trust powers, duly and validly existing under the laws of the United States or a state thereof, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as Trustee under this Indenture; (b) this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (c) neither the execution or delivery by the Trustee of this Indenture nor performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States governing the banking or trust powers of the Trustee; (d) there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of a Trust Officer of the Trustee, threatened that, if determined adversely to the Trustee, would have a material adverse effect upon the performance by the Trustee of its duties under, or on the validity or enforceability of, this Indenture; (e) the Trustee is not in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Trustee or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Indenture or the performance by the Trustee of its duties hereunder; and (f) as of the Closing Date, the Trustee has a combined capital and surplus in excess of $200,000,000, has an office within the United States and its long-term senior debt is rated “BBB” or above by S&P.

Section 6.15 Authenticating Agents.

Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Class A Notes in connection with issuances, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Class A Notes. For all purposes of this Indenture, the authentication of Class A Notes by an Authenticating Agent pursuant to this Section 6.15 shall be deemed to be the authentication of Class A Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer if the resigning or terminated Authenticating Agent was originally appointed at the request of the Issuer.

Unless the Authenticating Agent is the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense under Section 11.1. The provisions of Sections 2.9, 6.3, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.16 Representative for Holders of the Class A Notes Only; Agent for all other Secured Parties.

With respect to the security interests created hereunder, the pledge of any item of Collateral to the Trustee is to the Trustee as representative of the Holders of the Class A Notes and agent for each of the other Secured Parties; in furtherance of the foregoing, the possession by the Trustee of any item of Collateral, the endorsement to or registration in the name of the Trustee of any item of Collateral (including as entitlement Holder of the Collateral Account) are all undertaken by the Trustee in its capacity as representative of the Holders of the Class A Notes and agent for each of the other Secured Parties. The Trustee shall have no fiduciary duties to each of the other Secured Parties; provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

Section 6.17 Right of Trustee in Capacity of Registrar, Paying Agent, Calculation Agent or Securities Intermediary.

In the event that the Trustee is also acting in the capacity of Paying Agent, Registrar or Calculation Agent hereunder, the rights, protections, immunities or indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Trustee in its capacity as Paying Agent, Registrar or Calculation Agent.

ARTICLE VII.

COVENANTS

Section 7.1 Payment of Principal and Interest.

The Issuer will duly and punctually pay the principal of and interest on the Class A Notes in accordance with the terms of the Class A Notes and this Indenture. Amounts properly withheld under the Code, the United States Treasury Regulations under the Code or other applicable law, by the Issuer, the Trustee, any Paying Agent or any other Person from a payment to any Holder of the Class A Notes of interest, principal, and/or distribution shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture, and the Issuer shall not be obligated to pay any additional amounts to such Holder or any beneficial owner of the Class A Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Section 7.2 Compliance With Laws.

The Issuer will comply in all material respects with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to it, its business and its properties. The Issuer will always maintain at least two Independent Managers who are not Affiliates of the Collateral Manager.

Section 7.3 Maintenance of Books and Records.

The Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations hereunder and the Issuer shall keep and maintain, or cause the Board of Managers to keep or maintain at all times, or cause to be kept and maintained at all times in the registered office of the Issuer specified in the Limited Liability Company Agreement, all documents, books, records, accounts and other information as are required under the laws of Delaware.

Section 7.4 Maintenance of Office or Agency.

The Issuer hereby appoints the Trustee as a Paying Agent for the payment of principal and interest on the Class A Notes and where Class A Notes may be surrendered for registration of transfer or exchange.

Section 7.5 Money for Security Payments to be Held in Trust.

All payments of amounts due and payable with respect to any Class A Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer.

When the Issuer shall have a Paying Agent that is not also the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, no later than:

(a) the fifth calendar day after each Regular Record Date; and

(b) the fifth calendar day after each Special Record Date applicable to a Special Payment Date;

a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Class A Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, the Issuer shall, on or before the Business Day preceding each Payment Date or Special Payment Date, as the case may be, direct the Trustee in writing to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any moneys deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Class A Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying Agents shall be as set forth in Section 7.4. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided, however, that, such additional or successor Paying Agent must either (i) have a rating of “Aa2” or its equivalent by Moody’s and “AA” by S&P, (ii) agree not to hold any funds pursuant to this Indenture overnight or (iii) be acceptable to the Majority of the Controlling Class. The Issuer shall not appoint any Paying Agent (other than an initial Paying Agent) that is not, at the time of such appointment, a depositary institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.5, that such Paying Agent will:

(A) allocate all sums received for payment or distribution to the Holders of Class A Notes for which it acts as Paying Agent on each Payment Date and Special Payment Date among such Holders in the proportion specified in the applicable report or statement in accordance herewith, in each case to the extent permitted by applicable law;

(B) hold all sums held by it for the payment of amounts due with respect to the Class A Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(C) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Class A Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(D) if such Paying Agent is not the Trustee, at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(E) not, prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of the Class A Notes, institute against the Issuer, or voluntarily join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar laws of any jurisdiction within or without the United States. Nothing in this subclause (E) shall preclude, or be deemed to stop, the Paying Agent (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Paying Agent, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with a Paying Agent and not previously returned that remains unclaimed for twenty Business Days shall be returned to the Trustee. Except as otherwise required by applicable law, any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest or distribution on any Class A Note and remaining unclaimed for two years after such principal, interest or distribution has become due and payable shall be paid to the Issuer on Issuer Request; and the Holder of such Class A Note shall thereafter, as an unsecured general creditor, look only to the Issuer, and all liability of the Trustee or such Paying Agent with respect to such trust money (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease.

Section 7.6 Existence of Issuer.

(a) The Issuer shall take all reasonable steps to maintain its identity as a separate legal entity from that of its members. The Issuer shall keep its principal place of business at the address specified in Section 14.3. The Issuer shall keep separate books and records and will not commingle its respective funds with those of any other Person. The Issuer shall, to the maximum extent permitted by applicable law, keep in full force and effect its rights and franchises as a limited liability company incorporated under the laws of the State of Delaware, shall comply with the provisions of its organizational documents, and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Class A Notes or any of the Collateral.

(b) The Issuer shall ensure that all limited liability company or other formalities regarding its existence (including, to the extent required by applicable law, holding regular member and managers or other similar meetings) are followed and shall conduct business in its name. The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored, will fail to correct any known misunderstanding regarding its existence, or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not (A) have any employees (other than members, managers and any other officers appointed in compliance with the Limited Liability Company Agreement), (B) engage in any transaction with any member (other than the issuance of the Issuer’s equity) that would constitute a conflict of interest (provided that the Limited Liability Company Agreement, the Collateral Administration Agreement, the Asset Transfer Agreement and the Collateral Management Agreement shall not be deemed to be such a transaction that would constitute a conflict of interest) or (C) pay dividends other than in accordance with the provisions of this Indenture.

Section 7.7 Protection of Collateral.

(a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary to secure the rights and remedies of the Secured Parties hereunder and to:

(i) Grant more effectively all or any portion of the Collateral;

(ii) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv) enforce any of the Pledged Obligations or other instruments or property included in the Collateral;

(v) preserve and defend title to the Collateral and the rights therein of the Trustee and the Secured Parties in the Collateral and the Trustee against the claims of all persons and parties;

(vi) pay any and all taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize taxes and any other costs arising in connection with its activities; or

(vii) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this

Agreement or to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Trustee to file a UCC financing statement listing ‘all assets of the debtor’ in the collateral description of such financing statement.

The Issuer hereby designates the Trustee as its agent and attorney-in-fact to file, upon Issuer Order, any financing statement, continuation statement or other instrument required pursuant to this Section 7.7; provided that such appointment shall not impose upon the Trustee any of the Issuer’s obligations under this Section 7.7. The Issuer shall cause to be filed one or more continuation statements under the applicable UCC (it being understood that the Issuer (and to the extent the Trustee takes any action, the Trustee) shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Sections 3.1(c) and 7.8, as to the need to file such financing statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b) The Trustee shall not (i) except in accordance with Section 10.6(a), (b) or (c), as applicable, remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.8 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c), if no Opinion of Counsel has yet been delivered pursuant to Section 7.8) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

Section 7.8 Opinions as to Collateral.

For so long as any Class A Notes are Outstanding, on or before the Payment Date occurring in August of each calendar year, commencing in 2013, the Issuer shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, as of the date of such opinion, all financing statements previously filed in connection with the lien and security interest created by this Indenture remain effective and no additional financing statements, continuation statements or amendments with respect to such financing statements will be required to be filed over the next year to maintain the perfection of the security interest of this Indenture as such security interest otherwise exists on the date of such opinion (or specifying what additional financing statements, continuation statements or amendments are necessary).

Section 7.9 Performance of Obligations.

(a) If an Event of Default shall have occurred and be continuing, the Issuer shall not take any action that would release any principal obligor from any of such principal obligor’s covenants or obligations under any Reference Instrument, except in connection with the restructuring, default, waiver or amendment of any Collateral; provided, that a Majority of the Controlling Class shall have consented to such action.

(b) The Issuer may contract with other Persons, including the Collateral Manager and the Collateral Administrator, for the performance of actions and obligations to be performed by the Issuer hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Collateral Management Agreement by the Collateral Manager and the Collateral Administration Agreement by the Collateral Administrator. Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer will punctually perform, and use its commercially reasonable efforts to cause the Collateral Manager or such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement, the Collateral Administration Agreement or such other agreement.

(c) The Issuer agrees to comply in all material respects with all requirements applicable to them set forth in any Opinion of Counsel obtained pursuant to any provision of this Indenture including satisfaction of any event identified in any Opinion of Counsel as a prerequisite for the obtaining or maintaining by the Trustee of a perfected security interest in any Collateral Obligation, Substitute Collateral Obligation, Eligible Investment or other Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable.

Section 7.10 Negative Covenants.

(a) The Issuer will not:

(i) sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Indenture, the Asset Transfer Agreement and the Collateral Management Agreement;

(ii) claim any credit on, or make any deduction from, the principal or interest payable or amounts distributable in respect of the Class A Notes (other than amounts withheld in accordance with the Code or any other applicable law) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral (other than taxes levied or assessed in respect of amounts required to be deducted or withheld from the principal or interest payable in respect of the Class A Notes);

(iii) (A) incur or assume or guarantee any indebtedness or any contingent obligations, other than the Class A Notes, this Indenture and the other agreements and transactions expressly contemplated hereby and thereby or (B) issue any additional securities (other than the issuance of the Issuer’s equity on the date hereof or issuances permitted hereunder or under the Asset Transfer Agreement);

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Class A Notes, except as may be expressly permitted hereby, or by the Collateral Management Agreement, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the Proceeds thereof, or (C) take any action that would cause the lien of this Indenture not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except as may be expressly permitted hereby (or in connection with a disposition of Collateral required hereby);

(v) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture;

(vi) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to the Equity Owner (other than in accordance with this Indenture);

(vii) enter into any transaction with any Affiliate or any Noteholder other than (A) the transactions contemplated by this Indenture, the Limited Liability Company, the Collateral Management Agreement, the Asset Transfer Agreement and the Collateral Administration Agreement, (B) the transactions relating to the offering and sale of the Class A Notes or (C) transactions on terms that are no less favorable than those obtainable in an arm’s-length transaction with a wholly unaffiliated Person and on terms that are fair and equitable to the Issuer under all the facts or circumstances under applicable law;

(viii) maintain any bank accounts other than the Issuer Accounts and the bank accounts referred to in Section 10.3(d);

(ix) change its name without first delivering to the Trustee notice thereof and an Opinion of Counsel that such name change will not adversely affect the Trustee’s lien or the interest hereunder of the Secured Parties or the Trustee;

(x) fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend will adversely affect the priority or enforceability of the lien over the Collateral created by this Indenture;

(xi) amend any Transaction Document without (1) the prior written consent of the Majority of the Controlling Class, and (2) satisfying the S&P Rating Condition;

(xii) other than agreements involving purchase and sale relating to the Collateral Portfolio having customary purchase and sale terms, enter into any agreement or contract with any Person unless such contract or agreement contains “limited recourse” provisions and such Person agrees that, prior to the date that is one year and one day after all of the related obligations of the Issuer have been paid in full (or, if longer, the applicable preference period under applicable insolvency law), such Person shall not take any action or institute any proceeding against the Issuer under any insolvency law applicable to the Issuer or which would be reasonably likely to cause the Issuer to be subject to, or seek protection of, any such insolvency law; provided, however, that such Person shall be permitted to become a party to and to participate in any Proceeding or action under any such insolvency law that is initiated by any other Person other than one of its Affiliates;

(xiii) amend any provision of this Indenture or any other agreement entered into by the Issuer with respect to the transactions contemplated hereby, relating to (A) the institution of proceedings for the Issuer to be adjudicated as bankrupt or insolvent, (B) the consent of the Issuer to the institution of bankruptcy or insolvency proceedings against it, (C) the filing with respect to the Issuer of a petition or answer or consent seeking reorganization, arrangement, moratorium or liquidation proceedings, or other proceedings under the Bankruptcy Code or any similar laws, or (D) the consent of the Issuer to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or any substantial part of its property, respectively;

(xiv) amend any limited recourse or non-petition provision of this Indenture or any limited recourse provision of any other agreement entered into by the Issuer with respect to the transactions contemplated hereby, (which limited recourse or non-petition provision provides that the obligations of the Issuer are limited recourse obligations of the Issuer, payable solely from the Collateral in accordance with the terms of this Indenture and which non-petition provision provides that no party entering into an agreement with the Issuer will initiate insolvency or examinership proceedings against the Issuer);

(xv) amend any non-petition provision of this Indenture or any non-petition provision of any other agreement entered into by the Issuer with respect to the transactions contemplated hereby;

(xvi) acquire any assets or take any action that would require it to register as an “investment company” under the Investment Company Act;

(xvii) fail to correct any known misunderstanding regarding its separate identity;

(xviii) have any employees;

(xix) pay any dividends (other than in accordance with this Indenture);

(xx) enter into any transaction other than on arm’s-length terms and at market rates other than as expressly permitted pursuant to this Indenture; or

(xxi) take any action or make an election to classify itself as an association taxable as a corporation for federal, state or any applicable tax purposes.

(b) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted or required by this Indenture and the Collateral Management Agreement.

Section 7.11 No Consolidation.

The Issuer shall not consolidate or merge with or into any other Person or, other than the security interest Granted to the Trustee pursuant to this Indenture, convey or transfer its properties and assets substantially as an entirety to any Person.

Section 7.12 [Reserved].

Section 7.13 No Other Business.

The Issuer shall not engage in any business or activity other than issuing the Class A Notes pursuant to this Indenture and selling the Class A Notes, and acquiring, owning, holding, selling, pledging, contracting for the management of and otherwise dealing with Collateral Obligations and other Collateral in connection therewith and such other activities which are necessary, required or advisable to accomplish the foregoing; provided, however, that the Issuer shall be permitted to enter into any additional agreements not expressly prohibited by Section 7.10(a) and to enter into any amendment, modification, or waiver of existing agreements or such additional agreements, in each case without the consent of any one or more Holders. The Issuer will not amend its Limited Liability Company Agreement without giving notice to the Collateral Manager and without the consent of a Majority of the Controlling Class.

Section 7.14 Compliance with Collateral Management Agreement.

The Issuer agrees to perform all actions required to be performed by it, and to refrain from performing any actions prohibited under, the Collateral Management Agreement. The Issuer also agrees to take all actions as may be necessary to ensure that all of the Issuer’s representations and warranties made pursuant to the Collateral Management Agreement are true and correct as of the date thereof and continue to be true and correct for so long as any Class A Notes are Outstanding. The Issuer further agrees not to authorize or otherwise to permit the Collateral Manager to act in contravention of the representations, warranties and agreements of the Collateral Manager under the Collateral Management Agreement.

Section 7.15 Reporting.

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g-3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Class A Note, the Issuer shall promptly furnish, or cause to be furnished by the Trustee, Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Class A Note designated by such Holder or beneficial owner, to another designee of such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of such Class A Note by such Holder or beneficial owner. Upon request by the Issuer, the Trustee shall cooperate with the Issuer in mailing or otherwise distributing (at the expense of the Issuer) to such Holders or prospective purchasers, at and pursuant to the written direction of the Issuer, the foregoing materials prepared and provided by the Issuer; provided, however, that the Trustee shall be entitled to affix thereto or enclose therewith such disclaimers as the Trustee shall deem reasonably appropriate, at its discretion (such as, for example, a disclaimer to the effect that such Rule 144A Information was assembled by the Issuer and not by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to the sufficiency of such information under Rule 144A or for any other purpose).

Section 7.16 Calculation Agent.

(a) The Issuer hereby agrees that for so long as any of the Class A Notes remain Outstanding there will at all times be a calculation agent appointed to calculate LIBOR in accordance with the terms of Schedule C hereto (the “Calculation Agent”). The Calculation Agent appointed by the Issuer must be a leading bank engaged in transactions in Eurodollar deposits in the international Eurodollar market which bank does not control, is not controlled by and is not under common control with, the Issuer, the Collateral Manager or any of their respective Affiliates. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine any of the information required to be determined as described in subsection (b), the Issuer will promptly appoint another leading bank meeting the qualifications set forth above to act as Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed. The Issuer has initially appointed the Trustee as Calculation Agent for purposes of determining LIBOR for the Class A Notes.

(b) The Calculation Agent shall be required to agree that, as soon as practicable after 11:00 a.m., London time, on each LIBOR Determination Date, but in no event later than 11:00 a.m., London time, on the Business Day following such LIBOR Determination Date, the Calculation Agent will calculate the interest rate applicable to the Class A Notes for the following Interest Accrual Period or other Applicable Period, and will as soon as practicable but in no event later than 11:00 a.m., New York time, on the Business Day following such LIBOR Determination Date, communicate such rates, and the amount of interest payable on the next Payment Date in respect of the Class A Notes, with a principal amount of $1,000 (rounded to the nearest cent, with half a cent being rounded upwards), to the Issuer, the Trustee, the Collateral Manager and each Paying Agent.

(c) The Calculation Agent shall be required to specify to the Issuer the quotations upon which each Note Interest Rate is based, and in any event the Calculation Agent shall notify the Issuer before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the Note Interest Rate and the Class A Note Interest Amount or (ii) it has not determined and is not in the process of determining the Note Interest Rate and the Class A Note Interest Amount, together with its reasons therefor.

(d) The Calculation Agent shall be required to agree that it may not, prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of all Class A Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws. Nothing in this Section 7.16 shall preclude, or be deemed to stop, the Calculation Agent (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Calculation Agent, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 7.17 Certain Tax Matters.

(a) FS Investment Corporation II, as tax owner of the Issuer and its assets, including the Collateral, shall pay or cause to be paid all federal, state and local taxes imposed on income derived from the Collateral and timely file, or cause to be filed, all tax returns and information statements and returns relating to the Issuer’s income and assets. It shall also provide, if required, a duly completed IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or any successor to such IRS form, to the payor with respect to any item included in the Collateral at the time such item is purchased or entered into.

(b) To the extent that the Class A Notes are treated as issued for U.S. federal income tax purposes, the Issuer and each Holder and beneficial owner of a Class A Note, by acceptance of its Class A Note, or any interest therein, shall be deemed to have agreed to treat, and shall treat, the Class A Notes as unconditional debt in the Issuer for U.S. federal, state and local income tax purposes.

(c) Each Subsequent Holder by acceptance of its Class A Note or its interest therein, shall be deemed to understand and acknowledge that failure to provide the Issuer, the Equity Owner, the Trustee or any Paying Agent with the applicable U.S. federal income forms and tax certifications, including IRS Form W-9 (Request for Taxpayer Identification Number and Certification), IRS Form W-8BEN (Certification of Foreign Status of Beneficial Owner), IRS Form W-8IMY (Certification of Foreign Intermediary Status), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms, may result in U.S. federal withholding from payments in respect of such Class A Note.

(d) Upon written request of the accountants, the Trustee shall provide, and if the Trustee is no longer the Registrar, the Issuer shall have any successor Registrar provide, to such Independent accountants the information required (to the extent such information is normally maintained by or normally available to the Trustee or Registrar), including a copy of the Register, by the Independent accountants to comply with their obligations under this Section 7.17.

(e) A Majority of the Subsequent Holders, or the Trustee at the direction of the Majority of the Subsequent Holders, shall have the right to request and, within 3 Business Days following receipt of such request the Issuer shall provide to such Holders and the Trustee, an opinion of a nationally recognized U.S. tax counsel experienced in such matters that is acceptable to the Trustee stating that the Class A Notes will be debt for United States federal income tax purposes.

Section 7.18 Representations Relating to Security Interests in the Collateral.

(a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Granted to the Trustee hereunder), with respect to the Collateral:

(i) The Issuer owns and has good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or expressly permitted by, this Indenture.

(ii) Other than the security interest Granted to the Trustee pursuant to this Indenture and other than any security interest granted in certain Collateral in connection with financing prior to the Closing Date (which security interest will be terminated as of the Closing Date), except as expressly permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii) All Issuer Accounts constitute “securities accounts”.

(iv) This Indenture creates a valid and continuing security interest (as defined in the UCC) in such Collateral in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as expressly permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer.

(b) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Granted to the Trustee hereunder), with respect to Collateral that constitutes Instruments:

(i) Either (x) the Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties, hereunder or (y)(A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii) The Issuer has received, or expects to receive, all consents and approvals required by the terms of the Collateral to the pledge hereunder to the Trustee of its interest and rights in the Collateral.

(c) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Granted to the Trustee hereunder), with respect to the Collateral that constitute Security Entitlements:

(i) All of such Collateral has been and will have been credited to one of the Issuer Accounts which are securities accounts within the meaning of the UCC. The Issuer Account Securities Intermediary for each Issuer Account has agreed to treat all assets credited to such Issuer Account as “financial assets” within the meaning of the UCC.

(ii) The Issuer has received all consents and approvals required by the terms of the Collateral to the pledge hereunder to the Trustee of its interest and rights in the Collateral.

(iii) Either (x) the Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder or (y)(A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Issuer Account Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to the Issuer Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Issuer Accounts Securities Intermediary to identify in its records the Trustee as the person having a security entitlement against the Issuer Accounts Securities Intermediary in each of the Issuer Accounts.

(iv) The Issuer Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the Issuer Accounts Securities Intermediary’s compliance with entitlement orders of any Person other than the Trustee.

(d) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Granted to the Trustee hereunder), with respect to Collateral that constitutes general intangibles:

(i) The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii) The Issuer has received, or will receive, all consents and approvals required by the terms of the Collateral to the pledge hereunder to the Trustee of its interest and rights in the Collateral.

(e) The Issuer and the Trustee agree that the representations and warranties contained in this Section 7.18 may not be waived by any party, other than through amendment effected pursuant to Article VIII hereof.

Section 7.19 Certain Regulations.

Each of the Issuer and the Collateral Manager understands that Executive Orders issued by the President of the United States of America, Federal regulations administered by OFAC and other federal laws prohibit, among other things, U.S. persons or persons under jurisdiction of the United States from engaging in certain transactions with, the provision of certain services to, and making certain investments in, certain foreign countries, territories, entities and individuals, and that the lists of prohibited countries, territories, entities and individuals can be found on, among other places, the OFAC website at www.treas.gov/ofac. None of the Issuer, the Collateral Manager or any of their respective Affiliates, owners, directors or officers is, or is acting on behalf of, a country, territory, entity or individual named on such lists, and none of the Issuer, the Collateral Manager or any of their respective Affiliates, owners, directors or officers is a natural person or entity with whom dealings with U.S. persons or persons under the jurisdiction of the United States are prohibited under any OFAC regulation or other applicable federal law or acting on behalf of such a person or entity. The Issuer does not own and will not acquire, and the Collateral Manager will not cause the Issuer to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership by U.S. persons or persons under the jurisdiction of the U.S. would be or is prohibited under any OFAC regulation or other applicable federal law.

Section 7.20 Control Rights.

The Issuer shall not, and shall cause the Collateral Manager to not, and the Collateral Manager shall not, exercise any request, demand, instruction, authorization, direction, notice, consent, waiver or similar action (including in connection with a Permitted Offer) with respect to any material amendments, modifications, waivers or consents of any Collateral Obligation without the prior written consent of the Majority of the Controlling Class; provided, for the avoidance of doubt, without regard to the Reinvestment Criteria, the Collateral Manager, on behalf of the Issuer, may consent to solicitations by the issuer or obligor of a Collateral Obligation to extend the maturity of such Collateral Obligation unless the maturity would be extended to a date after the Stated Maturity of the Notes.

Section 7.21 Control Rights upon Occurrence of Cause.

(a) Upon the occurrence of Cause under the Collateral Management Agreement: (i) the Issuer’s and the Collateral Manager’s right to effect sales and other dispositions of the Collateral Portfolio will be immediately suspended; (ii) the Issuer and the Collateral Manager shall obtain the consent of the Majority of the Controlling Class before effecting any sale or disposition of the Collateral Portfolio or before exercising any request, demand, instruction, authorization, direction, notice, consent, waiver or similar action (including in connection with a Permitted Offer) with respect to any amendments, modifications, waivers or consents of any Collateral Obligation, and (iii) the Issuer shall, upon written direction by a Majority of the Controlling Class, sell or otherwise dispose of any Collateral Portfolio within 3 Business Days after receipt of such direction.

(b) Upon the occurrence of Cause under the Collateral Management Agreement, the Majority of the Controlling Class shall have the right to engage a collateral advisor (the “Collateral Advisor”), the fees and expenses of which shall be borne by the Issuer in accordance with the Priority of Payments.

Section 7.22 Section 3(c)(7) Procedures

(a) The Issuer shall send to the Noteholders a Section 3(c)(7) Reminder Notice at the times required under Section 10.5(f). Without limiting the foregoing, if the Global Notes are issued in accordance with Section 2.2(c), the Issuer shall send, or cause to be sent, a copy of each report referred to in Section 10.5 to DTC, with a request that DTC forward each such report to the relevant DTC participants for further delivery to beneficial owners of the Global Notes.

(b) If the Global Notes are issued in accordance with Section 2.2(c), the Issuer will direct DTC to take the following steps in connection with the Rule 144A Global Class A Notes:

(i) The Issuer will direct DTC to include the “3c7” marker in the DTC 20-character security descriptor and the 48-character additional descriptor for the Rule 144A Global Class A Notes in order to indicate that transfers are limited to Qualified Purchasers that are Qualified Institutional Buyers.

(ii) The Issuer will direct DTC to cause each physical DTC deliver order ticket delivered by DTC to purchasers to contain the DTC 20-character security descriptor; and will direct DTC to cause each DTC deliver order ticket delivered by DTC to purchasers in electronic form to contain the “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restrictions.

(iii) The Issuer will instruct DTC to send an Important Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Rule 144A Global Class A Notes.

(iv) The Issuer will advise DTC that it is a Section 3(c)(7) issuer and will request DTC to include the Rule 144A Global Class A Notes in DTC’s “Reference Directory” of Section 3(c)(7) offerings.

(v) The Issuer will from time to time (upon the request of the Trustee, the Registrar or the Collateral Administrator) request DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Rule 144A Global Class A Notes.

(c) If the Global Notes are issued in accordance with Section 2.2(c), the Issuer shall from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions on the Rule

144A Global Class A Notes. Without limiting the foregoing, the Issuer will request Bloomberg, L.P. to include the following on each Bloomberg screen containing information about the Rule 144A Global Class A Notes:

(i) The “Note Box” on the bottom of the “Security Display” page describing each Rule 144A Global Class A Note should state: “Iss’d Under 144A/3c7.”

(ii) The “Security Display” page should have a flashing red indicator stating “See Other Available Information.”

(iii) Such indicator should link to an “Additional Security Information” page, which should state that the Rule 144A Global Class A Notes “are being offered in reliance on the exemption from registration under Rule 144A to Persons that are both (1) qualified institutional buyers (as defined in Rule 144A) and (2) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940).

The Issuer shall cause each “CUSIP” number obtained for the Rule 144A Global Class A Notes to have an attached “fixed field” that contains “3c7” and “144A” indicators.

Section 7.23 S&P Rating Confirmation Failure.

(a) Within 10 Business Days after the Effective Date, the Issuer shall provide, or cause the Collateral Manager to provide, to S&P a Microsoft Excel file (“Excel Default Model Input File”) that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Manager shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: CUSIP number (if any), name of Obligor, coupon, spread (if applicable), legal final maturity date, average life, principal balance, whether such Collateral Obligation is settled or not at such time, settlement date (if such Collateral Obligation is settled), purchase price (if such Collateral Obligation is not yet settled), S&P Recovery Rate, LoanX ID (if any) and such other information as the Issuer or the Collateral Administrator may determine to include in such file. In addition, such electronic spreadsheet file shall include the balance of cash and the Principal Balance of each Eligible Investment.

(b) If S&P does not provide written confirmation of its Initial Rating of the Class A Notes (such event, an “S&P Rating Confirmation Failure”) within 40 Business Days after the Effective Date, then the Issuer (or the Collateral Manager on the Issuer’s behalf) will instruct the Trustee to transfer amounts from the Interest Collection Account to the Principal Collection Account and may, prior to the following Payment Date, use such funds on behalf of the Issuer for the purchase of additional Collateral Obligations until such time as S&P has provided written confirmation of its Initial Rating of the Class A Notes; provided that, in lieu of (or in conjunction with) such Collateral Obligation purchase, the Issuer (or the Collateral Manager on the Issuer’s behalf) may take such action, including, but not limited to, a transfer of amounts from the Interest Collection Account to the Principal Collection Account to repay principal on the Class A Notes, sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to obtain written confirmation from S&P of its Initial Rating of the Class A Notes; provided, further, that amounts may not be transferred from the Interest Collection Account to the Principal Collection

Account in accordance with this Section 7.23(b) if, after giving effect to such transfer, the amounts available pursuant to the Priority of Payments on the next succeeding Payment Date would be insufficient to pay in the full amount of the accrued and unpaid interest on the Class A Notes.

(c) The failure of the Issuer to satisfy the requirements of this Section 7.23 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith.

(d) Weighted Average S&P Recovery Rate. On or prior to the Effective Date, the Collateral Manager shall elect the Weighted Average S&P Recovery Rate in accordance with Section 2 of Schedule C that shall on and after the Effective Date apply to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test and the Collateral Manager will notify the Trustee and the Collateral Administrator of such election by providing written notice in the form of Exhibit H. Thereafter, at any time on written notice to the Trustee, the Collateral Administrator and the Rating Agency, the Collateral Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations; provided that, if: (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations, the Collateral Obligations comply with the Weighted Average S&P Recovery Rate case to which the Collateral Manager desires to change or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral Obligations shall be the lowest Weighted Average S&P Recovery Rate in Section 2 of Schedule C. If the Collateral Manager does not notify the Trustee, the Collateral Administrator and the Rating Agency that it will alter the Weighted Average S&P Recovery Rate in the manner set forth above, the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date shall continue to apply. As of the Effective Date, the Weighted Average S&P Recovery Rate will correspond to case 51 of the chart in Section 2 of Schedule C.

Section 7.24 Compliance with Rule 17g-5.

(a) To enable the Rating Agencies to comply with their obligations under Rule 17g-5, the Issuer shall post on a password-protected internet website, at the same time such information is provided to the Rating Agencies, all information the Issuer provides to the Rating Agencies for the purposes of determining the initial credit rating of the Class A Notes or undertaking credit rating surveillance of the Class A Notes. In the case of information provided for the purposes of undertaking credit rating surveillance of the Class A Notes, such information shall be posted on a password protected internet website in accordance with the procedures set forth in Section 7.24(b).

(b) (i) To the extent that the Rating Agency makes an inquiry or initiates communications with the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee that is relevant to the Rating Agency’s credit rating surveillance of the Class A Notes, all responses to such inquiries or communications from the Rating Agency shall be formulated in writing by the responding party or its representative or advisor and shall be provided to the 17g-5 Information Provider who shall promptly post such written response to the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 7.24(b)(iv), and after the responding party or its representative or advisor receives written notification from the 17g-5 Information Provider (which the 17g-5 Information Provider agrees to provide on a reasonably prompt basis) (which may be in the form of e-mail) that such response has been posted on the 17g-5 Information Provider’s Website, such responding party or its representative or advisor may provide such response to such Rating Agency.

(ii) To the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, the Rating Agency in accordance with its obligations under this Indenture or the Collateral Management Agreement, the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the 17g-5 Information Provider by e-mail at ratingagencynotice@citi.com, which the 17g-5 Information Provider shall promptly upload to the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 7.24(b)(iv), and after the applicable party has received written notification from the 17g-5 Information Provider (which the 17g-5 Information Provider agrees to provide on a reasonably prompt basis) (which may be in the form of e-mail) that such information has been uploaded to the 17g-5 Information Provider’s Website, the applicable party or its representative or advisor shall provide such information to such Rating Agency.

(iii) The Issuer, the Collateral Manager, the Collateral Administrator and the Trustee (and their respective representatives and advisors) shall be permitted (but shall not be required) to orally communicate with any Rating Agency regarding any Collateral Obligation or the Notes; provided, that such party summarizes the information provided to the Rating Agency in such communication and provides the 17g-5 Information Provider with such summary in accordance with the procedures set forth in this Section 7.24 within one Business Day of such communication taking place. The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 7.24(b)(iv).

(iv) All information to be made available to the Rating Agencies pursuant to this Section 7.24(b) shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website. Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (Eastern time) or, if received after 12:00 p.m. (Eastern time), on the next Business Day. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website. None of the Trustee, the Collateral Manager, the Collateral Administrator and the 17g-5 Information Provider shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Information Provider’s

Website. Access will be provided by the 17g-5 Information Provider to (A) any NRSRO (other than the Rating Agencies) upon receipt by the Issuer and the 17g-5 Information Provider of an NRSRO Certification from such NRSRO (which may be submitted electronically via the 17g-5 Information Provider’s Website) and (B) to the Rating Agencies, without submission of an NRSRO Certification. Questions regarding delivery of information to the 17g-5 Information Provider may be directed to 800-422-2066.

(v) In connection with providing access to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The 17g-5 Information Provider shall not be liable for unauthorized disclosure of any information that it disseminates in accordance with this Section 7.24(b) and makes no representations or warranties as to the accuracy or completeness of information made available on the 17g-5 Information Provider’s Website. The 17g-5 Information Provider shall not be liable for its failure to make any information available to the Rating Agencies or NRSROs unless such information was delivered to the 17g-5 Information Provider at the email address set forth in this Section 7.24(b), with a subject heading of “Lehigh River CLO” and sufficient detail to indicate that such information is required to be posted on the 17g-5 Information Provider’s Website.

(vi) Notwithstanding anything to the contrary herein, failure to satisfy the terms of this Section 7.24 shall not be considered an Event of Default or a breach of this Indenture.

Section 7.25 Annual Rating Review

(a) So long as any of the Class A Notes remain Outstanding and are rated by S&P, on or before October 26th in each year commencing in 2013, the Issuer shall obtain and pay for an annual review of the rating of the Class A Notes from S&P. The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of the Class A Notes has been, or is known will be, changed or withdrawn; provided, however, that the Trustee shall have no obligation to monitor the rating of the Class A Notes and shall only provide the Holders with a copy of any notices received from the Issuer regarding such downgrade.

(b) The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has a S&P Rating derived as set forth in clause (ii)(b) of the part of the definition of the term “S&P Rating”.

ARTICLE VIII.

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures.

Any provision of this Indenture may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective, and in each case to which (1) a Majority of the Controlling Class has given its consent, not to be unreasonably withheld or delayed, and (2) the S&P Rating Condition is satisfied. Any purported amendment, modification or waiver that is not in compliance with this Section 8.1 will be void ab initio.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.1, the Trustee, at the expense of the Issuer, shall mail to the Noteholders and the Collateral Manager a copy of any proposed supplemental indenture.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 8.1, the Trustee, at the expense of the Issuer, shall mail to the Holders of the Class A Notes, the Rating Agency and the Collateral Manager a copy of such supplemental indenture. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.2 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby the Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.3 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Class A Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.4 Reference in Class A Notes to Supplemental Indentures.

Class A Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Class A Notes, so modified as to conform in the opinion of the Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Class A Notes.

Section 8.5 Effect on the Collateral Manager; Effect on the Collateral Administrator.

(a) Unless the Collateral Manager has been given prior written notice of such amendment and has consented thereto in writing, no supplemental indenture may (a) affect the obligations or rights of the Collateral Manager under this Indenture or the Collateral Management Agreement including, without limitation, modifying the restrictions on the purchases or sales of Collateral Obligations or the Eligibility Criteria, the Coverage Tests or the Concentration Limitations or expanding or restricting the Collateral Manager’s discretion, (b)

affect the amount or priority of any fees or other amounts payable to the Collateral Manager under the Collateral Management Agreement and this Indenture or (c) otherwise materially and adversely affect the Collateral Manager.

(b) Unless the Collateral Administrator has been given prior written notice of such amendment and has consented thereto in writing, no supplemental indenture may (a) affect the obligations or rights of the Collateral Administrator including, without limitation, expanding or restricting the Collateral Administrator’s discretion, (b) affect the amount or priority of any fees or other amounts payable to the Collateral Administrator under the Collateral Administration Agreement and this Indenture or (c) otherwise materially and adversely affect the Collateral Administrator.

ARTICLE IX.

REDEMPTION OF SECURITIES

Section 9.1 Optional Redemption.

(a) The Class A Notes shall be redeemable in whole or in part by the Issuer on (i) any Payment Date during or after the Non-Call Period in the event of a Tax Event or (ii) any Payment Date after the Non-Call Period, in each case, at the written direction of, or with the written consent of, the Redemption Control Class; provided, however, that any payments made pursuant to an optional redemption under this clause (ii), shall not, when aggregated with any principal payments made on the Class A Notes pursuant to the Priority of Payments, exceed $25,500,000 for any six-months period. Any such redemption shall be effected from Liquidation Proceeds in accordance with the Priority of Payments at the Redemption Price plus accrued and unpaid interest. The determination of whether sufficient Liquidation Proceeds are available for the optional redemption of the Class A Notes shall be made in compliance with the provisions of Section 9.1(c).

(b) In connection with an optional redemption pursuant to Section 9.1(a), the Collateral Manager shall direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing and in accordance with Section 9.2, any Collateral Obligation and upon any such sale the Trustee shall release such Collateral Obligation pursuant to Section 10.6.

(c) The Issuer may not direct the Trustee to sell (and the Trustee shall not be obligated to release the lien upon) any Collateral Obligation unless, (1) in the case of an optional redemption under Section 9.1(a)(i), there will be sufficient Liquidation Proceeds after giving effect to such sales to pay the amounts specified in Sections 11.1(a)(C)(i) through (iii) and (2) in the case of an optional redemption under Section 9.1(a)(ii), there will be sufficient Liquidation Proceeds after giving effect to such sales to pay the amounts specified in Section 11.1(a)(C)(i) through (iii) and either:

(i) the Collateral Manager shall furnish to the Trustee, at least seven Business Days prior to the applicable Redemption Date, a certificate certifying that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements (including in the form of a confirmation of sale) with a financial institution or institutions whose short-term unsecured debt obligations have a credit rating of at least “A-1” from S&P or with a Person that the Collateral Manager has determined to be appropriate to purchase, not later than the Business Day immediately preceding such Redemption Date, in immediately available funds, all or a portion of the Collateral Obligations at a purchase price at least equal to an amount sufficient, together with any other amounts available to be used for such optional redemption (including the proceeds of the sale of any Eligible Investments) to pay all amounts specified in this Section 9.1(c); or

(ii) at least ten Business Days prior to the applicable Redemption Date and prior to selling any Collateral Obligations and/or Eligible Investments the Collateral Manager certifies to the Trustee that the expected proceeds from such sale (calculated as provided in the next succeeding paragraph) together with any other amounts available to be used for such optional redemption (including the proceeds of the sale of any Eligible Investments) will be delivered to the Trustee two Business Days prior to (but in no event later than the Business Day immediately preceding) the Redemption Date, in immediately available funds and will equal or exceed all amounts specified in this Section 9.1(c).

For purposes of determining the expected proceeds from a sale for purposes of the immediately preceding paragraph, the expected proceeds shall be deemed to be (1) the Market Value of the Eligible Investments and, if Collateral Obligations are to be sold on the Business Day of the certification, the Market Value of the Collateral Obligations; or (2) the product of (x) the Purchase Price Percentage of the Collateral Obligations set forth in the applicable column of the table below based upon the period of time between the certification and the expected date of sale and (y) the outstanding principal amount of such Collateral Obligations.

	Number of Business Days Between Certification and Expected Sale
Collateral Type	1 to 2	3 to 5	6 or more
Loans (other than loans with a Purchase Price Percentage of less than 90%)	98%	97%	95%
Loans with a Purchase Price Percentage of less than 90%	95%	93%	90%

For the avoidance of doubt, the Issuer may, in effecting a sale contemplated by subclause (i) of Section 9.1(c), enter into one or more participation agreements or similar arrangements with the purchaser of the Collateral Obligations whereby, in connection with the Issuer’s receipt of the purchase price with respect to all or a portion of the Collateral Obligations, the Issuer shall grant to such purchaser a participation interest in all or a portion of such Collateral Obligations and agree to use commercially reasonable efforts (or such other efforts as shall be specified) to complete the transfer of such Collateral Obligations to such purchaser thereafter.

(d) Installments of interest and principal due on or prior to a Redemption Date which shall not have been paid or duly provided for shall be payable on the Redemption Date to the Holders of the affected Class A Notes as of the relevant Redemption Record Dates. Upon receipt of the direction of the Redemption Control Class, the Issuer shall deliver an Issuer Order to the Trustee directing the Trustee to make the payment to the Paying Agent of the amounts payable or distributable in accordance with Section 11.1(a)(C) from funds in the Issuer Accounts in accordance with the Priority of Payments. The Issuer shall deposit, or cause to be deposited, the funds required for an optional redemption in the Payment Account on or before the Business Day prior to the Redemption Date.

(e) The Collateral Manager, on behalf of the Issuer, shall set the Redemption Date and the Redemption Record Date and give written notice thereof to the Trustee pursuant to Section 9.2.

Section 9.2 Notice to Trustee of Optional Redemption.

If the Redemption Control Class desires to direct the Issuer to optionally redeem all or a part of the Class A Notes pursuant to Section 9.1, the Redemption Control Class shall notify the Trustee in writing no less than forty-five (45) days (or such shorter period as may be acceptable to the Trustee) prior to the proposed Redemption Date (which must be a Business Day). The Trustee will promptly notify the Issuer, the Collateral Manager, the Collateral Administrator and the Equity Owner or the Controlling Class, as the case may be, of the receipt of such notice. If the Equity Owner also wishes to direct the Issuer to optionally redeem the Class A Notes, it must so notify the Trustee (who shall promptly notify the Issuer and the Collateral Manager, of such direction) within ten Business Days after receipt of such notice. If the requirements of Section 9.1 for redemption have been met as evidenced by an Officer’s Certificate of the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer shall effect an optional redemption in whole or in part of the Class A Notes pursuant to the procedures described herein.

Section 9.3 Notice by the Issuer of Optional Redemption or of Maturity.

The Trustee forward the notice received by the Trustee of any optional redemption pursuant to Section 9.1 or of the Maturity of any Class A Notes by first-class mail, postage prepaid, mailed to each Noteholder at such Holder’s address in the Register and to the Rating Agency, in each case not less than ten Business Days prior to the applicable Redemption Date or Maturity.

All notices of redemption shall state:

(a) the applicable Redemption Date and Redemption Record Date (which shall be a date after the date on which such notice is deemed to be given pursuant to Section 14.4);

(b) (i) in the case of an optional redemption under Section 9.1(a)(i), the amounts payable to Holders of each Class A Note and (ii) in the case of an optional redemption under Section 9.1(a)(ii), the Redemption Price plus accrued and unpaid interest for all or a portion of the Class A Notes, as applicable;

(c) the Class A Notes that are being paid in full and that interest on such Class A Notes shall cease to accrue on the date specified in the notice;

(d) the place or places where such Class A Notes to be redeemed in whole, if applicable, are to be surrendered for payment of the amounts specified under this Indenture, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.4; and

(e) that the Issuer shall have the option to withdraw such notice if certain requirements set forth in this Indenture have not been met, and identifying the latest possible date upon which such notice of redemption may be withdrawn.

The Issuer shall have the option to withdraw the notice of redemption on or prior to the sixth Business Day prior to the proposed Redemption Date by written notice to the Trustee, the Equity Owner requesting or consenting to such optional redemption and the Collateral Manager, if (i) the Collateral Manager shall be unable to deliver such sale agreement or agreements or certificates, as the case may be, in the form required under Section 9.1(c) of this Indenture or (ii) the Redemption Control Class directs such notice be withdrawn; provided, however, that the Redemption Control Class may not direct such notice be withdrawn if the conditions set forth in Section 9.1(c) have been satisfied. Notice of withdrawal having been given as aforesaid, the Trustee shall provide notice of such withdrawal to each Holder of Class A Notes to be redeemed at such Holder’s address appearing in the Register by overnight courier (when possible) guaranteeing next day delivery (unless the address provided in the Register maintained by the Registrar is insufficient for such purposes, in which event such notice shall be given by first-class mail, postage prepaid) not later than the third Business Day prior to the scheduled Redemption Date.

Notice of redemption shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Class A Note selected for redemption shall not impair or affect the validity of the redemption of any other Class A Note.

Section 9.4 Class A Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid and not withdrawn, the Class A Notes so to be redeemed shall, on the Redemption Date, become due and payable at the amounts therein specified, and from and after the Redemption Date (unless a default is made in the payment of any such amounts) such Class A Notes shall cease to bear interest. Upon final payment on a Class A Note to be redeemed, the Holder shall present and surrender such Class A Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Class A Note, then, in the absence of notice to the Issuer or the Trustee that the applicable Class A Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

If any Class A Note called for optional redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the Note Interest Rate for each successive Interest Accrual Period the Class A Note remains Outstanding.

ARTICLE X.

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money.

Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Trustee shall segregate and hold all such money and property received by it in the Issuer Accounts in trust for the Holders of the Class A Notes and shall apply it as provided in this Indenture. If a default occurs in the making of any payment or performance in connection with any Collateral, the Trustee shall, subject to Section 6.13, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

The accounts established by the Trustee pursuant to this Indenture may include any number of sub-accounts deemed necessary by the Trustee or requested by the Collateral Manager for convenience in administering the Accounts and the Collateral Obligations.

Each Issuer Account shall be established and maintained (a) with a federal or state-chartered depository institution with a short-term rating of at least “A-1” by S&P (or a long-term rating of at least “A+” by S&P if such institution has no short-term rating) and if such institution’s short-term rating falls below “A-1” by S&P (or its long-term rating falls below “A+” by S&P if such institution has no short-term rating), the assets held in such Account shall be transferred within 60 calendar days to another institution that has a short-term rating of at least “A-1” by S&P (or which has a long-term rating of at least “A+” by S&P if such institution has no short-term rating) or (b) with respect to securities accounts, in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000.

All investment or application of funds in accordance with Section 10.3 shall be made pursuant to an Issuer Order (which may be in the form of standing instructions) executed by an Authorized Officer of the Collateral Manager. The Issuer shall at all times direct the Trustee or the Issuer Accounts Securities Intermediary, as applicable to, and, upon receipt of such Issuer Order, the Trustee or the Issuer Accounts Securities Intermediary shall, invest or cause the investment of, pending application in accordance with Section 10.3, all funds received into the Issuer Accounts (other than the Payment Account) during a Due Period (except when such funds shall be required to be disbursed hereunder), and amounts received in prior Due Periods and retained in any Issuer Account, as so directed, in Eligible Investments. If, prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Issuer within three Business Days after transfer of such funds to the applicable Issuer Account. If the Trustee does not thereupon receive written instructions from the Issuer within five Business Days after transfer of such funds to such Issuer Account, it shall invest and reinvest the funds held in such Issuer Account, as fully as practicable, but only in one or more Eligible Investments maturing (as selected by the Collateral Manager in a writing delivered to the Trustee) no later than the third Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature up to the Business Day preceding such Payment Date. After the occurrence and during the continuance of an Event of Default, the Trustee shall invest and reinvest, or cause the investment or reinvestment of, such monies as fully as practicable in Eligible Investments (as selected by the Collateral Manager in a writing delivered to the Trustee) maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the third Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature up to the Business Day preceding such Payment Date. In the absence of any direction from the Collateral Manager the Trustee shall invest amounts on deposit in each Issuer Account in Eligible Investments of the type described in clause (ii) of the definition thereof. All interest and other income from such Eligible Investments shall be deposited into the applicable Issuer Accounts and transferred to the Interest Collection Account, and any gain realized from such investments shall be credited to the Interest Collection Account, and any loss resulting from such investments shall be charged to the Interest Collection Account. Except as otherwise provided herein, the Trustee shall not in any way be held liable by reason of any insufficiency of funds in any Issuer Account resulting from any loss relating to any such investment; and the Trustee shall not be under any obligation to invest any funds held hereunder except as otherwise expressly set forth herein.

Section 10.2 Interest Collection Account.

(a) The Issuer shall, on or prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name “Lehigh River LLC, subject to the lien of Citibank, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Interest Collection Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Issuer shall, from time to time, deposit all Interest Proceeds (unless simultaneously reinvested in Collateral Obligations, subject to the Reinvestment Criteria, or in Eligible Investments) except as otherwise provided in Article X. In addition, the Issuer may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such monies in the Interest Collection Account as it deems, in its sole discretion, to be advisable. All monies deposited from time to time in the Interest Collection Account pursuant to this Indenture shall be held in trust by the Trustee as part of the Collateral and shall be applied to the purposes provided herein. The Trustee agrees to give the Issuer notice as soon as practicable under the circumstances if it becomes aware that the Interest Collection Account or any funds on deposit therein, or otherwise to the credit of the Interest Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Interest Collection Account other than in accordance with the provisions of this Indenture and the Securities Account Control Agreement. At all times, the Interest Collection Account shall remain at an institution that satisfies the requirements of Section 10.1.

(b) Subject to Section 10.3(c), all property in the Interest Collection Account, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Issuer Accounts Securities Intermediary in the Interest Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.2 and Section 10.3(c) or transferred to the Principal Collection Account in accordance with Section 7.23. The Trustee, within one Business Day after becoming aware of the receipt of any Distribution or other Proceeds that is not Cash, shall so notify the Collateral Manager on behalf of the Issuer and the Issuer shall, within 10 Business Days of receipt of such notice from the Trustee, sell such Distributions or other Proceeds for Cash in an arm’s-length transaction and deposit the Proceeds thereof in the Interest Collection Account for investment pursuant to this Section 10.2; provided, however, that the Issuer need not sell such Distributions or other Proceeds if it delivers an Officer’s Certificate to the Trustee certifying that such Distributions or other Proceeds constitute Collateral Obligations or Eligible Investments and that all steps necessary to cause the Trustee to have a perfected lien therein that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, have been taken; and provided, further, that any Exchanged Equity Security shall be sold or liquidated in the manner provided for in Section 12.1(c).

(c) The Issuer shall, on or prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name Lehigh River LLC, subject to the lien of Citibank, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Collateral Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Issuer shall from time to time deposit Collateral. All Collateral deposited from time to time in the Collateral Account pursuant to this Indenture shall be held in trust by the Trustee as part of the Collateral and shall be applied to the purposes provided herein. The Trustee agrees to give the Issuer notice as soon as practicable under the circumstances if it becomes aware that the Collateral Account or any funds on deposit therein, or otherwise to the credit of the Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Collateral Account other than in accordance with the provisions of this Indenture and the Securities Account Control Agreement. At all times, the Collateral Account shall remain at an institution that satisfies the requirements of Section 10.1.

Section 10.3 Principal Collection Account; Payment Account; and Expense Reserve Account.

(a) The Issuer shall, prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name “Lehigh River LLC, subject to the lien of Citibank, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Principal Collection Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Principal Collection Account shall be held in trust by the Trustee for the benefit of the Secured Parties. The Trustee agrees to give the Issuer notice as soon as practicable under the circumstances if the Principal Collection Account or any funds on deposit therein, or otherwise to the credit of the Principal Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Principal Collection Account other than in accordance with the provisions of this Indenture and the Securities Account Control Agreement. At all times, the Principal Collection Account shall remain at an institution that satisfies the requirements of Section 10.1.

(b) All Deposits made pursuant to Section 3.2(c), all Increases made pursuant to Section 2.13 or all issuances of additional notes made pursuant to Section 2.14 and all Principal Proceeds received that have not been reinvested in Substitute Collateral Obligations upon the receipt of such Principal Proceeds shall be deposited into the Principal Collection Account. All such funds, together with any Eligible Investments made with such funds, shall be held by the Issuer Accounts Securities Intermediary in the Principal Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.3(b) and Section 10.3(c). Any income or other gain realized from Eligible Investments in the Principal Collection Account shall be transferred to the Interest Collection Account and disbursed and withdrawn in accordance with Section 10.2 above.

During the Initial Investment Period, upon the receipt of an Issuer Order, the Trustee and the Issuer Accounts Securities Intermediary shall reinvest funds on deposit in the Principal Collection Account in Collateral Obligations as permitted under and in accordance with Section 3.4(a) and, after the Effective Date, the Reinvestment Criteria and other provisions hereunder.

After the Initial Investment Period and prior to the end Reinvestment Period, upon the receipt of an Issuer Order, the Issuer Accounts Securities Intermediary shall reinvest funds on deposit in the Principal Collection Account in Collateral Obligations as permitted under and in accordance with the requirements of Article XII and such Issuer Order. Any unused proceeds remaining in the Principal Collection Account at the end of the Reinvestment Period (other than Reinvestment Income (which shall be treated as Interest Proceeds)) shall be applied as Principal Proceeds on the first Payment Date following the end of the Reinvestment Period.

Notwithstanding the foregoing, (I) on any Determination Date on or after the Effective Date on which the Class A Par Value Test is not satisfied or (II) on any Determination Date on or after the Second Determination Date on which the Class A Interest Coverage Test is not satisfied, Principal Proceeds in the Principal Collection Account in an amount necessary to satisfy such Coverage Test shall be transferred to the Payment Account for application as Principal Proceeds on the related Payment Date.

(c) The Issuer shall, on or prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name “Lehigh River LLC, subject to the lien of Citibank, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Payment Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties. Except as provided in Section 11.1 and in this Section 10.3, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on and the principal of and premium, if any, on the Class A Notes in accordance with the provisions of this Indenture and, upon Issuer Order to pay Administrative Expenses and other amounts specified in the Priority of Payments in accordance with the Priority of Payments and Section 13.1. The Trustee agrees to give the Issuer notice as soon as practicable under the circumstances if it becomes aware that the

Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the provisions of this Indenture and the Securities Account Control Agreement. At all times, the Payment Account shall remain at an institution that satisfies the requirements of Section 10.1.

The Issuer or the Collateral Manager on behalf of the Issuer shall direct the Trustee in writing to, and upon the receipt of such written instructions, the Trustee shall, cause the transfer to the Payment Account, for application pursuant to Section 11.1(a), on the first Business Day preceding each Payment Date, or, in the event such funds are permitted to be available in the Interest Collection Account or the Principal Collection Account, as the case may be, on the Business Day preceding each Payment Date pursuant to Section 10.1 of any amounts then held in Cash in (i) the Interest Collection Account and (ii) the Principal Collection Account (other than Cash that the Collateral Manager is permitted to and elects to retain in such account for subsequent reinvestment in Collateral Obligations) and any Reinvestment Income on amounts in the Principal Collection Account, other than Proceeds received after the end of the Due Period with respect to such Payment Date.

(d) The Issuer shall, on or prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name “Lehigh River LLC, subject to the lien of Citibank, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Expense Reserve Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement, into which the Issuer shall deposit the Expense Reserve Amount as required pursuant to Section 3.2(c)(ii). Any and all funds at any time on deposit in, or otherwise to the credit of, the Expense Reserve Account shall be held in trust by the Trustee for the benefit of the Secured Parties. At the written direction of the Collateral Manager or the Issuer, the Trustee may at any time withdraw funds deposited in the Expense Reserve Account solely to pay for any fees or expenses incurred by or on behalf of the Issuer in connection with (i) the structuring and consummation of the issuance of the Class A Notes or any issuance of additional notes in accordance with Section 2.14 or (ii) the Effective Date ((i) or (ii) above, the “Reserved Expenses”). Amounts in the Expense Reserve Account will be invested in overnight funds that are Eligible Investments in accordance with the written instructions of the Collateral Manager (which may be in the form of standing instructions) and will, for the avoidance of doubt, not be included in the Coverage Tests. At the written direction of the Collateral Manager, the Trustee may at any time transfer amounts deposited in the Expense Reserve Account to the Interest Collection Account for application as Interest Proceeds and/or to the Principal Collection Account for application as Principal Proceeds so long as the Collateral Manager has confirmed to the Trustee that there are sufficient funds remaining in the Expense Reserve Account after such transfer to pay for all accrued but unpaid Reserved Expenses. On the earlier of (i) the first Payment Date and (ii) the Business Day that the Collateral Manager has confirmed to the Trustee that all Reserved Expenses have been paid by the Issuer, the Trustee shall transfer any amount remaining in the Expense Reserve Account to the Interest Collection Account and/or the Principal Collection Account (as directed by the Collateral Manager) and close the Expense Reserve Account. Any amounts transferred from the Expense Reserve Account to the Principal Collection Account will be treated as Principal Proceeds and any amounts transferred from the Expense Reserve Account to the Interest Collection Account will be treated as Interest Proceeds. At all times, the Expense Reserve Account shall remain at an institution that satisfies the requirements of Section 10.1.

Section 10.4 Reports by Trustee.

The Trustee shall make available in a timely fashion to the Issuer and the Collateral Manager any information regularly maintained by the Trustee and the Collateral Administrator that the Issuer or the Collateral Manager may from time to time reasonably request with respect to the Pledged Obligations or the Issuer Accounts reasonably needed to complete the Valuation Report and the Monthly Report or to provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.5 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement. The Trustee or the Collateral Administrator shall, in a timely fashion, forward to the Collateral Manager copies of notices and other writings received by it, in its capacity as Trustee or the Collateral Administrator, as applicable, hereunder, from the obligor or other Person with respect to any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation advising the holders of such obligation of any rights that the holders might have with respect thereto (including notices of calls and redemptions thereof) as well as all periodic financial reports received from such obligor or other Person with respect to such obligation and Clearing Agencies with respect to such obligor. The Issuer and the Collateral Manager shall likewise cooperate by providing in a timely fashion to the Trustee and the Collateral Administrator such information in such party’s possession as maintained or reasonably available to it hereunder in respect of the Pledged Securities or otherwise reasonably necessary to permit the Trustee or the Collateral Administrator, as applicable, to perform its duties hereunder and, with respect to the Collateral Administrator, under the Collateral Administration Agreement.

Nothing in this Section 10.4 shall be construed to impose upon the Trustee or the Collateral Administrator any duty to prepare any report or statement required under Section 10.5 or to calculate or compute information required to be set forth in any such report or statement other than information regularly maintained by the Trustee by reason of its acting as Trustee hereunder.

Section 10.5 Accountings.

If the Trustee shall not have received any accounting provided for in this Section 10.5 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee on behalf of the Issuer shall cause such accounting to be made by the applicable Payment Date or Special Payment Date, as the case may be.

(a) Monthly. Commencing in January 2013, (i) in the case of a month in which there is no Payment Date, not later than the seventh (7th) Business Day after the 17th day of such month and (ii) in the case of a month in which there is a Payment Date, one Business Day prior to such Payment Date, the Issuer shall compile, or cause to be compiled, a report (the “Monthly Report”) and the Issuer shall then provide or make available such Monthly Report by facsimile, overnight courier or electronic mail to the Trustee, the Collateral Administrator, the Collateral Manager and any Holder of the Class A Notes and, upon written request in the form of Exhibit D attached hereto, by first-class mail or electronic mail to any other Noteholder (or its designee), provided that a Monthly Report may be provided to any such party by posting such Monthly Report on the Trustee’s website and providing access thereto to such parties. Such written request from a Noteholder (or its designee) may be submitted directly to the Trustee, and the Trustee shall forward such written request to the Issuer for processing. The Monthly Report shall contain the following information and instructions with respect to the Collateral, determined as of (1) in the case of a month in which there is no Payment Date, the 10th day of the applicable month and (2) in the case of a month in which there is a Payment Date, the Determination Date for such Payment Date:

(i) With respect to the Collateral Portfolio:

(A) the Aggregate Principal Amount of the Collateral Obligations and the Eligible Investments;

(B) the Principal Balance, annual interest rate (including the basis for such rate), maturity date (including the later date if such maturity date is extended), issuer of each Collateral Obligation and Eligible Investment and where the issuer of each Collateral Obligation and Eligible Investment is organized, as the case may be;

(C) the CUSIP, LIN or any other security identifier, if any, of each Collateral Obligation and Eligible Investment, as the case may be;

(D) the identity of each Collateral Obligation and Eligible Investment that has been placed on watch by any Rating Agency and the watch list status;

(E) the S&P Recovery Rate for each Collateral Obligation; and

(F) An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) a Senior Unsecured Loan, (4) a Defaulted Obligation, (5) a Participation (indicating the related Selling Institution and its ratings by each Rating Agency), (6) a Subordinated Loan, (7) a Fixed Rate Collateral Obligation, (8) a DIP Loan, (9) a First Lien Last Out Loan, (10) a Deferrable Obligation (indicating whether such Deferrable Obligation is a Deferring Obligation) or (11) a LIBOR Floor Obligation;

(ii) the nature, source and amount of any Proceeds in each of the Issuer Accounts including the Interest Proceeds and Principal Proceeds (stating separately the amount of Sale Proceeds), received since the date of determination of the last Monthly Report;

(iii) the number, identity and, if applicable, principal amount of any Collateral that was released for sale or other disposition (specifying the category under Article XII under which it falls) and the number, identity and, if applicable, par value of Collateral acquired by the Issuer and in which the Issuer, pursuant to this Indenture, has Granted an interest to the Trustee since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Closing Date);

(iv) (a) the identity of each Collateral Obligation which became a Defaulted Obligation since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Closing Date) and the date on which such Collateral Obligation became a Defaulted Obligation, (b) the identity of each Collateral Obligation that is a Defaulted Obligation as of the date of determination of the current Monthly Report (or, in the case of the first Monthly Report, as of the Closing Date), the date on which such Collateral Obligation became a Defaulted Obligation and the Market Value of such Defaulted Obligation as of the date of determination of the current Monthly Report, and (c) the Aggregate Principal Amount of all Defaulted Obligations;

(v) the purchase or sale price of each item of Collateral acquired by the Issuer and in which the Issuer, pursuant to this Indenture, has Granted an interest to the Trustee and each item of Collateral sold by the Issuer, in each case, since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Closing Date) and the identity of the purchasers or sellers thereof, if any, which are Affiliated with the Issuer or the Collateral Manager;

(vi) the Coverage Tests and whether the Coverage Tests are satisfied;

(vii) the Class A Par Value Ratio;

(viii) (1) the Minimum Weighted Average Fixed Rate Coupon, the Weighted Average Fixed Rate Coupon and whether the Minimum Weighted Average Fixed Rate Coupon Test is satisfied, and (2) the Minimum Weighted Average Floating Spread, the Weighted Average Floating Spread and whether the Minimum Weighted Average Floating Spread Test is satisfied;

(ix) the level at which each of the criteria of the Concentration Limitations is satisfied, the calculation of each of the criteria of the Concentration Limitations and whether each of the criteria satisfies the Concentration Limitations;

(x) (A) the identity and Principal Balance of each Collateral Obligation that was upgraded or downgraded since the most recent Monthly Report (or, in the case of the first Monthly Report, since the Closing Date), (B) the Moody’s rating and S&P rating of such Collateral Obligation prior to such upgrade or downgrade, as applicable, and (C) the Aggregate Principal Amount of Collateral Obligations that were (1) upgraded and (2) downgraded, respectively since the most recent Monthly Report (or, in the case of the first Monthly Report, since the Closing Date);

(xi) the percentage of the Aggregate Principal Amount of the Collateral Portfolio that consists of Participations with Selling Institutions falling into the rating category set forth in the definition of the term “Selling Institution”;

(xii) with respect to the determination of the “Market Value” of any Collateral Obligation, the identity of the dealers from which the Collateral Manager tried to obtain bids;

(xiii) with respect to the S&P CDO Monitor Test:

(1)	the Weighted Average Life; and

(2)	the data produced by the test result page of the S&P CDO Monitor Test; and

(xiv) such other information as the Trustee, Collateral Manager or the Majority of the Controlling Class may reasonably request regarding the Class A Notes and the Collateral therefor.

On the same date that the Monthly Report is delivered, the Issuer shall cause to be made available to S&P the Excel Default Model Input File (provided that the specific parameters identified by S&P have been delivered to the Issuer) and an electronic file containing the list of collateral, in each case determined as of the Monthly Report; provided, however, that if a Payment Date occurs in such month, such determination shall be made as of the Determination Date for such Payment Date and such information shall be delivered one Business Day before such Payment Date.

Upon receipt of each Monthly Report, the Trustee shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee in its records and detail any discrepancies. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days cause the Independent accountants appointed by the Issuer pursuant to Section 10.7 to review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.

(b) Payment Date Accounting. The Issuer shall compile or cause to be compiled a report (the “Valuation Report”) and the Issuer shall then provide, or cause to be provided, such Valuation Report by facsimile, overnight courier or electronic mail to the Trustee (who shall make such Valuation Report available to any Holder of Class A Notes (or its designee) by access to its website or by first-class mail upon written request therefor in the form of Exhibit D attached hereto) not later than one Business Day prior to the related Payment Date (or, with respect to the Stated Maturity of any Class A Note, on the Payment Date). The Valuation Report shall contain the following information:

(i) the Aggregate Principal Amount of the Collateral Obligations as of the close of business on such Determination Date, after giving effect to (A) Proceeds received on the Collateral Obligations with respect to the related Due Period and the reinvestment of such Proceeds in Substitute Collateral Obligations or Eligible Investments during such Due Period and (B) the release of any Collateral Obligations during such Due Period;

(ii) the Aggregate Outstanding Amount of the Class A Notes as a Dollar figure and as a percentage of the original Aggregate Outstanding Amount of the Class A Notes at the beginning of the Due Period, the amount of principal payments to be made on the Class A Notes on the next Payment Date and the Aggregate Outstanding Amount of the Class A Notes as a Dollar figure and as a percentage of the original Aggregate Outstanding Amount of the Class A Notes, in each case after giving effect to the principal payments, if any, for such Payment Date;

(iii) the Class A Interest Distribution Amount payable to the Holders of the Class A Notes for such Payment Date (in the aggregate) and the amount of Interest Proceeds and Principal Proceeds payable to the Equity Owner (in each case determined as of the related Determination Date);

(iv) the amount of Principal Proceeds to be applied pursuant to Section 11.1(a)(B)(i) (in each case determined as of the related Determination Date);

(v) the Administrative Expenses payable for such Payment Date on an itemized basis (determined as of the related Determination Date);

(vi) for the Interest Collection Account:

(A) the Balance on deposit in the Interest Collection Account at the end of the related Due Period;

(B) the amounts payable from the Interest Collection Account (through a transfer to the Payment Account) pursuant to subclauses (i) through (v) of Section 11.1(a)(A) and subclauses (i) through (v) of Section 11.1(a)(B) for such Payment Date; and

(C) the Balance remaining in the Interest Collection Account immediately after all payments and deposits to be made on such Payment Date (determined as of the related Determination Date);

(vii) for the Principal Collection Account:

(A) the Balance on deposit in the Principal Collection Account at the end of the related Due Period;

(B) the amounts, if any, payable from the Principal Collection Account (through a transfer to the Payment Account) as Interest Proceeds pursuant to Section 11.1(a)(A) and as Principal Proceeds pursuant to Section 11.1(a)(B) for such Payment Date (in each case determined as of the related Determination Date); and

(C) the Balance remaining in the Principal Collection Account immediately after all payments and deposits to be made on such Payment Date (determined as of the related Determination Date);

(viii) the amount of Defaulted Interest, if any, with respect to any Class A Notes and the Collateral Management Fee (in each case determined as of the related Determination Date);

(ix) the amount of any Class A Notes that have been issued after the Closing Date and the date of such issuances (determined as of the related Determination Date);

(x) the Principal Payments received during the related Due Period;

(xi) the Principal Proceeds received during the related Due Period;

(xii) the Interest Proceeds received during the related Due Period;

(xiii) the amounts payable pursuant to each subclause of Section 11.1(a)(A) and Section 11.1(a)(B) on the related Payment Date (in each case determined as of the related Determination Date);

(xiv) the identity of each Collateral Obligation that became a Defaulted Obligation during the related Due Period;

(xv) the identity of any Collateral Obligations that were released for sale or other disposition, indicating whether such Collateral Obligation is a Defaulted Obligation, a Withholding Tax Security, an Equity Security or an Exchanged Equity Security and whether such Collateral Obligation, an Equity Security or Exchanged Equity Security was sold or disposed of pursuant to Section 12.1(a), (b), (c) or (e), since the last Valuation Report; and

(xvi) such other information as the Trustee, Collateral Manager or the Majority of the Controlling Class may reasonably request regarding the Class A Notes and the Collateral therefor.

(c) Payment Date Instructions. Each Valuation Report shall contain instructions to the Trustee to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 11.1 and Article XIII.

(d) Redemption Date Instructions. Not less than five Business Days after receiving an Issuer Request requesting information regarding a redemption of Class A Notes as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall provide the necessary information (to the extent it is available to the Trustee) to the Issuer, the Collateral Administrator and the Collateral Manager, and the Issuer, or, to the extent so received, the Collateral Manager on behalf of the Issuer, shall compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Trustee:

(i) The Aggregate Outstanding Amount of the Class A Notes to be redeemed as of such Redemption Date;

(ii) (a) in the case of an optional redemption under Section 9.1(a)(i), the amounts payable to Holders of each Class A Note and (b) in the case of an optional redemption under Section 9.1(a)(ii), the Redemption Price for the Class A Notes, including, in each of subclause (a) and (b) above, the amount of accrued interest due on each Class A Note to be redeemed, accrued to the Redemption Date; and

(iii) The amount in the Issuer Accounts available for application to the redemption of the Class A Notes.

To the extent the Trustee is required to provide any information or reports that it is not otherwise required to provide pursuant to this Section 10.5 as a result of the failure of the Issuer or the Collateral Manager to provide such information or reports, the Trustee on behalf of the Issuer shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs for such Independent certified public accountant shall be payable by the Issuer as Administrative Expenses.

(e) Valuation Report/Monthly Report. Notwithstanding any provision to the contrary contained in this Indenture, in the case of a month in which there is a Payment Date, the Issuer, or the Collateral Manager on behalf of the Issuer, need not compile a separate Monthly Report and Valuation Report but may in lieu thereof compile a combined report that contains the information, determined as of the Determination Date, required by Section 10.5(a) and Section 10.5(b). Such combined report shall otherwise be subject to all of the requirements set forth in the first paragraphs of Section 10.5(a) and Section 10.5(b).

(f) Section 3(c)(7) Reminder Notice. Pursuant to Section 7.22, the Issuer shall provide, or cause to be provided, to each Holder a Section 3(c)(7) Reminder Notice on each Payment Date.

(g) Distribution of Reports. The Trustee will make the Monthly Report and the Valuation Report available via its internet website. The Trustee’s internet website shall initially be located at “www.sf.citidirect.com”. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 422-2066. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first-class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Valuation Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

Section 10.6 Custodianship and Release of Collateral.

(a) Subject to Article XII, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a Collateral Obligation (or in the case of subclause (v), below, loan) (x) in the case of Defaulted Obligations, Withholding Tax Securities, or Equity Securities, direct the Trustee to release such Collateral Obligation and, upon receipt of such Issuer Order, the Trustee shall deliver any such Collateral Obligation, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or against receipt of the sales price therefor as set forth in such Issuer Order; provided, however, that the Trustee may deliver any such Collateral Obligation in physical form for examination in accordance with street delivery custom, or (y) if no Event of Default has occurred and is continuing, certify that (i) it has determined that a Collateral Obligation has become a Defaulted Obligation (which certification shall contain a short statement of the reason for such determination), and in each case, that the sale of such Collateral Obligation will comply with Section 12.1(a), (ii) during the Initial Investment Period, the sale of such Collateral Obligation and the proposed purchase and delivery of Substitute Collateral Obligations will comply with Section 3.4(a), (iii) the sale of such Collateral Obligation will comply with Section 12.1(a), or (iv) the sale of such Collateral Obligation is being effected in conjunction with a redemption pursuant to Section 9.1(a), and direct the Trustee to release such Collateral Obligation and, upon receipt of such Issuer Order, the Trustee shall deliver any such Collateral Obligation, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or against receipt of the sales price therefor as set forth in such Issuer Order; provided, however, that the Trustee may deliver any such Collateral Obligation in physical form for examination in accordance with street delivery custom.

(b) Subject to Article XII, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for redemption or payment in full of a Pledged Obligation or other item of Collateral and certifying that such Collateral Obligation is being redeemed or paid in full, direct the Trustee, or at the Trustee’s instructions, the Issuer Accounts Securities Intermediary, to deliver such Collateral Obligation, if in physical form, duly endorsed, to cause it to be presented, or otherwise appropriately deliver or present such security or debt obligation, to the appropriate Paying Agent therefor or other Person responsible for payment thereon on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof. Except with respect to Defaulted Obligations, Withholding Tax Securities and Equity Securities, if an Event of Default has occurred and is continuing at the time of such direction, the Trustee, if so directed by a Majority of the Controlling Class, shall disregard such direction.

(c) Subject to Article XII, the Issuer may, by Issuer Order, delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Obligation is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or, at the Trustee’s instructions, the Issuer Accounts Securities Intermediary, to deliver such security or debt obligation, if in physical form, duly endorsed, or, if such security is a Collateral Obligation for which a Security Entitlement has been created in an Issuer Account, to cause it to be delivered, or otherwise appropriately deliver or present such security or debt obligation, in accordance with such Issuer Order, in each case against receipt of payment therefor. Except with respect to Defaulted Obligations, Withholding Tax Securities and Equity Securities, if an Event of Default has occurred and is continuing at the time of such direction, the Trustee, if so directed by a Majority of the Controlling Class, shall disregard such direction.

(d) The Trustee shall deposit any proceeds received from the disposition of a Pledged Obligation in the Principal Collection Account and/or the Interest Collection Account, as the case may be, unless directed to simultaneously applied to the purchase of Substitute Collateral Obligations or Eligible Investments as permitted under and in accordance with this Article X and Article XII.

(e) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Class A Notes Outstanding and all obligations of the Issuer hereunder have been satisfied (as evidenced by an Officer’s Certificate), release the Collateral from the lien of this Indenture.

Section 10.7 Reports by Independent Accountants.

(a) On or prior to the Closing Date the Issuer shall appoint a firm of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. Upon any resignation by such firm, the Issuer shall promptly appoint by Issuer Order delivered to the Trustee a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation. If the Issuer shall fail to appoint a successor to a resigned firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter, the Trustee on behalf of the Issuer shall promptly appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as Administrative Expenses. Any agreement pursuant to which such Independent certified public accountants are appointed shall contain limited recourse and non-petition language as against the Issuer equivalent to that contained in this Indenture. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Issuer hereby directs the Trustee to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures.

(b) On or before the Business Day prior to the Payment Date occurring in August of each year (commencing in August 2013) (each such date, a “Report Date”), the Issuer shall cause to be delivered to the Trustee, the Collateral Administrator and the Collateral Manager a statement from a firm of Independent certified public accountants indicating (i) that such firm has reviewed the Valuation Reports and Redemption Date Statements received since the last review and applicable information from the Trustee, (ii) that the calculations within those Valuation Reports and Redemption Date Statements have been performed in accordance with the applicable provisions of this Indenture and (iii) the Aggregate Principal Amount of the Pledged Obligations as of the immediately preceding Payment Date; provided, however, that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.7, the determination by such firm of Independent certified public accountants shall be conclusive. In the event such Independent certified public accountants require the Trustee, the Collateral Administrator or the Collateral Manager to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 10.7, the Issuer shall direct the Trustee, the Collateral Administrator or the Collateral Manager in writing to so agree; it being understood and agreed that the Trustee, the Collateral Administrator or the Collateral Manager shall deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Issuer has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Notwithstanding anything to the contrary herein, if the Trustee, the Collateral Administrator or the Collateral Manager fails during the 30-day period prior to any Report Date to execute any documentation required by the Independent certified public accountants selected by the Issuer prior to the delivery of any report contemplated by this Section 10.7 within ten Business Days of a request therefor from the Issuer or the Independent certified public accountants, then the Issuer shall have no obligation to furnish any report to be delivered on such Report Date pursuant to this Section 10.7.

(c) Any statement delivered to the Trustee pursuant to subclause (b) above shall be delivered (or otherwise made available) by the Trustee to any Holder of Class A Notes (or its designee) upon written request therefor.

Section 10.8 Additional Reports.

In addition to the information and reports specifically required to be provided pursuant to the terms of this Indenture, the Issuer (at its expense), or the Collateral Manager on behalf of the Issuer, shall compile and the Issuer shall then provide the Holders of any Class A Notes (upon request of a Majority of the Class A Notes), with all information or reports delivered to the Trustee hereunder, and such additional information as a Majority of the Class A Notes may from time to time reasonably request and the Issuer shall reasonably determine may be obtained and provided without unreasonable burden or expense. Such a request from a Holder (or its designee) may be submitted directly to the Trustee and then such request shall be forwarded to the Issuer for processing. Such request from a Holder (or its designee) shall be submitted to the Trustee by delivery of a written request in the form of Exhibit D attached hereto.

Section 10.9 Procedures Relating to the Establishment of Issuer Accounts Controlled by the Trustee.

(a) (i) Notwithstanding any term in this Indenture to the contrary and notwithstanding the terms of Part 5 of Article 8 of the UCC, to the extent applicable, with respect to Loans and Participations delivered to the Trustee, any custodian acting on its behalf, or the Bank acting as Issuer Accounts Securities Intermediary pursuant to the provisions of this Indenture, the Trustee, any custodian acting on its behalf, or the Bank acting as, Issuer Accounts Securities Intermediary shall be obligated to receive and hold until released pursuant to the terms of this Indenture the items delivered or caused to be delivered to it by the Issuer or the Collateral Manager, and to hold the same in its custody in accordance with the terms of this Indenture but shall have no further obligation with respect to, or be obligated to take (or to determine whether there has been taken) any action in connection with the delivery of such Loans or Participations. Without limiting the foregoing, in no instance shall the Trustee, any such custodian or the Bank acting as Issuer Accounts Securities Intermediary be under any duty or obligation to examine the underlying credit agreement, loan agreement, participation agreement, indenture, trust agreement or similar instrument that may be applicable to any Loan or Participation in order to determine (or otherwise to determine under applicable law) whether sufficient actions have been taken and documents delivered (including without limitation, any requisite obligor or agent bank consents, notices or filings) in order to properly assign, transfer, or otherwise convey title to such Loans or Participations.

(ii) In connection with the delivery of any Loan or Participation, the Issuer or the Collateral Manager shall send to the Trustee and the Collateral Administrator a trade ticket or transmittal letter (in form and content mutually reasonably acceptable to them), which shall, at a minimum (in addition to other appropriate information with regard to the subject Loan or Participation as may be mutually agreed upon between the Collateral Administrator and the Collateral Manager), (i) specify the purchase price for such Loan or Participation, and (ii) identify the Loan or Participation and its material amount, payment and interest rate terms. Each of the Trustee, the Collateral Administrator, any custodian acting on its behalf and the Bank acting as Issuer Accounts Securities Intermediary shall be entitled to assume the genuineness, validity and enforceability of each such note, certificate, instrument and agreement delivered to it in connection with the delivery of a Loan or Participation, and to assume that each is what it purports on its face to be, and to assume the genuineness and due authority of all signatures appearing thereon.

(b) Nothing in this Section 10.9 shall impose upon the Issuer Accounts Securities Intermediary the duties, obligations or liabilities of the Trustee; and nothing herein shall impose upon the Trustee the duties, obligations or liabilities of the Issuer Accounts Securities Intermediary.

Section 10.10 Notices to Holders of Class A Notes.

Each Monthly Report and Valuation Report shall contain or shall have attached to it a notice to the Holders of the Class A Notes stating that (A) each Holder of a beneficial interest in the Class A Notes shall be deemed to have (i) represented that the Holder is both (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser and (ii) made all other representations set forth in the legends of the applicable Class A Notes, (B) the Issuer shall have the right to refuse to honor a transfer of the Class A Notes to a person who does not satisfy the requirements set forth in subclause (A) of this Section 10.10 and (C) pursuant to Section 2.12, the Issuer may require a Non-Permitted Holder to transfer its interest in the Class A Notes to a Person that is not a Non-Permitted Holder within 30 days of receiving notice to such effect from the Issuer and, if such Non-Permitted Holder fails to transfer its Class A Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Class A Notes or interest in Class A Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. To the extent a notice is sent to a Holder of Global Notes, the Trustee will request such Holder to send the notice to the beneficial owners of such Class A Notes.

Section 10.11 Reports to Rating Agencies and Additional Recipients. In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide (i) each Rating Agency with all information or reports delivered to the Trustee hereunder (with the exception of any Accountants’ Report), (ii) notification to S&P of any Specified Amendment, and (iii) notification to S&P of any Specified Event, in each case which notifications may take the form of the delivery of the Monthly Report; provided that the Issuer shall provide (x) such additional information with respect to any of the foregoing as the Rating Agency may reasonably request, (y) to S&P, with respect to any Collateral Obligation that is the subject of a rating estimate, private rating or confidential rating by S&P, access to the relevant information website or distribution list in respect of such Collateral Obligation, or if no such website or distribution list is available, within 10 Business Days of each Payment Date, any updates to the information in respect of such Collateral Obligation required for purposes of the annual rating review pursuant to Section 7.25(b) and (z) any other information that either Rating Agency may from time to time reasonably request.

ARTICLE XI.

APPLICATION OF MONIES

Section 11.1 Disbursements of Monies from Payment Account.

(a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section and Section 13.1, on or, with respect to amounts referred to in Section 11.1(d), before each Payment Date or the Stated Maturity, the Trustee shall disburse amounts transferred to the Payment Account from the Interest Collection Account and, to the extent permitted hereunder, from the Principal Collection Account pursuant to Section 10.2, Section 10.3, Section 2.7 or Section 3.4 as follows and for application by the Trustee in accordance with the following priorities (collectively, the “Priority of Payments”):

(A) On each Payment Date and on the Stated Maturity, Interest Proceeds shall be applied as follows:

(i) to the payment of taxes of the Issuer, if any, and any governmental fee, including all filing, registration and annual return fees payable by the Issuer;

(ii) to the payment of accrued and unpaid Administrative Expenses constituting (x) fees of the Trustee and reimbursement of expenses (including indemnity payments) of the Trustee pursuant to the terms of this Indenture and (y) fees and reimbursement of expenses (including indemnity payments) of the Collateral Administrator under the Collateral Administration Agreement; provided, however, that total payments pursuant to this subclause (ii) shall not exceed, on any Payment Date other than the initial Payment Date, an amount equal to a percentage of the Aggregate Principal Amount of the Collateral Portfolio equal to an annual rate of 0.02%, measured as of the beginning of the Due Period preceding such Payment Date; and, with respect to the initial Payment Date, 0.005% (not annualized) of the Aggregate Principal Amount of the Collateral Portfolio, measured as of the beginning of the Due Period preceding such Payment Date;

(iii) to the payment, (in the order set forth in the definition of Administrative Expenses), of (a) first, remaining accrued and unpaid Administrative Expenses (other than indemnity payments) of the Issuer including other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement (excluding any Collateral Management Fee), and to the Trustee and the Collateral Administrator constituting Administrative Expenses (other than indemnity payments) not paid pursuant to subclause (ii) above, and (b) second, remaining accrued and unpaid Administrative Expenses of the Issuer constituting indemnity payments; provided, however, that such payments pursuant to this subclause (iii), shall not exceed an amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or, in the case of the initial Payment Date, the Closing Date) to $200,000 per annum;

(iv) to the payment to the Collateral Advisor of, first, the current Collateral Advisory Fee and, then, any accrued and previously unpaid Collateral Advisory Fee;

(v) to the payment of the Class A Interest Distribution Amount;

(vi) (A) first, on or after the Effective Date, in the event that the Class A Par Value Test is not satisfied on the immediately preceding Determination Date or, on or after the Second Determination Date, the Class A Interest Coverage Test is not satisfied on the immediately preceding Determination Date, then after giving effect to the payment of any Interest Proceeds prior to this subclause (vi), to the mandatory redemption of the Class A Notes, at the Redemption Price, to the extent necessary to satisfy the Class A Par Value Test and the Class A Interest Coverage Test, as applicable, or until the Class A Notes have been paid in full, and (B) second, upon the occurrence of an S&P Rating Confirmation Failure, to (x) the purchase of additional Collateral Obligations, and/or (y) the redemption of the Class A Notes at the Redemption Price, collectively to the extent necessary for S&P to provide written confirmation of the Initial Rating of the Class A Notes;

(vii) to the payment, first, pari passu, of any accrued and unpaid fees and expenses of the Trustee and the Collateral Administrator and second, in the order set forth in the definition of Administrative Expenses, of any accrued and unpaid Administrative Expenses of the Issuer (including, for the avoidance of doubt and without limitation, (1) indemnities and amounts payable by the Issuer to the Trustee and the Collateral Administrator and (2) indemnities and amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement (other than any Collateral Management Fee)), in each case to the extent not paid pursuant to subclauses (ii) and (iii) above;

(viii) to the payment to the Collateral Manager of, first, the current Collateral Management Fee in accordance with the terms of the Collateral Management Agreement and, then, any accrued and previously unpaid Collateral Management Fee; and

(ix) the balance of Interest Proceeds to the Issuer for distribution to the Equity Owner as a dividend payment thereon or as a final distribution in redemption thereof, as applicable.

(B) Without limiting any other applicable provisions of this Indenture, on each Payment Date and on the Stated Maturity, Principal Proceeds will be distributed in the following order of priority:

(i) to the payment of the amounts referred to in subclauses (i) through (v) of clause (A) of this Section 11.1(a) (in the order of priority set forth therein), but only to the extent not paid in full thereunder;

(ii) to the payment of the amount referred to in subclause (vi) of clause (A) of this Section 11.1(a) (in the order of priority set forth therein), but only to the extent not paid in full thereunder;

(iii) during the Reinvestment Period, to the purchase of Collateral Obligations or to the Principal Collection Account for investment in Eligible Investments pending purchase of Collateral Obligations at a later date in accordance with the Reinvestment Criteria;

(iv) after the Reinvestment Period, to the payment of principal of the Class A Notes, at the Redemption Price;

(v) after the Class A Notes have been paid in full, to the amounts referred to in subclause (vii) of clause (A) of this Section 11.1(a) (in the order of priority set forth therein), but only to the extent not paid in full thereunder;

(vi) to the payment to the Collateral Manager of the current Collateral Management Fee in accordance with the terms of the Collateral Management Agreement and then, any accrued and previously unpaid Collateral Management Fee, in each case, to the extent not paid pursuant to subclause (viii) of clause (A) of this Section 11.1(a); and

(vii) the balance of Principal Proceeds to the Issuer for distribution to the Equity Owner as a dividend payment thereon or as a final distribution in redemption thereof, as applicable.

The calculation of the Class A Par Value Test on any Measurement Date on or after the Effective Date shall be made by giving effect to all payments to be made pursuant to all subclauses of the Priority of Payments as applicable, payable on the Payment Date following such Measurement Date.

(C) On each Payment Date on which an optional redemption, pursuant to the procedures described in Article IX, Liquidation Proceeds shall be applied as follows:

(i) to the payment of the amounts referred to in subclause (i) of clause (B) of this Section 11.1(a), in such order of priority;

(ii) without duplication of the amounts paid above, to the payment of all or a portion of the Class A Notes then Outstanding, as applicable, at the Redemption Price plus accrued and unpaid interest thereon;

(iii) to the payment of the amount referred to in subclause (vii) of Clause (A) of Section 11.1(a) (in the order of priority set forth therein);

(iv) to the payment to the Collateral Manager of, first, the current Collateral Management Fee in accordance with the terms of the Collateral Management Agreement and, then, any accrued and previously unpaid Collateral Management Fee; and then

(v) the balance of Liquidation Proceeds to the Issuer for distribution to the Equity Owner as a dividend payment thereon or as a final distribution in redemption thereof, as applicable.

(D) After an Event of Default has occurred and is continuing, all Interest Proceeds, Principal Proceeds and any other available funds in the Issuer Accounts will be distributed in the following order of priority:

(i) to the payment of the amounts referred to in subclauses (i), through (iv) of Clause (A) of Section 11.1(a) (in the order of priority set forth therein);

(ii) to the payment (1) first, of the Class A Interest Distribution Amount, (2) second, of principal of the Class A Notes, until the Class A Notes have been paid in full, and (3) third, of the amount referred to in subclause (vii) of Clause A of Section 11.1(a) (in the order of priority set forth therein);

(iii) to the payment to the Collateral Manager of the current Collateral Management Fee in accordance with the terms of the Collateral Management Agreement and then, any accrued and previously unpaid Collateral Management Fee; and

(iv) the balance of such funds, if any, to the Issuer for distribution to the Equity Owner as a final distribution in redemption thereof, as applicable.

(b) Not later than 12:00 noon, New York time, on the Business Day preceding each Payment Date, the Issuer shall, pursuant to Section 10.3(c), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(c) If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.6, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Article XIII, to the extent funds are available therefor.

(d) Notwithstanding anything to the contrary contained herein, Interest Proceeds may be applied to the payment of Administrative Expenses of the Issuer on days other than Payment

Dates; provided, that, in any Due Period such payments shall not exceed an amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or, in the case of the initial Payment Date, the Closing Date) to $200,000 per annum; provided, further, that (1) such payments do not exceed the amounts permitted to be paid on the related Payment Date pursuant to section 11.1(a)(A)(iii) and (2) sufficient Interest Proceeds have theretofore been received to cover such payments.

ARTICLE XII.

SALE OF COLLATERAL OBLIGATIONS; SUBSTITUTION

Section 12.1 Sale of Collateral Obligations.

For so long as no Event of Default has occurred and is continuing, the Collateral Manager may direct the Trustee, on behalf of the Issuer, in writing to (1) sell, and the Trustee shall sell, in the manner directed by the Collateral Manager (i) any Equity Security, (ii) any Defaulted Obligation, (iii) any Withholding Tax Security or (iv) any other Collateral Obligation or (2) exchange a Defaulted Obligation for an Exchanged Defaulted Obligation, in each case, in accordance with, and subject to, any applicable limitations on amounts and other requirements set forth herein. The Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction.

(a) Credit Improved Obligations. The Collateral Manager may direct the Trustee to sell any Credit Improved Obligation either:

(i) at any time if (A) the Sale Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Obligation or (B) after giving effect to such sale, the Aggregate Principal Amount of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale), plus Eligible Investments constituting Principal Proceeds, will be greater than the Reinvestment Target Par Balance; or

(ii) solely during the Reinvestment Period, if the Collateral Manager reasonably believes prior to such sale that either (A) after giving effect to such sale and subsequent reinvestment, the Aggregate Principal Amount of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation), plus Eligible Investments constituting Principal Proceeds, will be greater than the Reinvestment Target Par Balance, or (B) it will be able to enter into one or more binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Amount at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Obligation within 20 Business Days after such sale.

(b) Discretionary Sales. The Collateral Manager may direct the Trustee to sell any Collateral Obligation (each such sale, a “Discretionary Sale”) at any time if after giving effect to such sale, the Aggregate Principal Amount of all Discretionary Sales effected during the preceding 12 calendar months (or, for the year 2012) is not greater than 25% of the sum of (A) the Aggregate Principal Amount of the Collateral Obligations plus (B) amounts on deposit in the Principal Collection Account as of the first day of such 12 calendar month period provided that (1) the Collateral Manager shall use its commercially reasonable efforts to purchase (on behalf of the Issuer), within 30 days after the settlement date on which such Collateral Obligation is sold, one or more additional Collateral Obligations having an Aggregate Principal Amount at least equal to the Aggregate Principal Amount of the Collateral Obligation that was sold; provided, that after the end of the Reinvestment Period, no Discretionary Sale of any Collateral Obligation may take place unless, after giving effect to such sale, (1) the Aggregate Principal Amount of all Collateral Obligations and Eligible Investments constituting Principal Proceeds (including, without duplication, the anticipated net proceeds of the sale) will be greater than the Reinvestment Target Par Balance, or (2) the Sale Proceeds from such Discretionary Sale are at least equal to the Investment Criteria Adjusted Balance of such Collateral Obligation.

(c) Sale of Equity Securities and Withholding Tax Securities.

An Equity Security or a Withholding Tax Security may be sold during or after the Reinvestment Period. If the proposed sale occurs:

(i) during the Reinvestment Period, for so long as no Event of Default has occurred and is continuing, the Collateral Manager on behalf of the Issuer will use commercially reasonable efforts to direct the reinvestment of the Sale Proceeds in one or more Substitute Collateral Obligations prior to the end of the Permitted Reinvestment Period; or

(ii) after the Reinvestment Period or if an Event of Default has occurred and is continuing, the Collateral Manager will instruct the Issuer to apply the Sale Proceeds thereof in accordance with the Priority of Payments.

(d) Conversion into Equity Securities and Sale of Exchanged Equity Securities.

(i) A Collateral Obligation that is a convertible security may be voluntarily converted into an Equity Security by the Issuer only if (1) on any Determination Date on or after the Effective Date, the Class A Par Value Test is satisfied or is improved following such conversion and (2) on any Determination Date on or after the Second Determination Date, the Class A Interest Coverage Test is satisfied or is improved following such conversion and, in each case the Issuer makes a good faith effort to enter into an agreement to sell such Equity Security in accordance with the timing specified in subclause (d)(ii)(I) of this Section 12.1. For the avoidance of doubt, this paragraph will not be applicable to a purchase or exchange of an Exchanged Equity Security pursuant to Section 12.1(f).

(ii) Unless acquired in connection with a default, the Collateral Manager shall make a good faith effort to sell, and direct the Trustee in writing to sell, any Exchanged Equity Security within (I) in the case of an Exchanged Equity Security received in connection with an optional conversion at the option of the Holder thereof, five Business Days of the later of (A) the first date on which the Issuer may, in compliance with applicable laws, legally sell, assign or transfer such Exchanged Equity Security and (B) notice of receipt thereof, (II) in the case of an Exchanged Equity Security not subject to subclause (I) and in the event that any of the Coverage Tests are not satisfied on any Measurement Date following the receipt by the Issuer of such Exchanged Equity Security, 60 days after the first date following such Measurement Date on which the Issuer may, in compliance with applicable laws, legally sell, assign or transfer such Exchanged Equity Security or (III) in all other cases, one year after the first date on which the Issuer may, in compliance with applicable laws, legally sell, assign or transfer such Exchanged Equity Security.

(e) Sale of Defaulted Obligations.

The Collateral Manager will, if it believes such sale to be practicable, instruct the Trustee in writing to sell, and the Trustee shall sell, any Defaulted Obligation at any time; provided, however, that during the Reinvestment Period the Collateral Manager will use its commercially reasonable efforts to purchase (on behalf of the Issuer) within 90 Business Days after the settlement date for such sale of a Defaulted Obligation, one or more additional Collateral Obligations having an Aggregate Principal Amount at least equal to the Sale Proceeds received from such sale (excluding Sale Proceeds that constitute Interest Proceeds). After the Reinvestment Period, the Collateral Manager will instruct the Trustee to apply the Sale Proceeds of Defaulted Obligations in accordance with the Priority of Payments. For the avoidance of doubt, the exchange of a Defaulted Obligation for an Exchanged Defaulted Obligation pursuant to Section 12.1(f) shall not be deemed to be a sale of a Defaulted Obligation and for purposes of the calculation of Principal Balance, the ownership period for such Exchanged Defaulted Obligation shall include the ownership period for the Defaulted Obligation exchanged therefor.

(f) Exchange of Defaulted Obligations.

Notwithstanding the provisions set forth under Section 12.1(d), at any time, the Collateral Manager may instruct the Trustee in writing to exchange a Defaulted Obligation for (i) another Defaulted Obligation (an “Exchanged Defaulted Obligation”) or (ii) an Exchanged Equity Security, for so long as at the time of or in connection with such exchange:

(i) such Exchanged Defaulted Obligation or Exchanged Equity Security is issued by the same obligor as the Defaulted Obligation (or an Affiliate of or successor to such obligor or an entity that succeeds to substantially all of the assets of such obligor) and, in the case of such Exchanged Defaulted Obligation, ranks in right of payment no more junior than the Defaulted Obligation for which it was exchanged; provided that if the Issuer is also required to pay an amount for such Exchanged Defaulted Obligation or Exchanged Equity Security, the Issuer may use Interest Proceeds to effect such payment for so long as, after giving effect to such purchase, there would be sufficient proceeds in the Interest Collection Account to pay all amounts required to be paid pursuant to the Priority of Payments prior to any distributions to the Equity Owner on the next succeeding Payment Date;

(ii) in the case of an Exchanged Defaulted Obligation, (1) on any Determination Date on or after the Effective Date, if the Class A Par Value Test is not

satisfied following such exchange, then such Class A Par Value Test is at least as close to being satisfied after such exchange as prior to such exchange and (2) on any Determination Date on or after the Second Determination Date, if the Class A Interest Coverage Test is not satisfied following such exchange, then such Class A Interest Coverage Test is at least as close to being satisfied after such exchange as prior to such exchange;

(iii) in the case of an Exchanged Defaulted Obligation, the expected total recovery proceeds of such Exchanged Defaulted Obligation, as determined by the Collateral Manager, must be no less than the expected total recovery proceeds of the Defaulted Obligation for which it was exchanged; and

(iv) as determined by the Collateral Manager, in the case of an Exchanged Defaulted Obligation, if any Concentration Limitation is not satisfied following such exchange, then any such Concentration Limitation is at least as close to being satisfied as prior to such exchange.

(g) Application of Sale Proceeds. During the Reinvestment Period, all Sale Proceeds shall be applied to purchase additional Collateral Obligations in accordance with the Reinvestment Criteria and Section 3.4(a), as applicable, or to purchase Eligible Investments in accordance with the last paragraph of Section 12.2(a), or shall be applied in accordance with the Priority of Payments applicable thereto on the next succeeding Payment Date. After the Reinvestment Period, no Principal Proceeds may be reinvested in Collateral Obligations at any time.

(h) Sales of Eligible Investments. Except as otherwise expressly provided herein, none of the Issuer, the Collateral Manager or the Trustee may at any time sell or permit the sale of any Eligible Investment prior to its maturity date if the Issuer or the Collateral Manager, as the case may be, determines that such Eligible Investment will sell at a price that is below the par value of such Eligible Investment.

(i) Collateral Acquisition and Disposition Terms. Any transaction involving the purchase or sale of Collateral effected under this Indenture shall be conducted on terms no less favorable to the Issuer than terms prevailing in the market.

(j) Sales Prior to Stated Maturity. On or prior to the date that is two Business Days prior to the Stated Maturity of the last Outstanding Class A Note, the Collateral Manager shall direct the Trustee in writing to sell, and the Trustee shall sell, all Collateral Obligations and other securities to the extent necessary such that no Collateral Obligations or other securities will be expected to be held by the Issuer on or after such date, and the Trustee shall sell such Collateral Obligations and such other securities in accordance with the direction of the Collateral Manager. The settlement dates for any such sales of Collateral Obligations and other securities shall be no later than two Business Days prior to the Stated Maturity of the last Outstanding Class A Note.

(k) Reinvestment in Collateral Obligations. Whenever the Collateral Manager is required to use commercially reasonable efforts to direct the reinvestment of Sale Proceeds on behalf of the Issuer under this Section, such reinvestment shall be subject to market conditions and the availability and suitability of available investments.

Section 12.2 Trading Restrictions.

A Collateral Obligation (other than an Exchanged Defaulted Obligation, which need not satisfy these tests to be included) will be eligible for inclusion in the Collateral only if subclause (a) below is satisfied (collectively, the “Reinvestment Criteria”). The Reinvestment Criteria are not required to be satisfied during the Initial Investment Period; provided, that the Collateral Manager on behalf of the Issuer shall obtain the consent of the Majority of the Controlling Class prior to the purchase of any Collateral Obligation, in accordance with Section 12.2(b) below.

(a) During the Reinvestment Period but after the Initial Investment Period:

(i) with respect to any reinvestment of Principal Proceeds (other than those amounts described in subclause (ii) of the definition thereof), (1) on the Effective Date and any subsequent Measurement Date, if the Class A Par Value Test is not satisfied following such reinvestment, then such Class A Par Value Test is at least as close to being satisfied after such reinvestment as prior to such reinvestment and (2) on the Second Determination Date and any subsequent Measurement Date, if the Class A Interest Coverage Test is not satisfied following such reinvestment, then such Class A Interest Coverage Test is at least as close to being satisfied after such reinvestment as prior to such reinvestment;

(ii) with respect to any reinvestment of Principal Proceeds described in subclause (ii) of the definition thereof, (1) on the Effective Date and any subsequent Measurement Date, the Class A Par Value Test is satisfied following such reinvestment and (2) on the Second Determination Date and any subsequent Measurement Date, the Class A Interest Coverage Test is satisfied following such reinvestment;

(iii) on and after the Effective Date, the Collateral Quality Tests are satisfied after such reinvestment or if any Collateral Quality Test is not satisfied after such reinvestment, it is maintained or improved after such reinvestment; provided, that during the Reinvestment Period, the S&P CDO Monitor Test is not required to be satisfied with respect to the sale of Defaulted Obligations, Credit Risk Obligations or Equity Securities and the reinvestment of the proceeds of any such sale;

(iv) no Event of Default exists at the time such Reinvestment Criteria are applied;

(v) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Amount of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the Aggregate Principal Amount of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Amount of the Collateral Obligations immediately prior to such sale) or (3) the Aggregate Principal Amount of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation), plus Eligible Investments constituting Principal Proceeds, will be greater than the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the Aggregate Principal Amount of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Amount of the Collateral Obligations immediately prior to such sale) or (2) the Aggregate Principal Amount of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation), plus Eligible Investments constituting Principal Proceeds, will be greater than the Reinvestment Target Par Balance;

(vi) a Majority of the Controlling Class shall have approved the purchase of such Collateral Obligation, in accordance with Section 12.2(b) below; and

(vii) with respect to the Collateral Portfolio, the Concentration Limitations shall be satisfied following such reinvestment;

For the avoidance of doubt, Sale Proceeds may be invested in Eligible Investments, each with a maturity date not to exceed the date that is one Business Day prior to the Payment Date next succeeding the Due Period in which such Sale Proceeds are received, pending investment in Collateral Obligations.

The Reinvestment Criteria will be measured immediately before the Issuer commits to purchase or purchases a Collateral Obligation, and are designed to compare (i) the Collateral Portfolio before the proposed addition of a Collateral Obligation to the Collateral Portfolio and (ii) the Collateral Portfolio immediately after such Collateral Obligation is added to the Collateral Portfolio. Accordingly, when used with respect to the Reinvestment Criteria, the phrase “prior to such reinvestment” shall mean the following:

(i) immediately prior to the sale of the related Collateral Obligation, with respect to the reinvestment of the Sale Proceeds of a Collateral Obligation other than an Equity Security, a Withholding Tax Security or a Defaulted Obligation; or

(ii) immediately prior to the reinvestment of the Sale Proceeds of an Equity Security, a Withholding Tax Security or a Defaulted Obligation.

(b) In connection with the purchase of a Collateral Obligation and prior to entering into a commitment to purchase such Collateral Obligation, the Issuer, or the Collateral Manager on behalf of the Issuer, shall comply with the following procedure:

(i) each proposed purchase of a Collateral Obligation shall be submitted in writing for approval to the Holders of the Class A Notes;

(ii) the Majority of the Controlling Class shall have the right to request (and upon receipt of such request, the Collateral Manager shall promptly provide) the following information with respect to the Collateral Obligation identified for purchase: (1) the Reference Instrument (including the collateral and security documents) relating to such Collateral Obligation; (2) audited financial statement for the previous most recently ended three years of the obligor of such Collateral Obligation; (3) quarterly statements for the previous most recently ended eight fiscal quarters of the obligor of such Collateral Obligation; (4) any appraisal or valuation reports conducted by third parties; (5) any other information customary and typical in performing a detailed credit analysis and as reasonably requested by the Majority of the Controlling Class (collectively, the “Diligence Information”);

(iii) upon receipt of the request for approval and any requested Diligence Information, as set forth in clauses (i) and (ii) above, the Majority of the Controlling Class shall, within 5 Business Days, either (x) approve the purchase of such Collateral Obligation and, in connection with such approval, determine the Market Value for such Collateral Obligation as of the approval date, or (y) reject the purchase of such Collateral Obligation.

(c) In connection with the Issuer’s holding of a Collateral Obligation and for as long as such Collateral Obligation remains part of the Collateral Portfolio, the Issuer, or the Collateral Manager on behalf of the Issuer, shall use commercially reasonable efforts to provide, as soon as practically available, provide the Holders of the Class A Notes with the Diligence Information referenced to in subclause (b)(ii) above.

(d) Notwithstanding anything to the contrary herein, for the avoidance of doubt, there shall be no reinvestment in any Collateral Obligations after the end of the Reinvestment Period.

Section 12.3 Affiliate Transactions. The Issuer will not have the right or ability to sell to an Affiliate any Collateral Obligation acquired from an Affiliate except for (a) required repurchase obligations or other permitted transactions pursuant to the Asset Transfer Agreement (such repurchase, “Permitted Repurchases”), (b) if two dealer quotes for such Collateral Obligation are available, sales to Affiliates conducted on terms and conditions consistent with those of an arm’s-length transaction at fair market value so long as the Collateral Manager obtains bid prices from at least two nationally recognized dealers (unaffiliated with the Collateral Manager or its affiliates) for such Collateral Obligation or (c) if two dealer quotes for such Collateral Obligation are not available, sales to Affiliates conducted on terms and conditions consistent with those of an arm’s-length transaction at a valuation based on the bid price from a nationally recognized dealer (unaffiliated with the Collateral Manager or its affiliates) for such Collateral Obligation or at the valuation provided in the most recently available valuation report that the Collateral Manager obtains on a quarterly basis from an Independent valuation agent; provided, however, that in the case of Collateral Obligations that previously were sold to the Issuer by an Affiliate (each, a “Prior Sold Asset”), the aggregate principal amount of such Prior Sold Assets to be sold or transferred to any such Affiliate pursuant to this clause (c), when aggregated with the aggregate principal amount of all other Prior Sold Assets previously sold or transferred to any Affiliate pursuant to this clause (c), is less than or equal to 10% of the aggregate principal amount of all Collateral Obligations acquired by the Issuer from any Affiliate as of the date of such proposed sale or transfer.

ARTICLE XIII.

NOTEHOLDERS’ RELATIONS

Section 13.1 Subordination and Non-Petition.

(a) Anything in this Indenture or the Class A Notes to the contrary notwithstanding, the Issuer agrees for the benefit of the Holders of the Class A Notes that the rights of the Equity Owner to distribution by the Issuer and in and to the Collateral, including any payment from Proceeds of Collateral, shall be subordinate and junior to the Class A Notes, to the extent and in the manner set forth in this Indenture including, as set forth in Section 11.1 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived, and notwithstanding anything contained in Section 11.1 to the contrary, interest on and principal of the Class A Notes shall be paid in full in Cash (in order of priority) before any further payment or distribution is made on account of the Equity Owner.

(b) In the event that notwithstanding the provisions of this Indenture, any Holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until either the Class A Notes shall have been paid in full in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of Class A Notes, as the case may be, in accordance with this Indenture; provided, however, that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Collateral and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c) The Issuer agrees with all Holders of Class A Notes that the Issuer shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture, including this Section 13.1. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

(d) The Noteholders shall not have a right to receive from the Trustee or the Registrar a list of the Noteholders.

(e) The Holders of the Class A Notes agree not to cause the filing of a petition in bankruptcy against the Issuer prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of principal of and interest on all the Class A Notes.

Section 13.2 Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, subject to the terms and conditions of this Indenture, including Section 5.9, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV.

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an Authorized Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, the Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Officer of the Issuer or the Collateral Manager, stating that the information with respect to such matters is in the possession of the Issuer or the Collateral Manager, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 14.2 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Class A Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c) The principal amount, notional amount and registered numbers of Class A Notes held by any Person, and the date of his holding the same, shall be proved by the Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Class A Notes shall bind the Holder (and any transferee thereof) of such Class A Note and of every Class A Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, or the Issuer in reliance thereon, whether or not notation of such action is made upon such Class A Note.

Section 14.3 Notices.

Except as otherwise expressly provided herein, any request, demand, authorization, direction, instruction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by first-class mail, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form at the following addresses:

(a) to the Trustee at, the Corporate Trust Office, facsimile number: (212) 816-5527, Attention: Global Transaction Services – Lehigh River LLC, or at any other address previously furnished in writing by the Trustee;

(b) to the Issuer, in care of FS Investment Corporation II, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, facsimile number: (215) 222-4649, Attention: Gerald F. Stahlecker, or at any other address previously furnished in writing by the Issuer;

(c) to the Collateral Manager, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, facsimile number: (215) 222-4649, Attention: Gerald F. Stahlecker, or at any other address previously furnished in writing by the Collateral Manager;

(d) to the Collateral Administrator, 5400 Westheimer Court, Suite 760, Houston, TX 77056, facsimile number: (866) 816-3203, Attention: Lehigh River LLC; and

(e) to S&P, 55 Water Street, 41st Floor, New York, New York 10041-0003 or by facsimile in legible form to facsimile no. (212) 438 2655, Attention: Asset Backed-CBO/CLO Surveillance or by electronic copy to CDO_Surveillance@sandp.com; provided that (x) in respect of any request to S&P for a confirmation of its Initial Ratings of the Class A Notes pursuant to Section 7.23, such request must be submitted by email to CDOEffectiveDatePortfolios@sandp.com and (y) in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to credit_estimates@sandp.com.

Section 14.4 Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Class A Notes of any event,

(a) such notice shall be sufficiently given to Holders of Class A Notes if in writing and (i) mailed, first-class postage prepaid, to each Noteholder affected by such event, at the address of such Holder as it appears in the Register or (ii) if a Holder is located overseas and so requests, faxed to such Holder, at the facsimile number of such Person as it appears in the Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b) such notice shall be in the English language.

(c) Such notices will be deemed to have been given on the date of such mailing or possible electronic transmission.

(d) The Trustee will deliver to the Holders of the Class A Notes any notice requested to be so delivered by such Holder (at the expense of such requesting Holder); provided, that the Trustee may decline to deliver any such notice that it reasonably determines is contrary to any terms of this Indenture or any duty or obligation it may have, or that may expose it to liability or that may be contrary to law.

Neither the failure to mail (or otherwise furnish electronically) any notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Holders of Class A Notes. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impractical to give such notice by mail or facsimile, as the case may be, then such notification to Holders of Class A Notes as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7 Severability.

In case any provision in this Indenture or in the Class A Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8 Benefits of Indenture.

Nothing in this Indenture or in the Class A Notes, expressed or implied, shall give to any Person (other than the Collateral Manager and the Collateral Administrator, who each shall be an express third party beneficiary of Section 8.5 and the Granting Clause of this Indenture, the parties hereto and their successors hereunder and the Holders of Class A Notes) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Governing Law.

THIS INDENTURE AND EACH SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 14.10 Submission to Jurisdiction.

THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE SECURITIES OR THIS INDENTURE, AND THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR NEW YORK STATE COURT. THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE ISSUER AND THE TRUSTEE IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE OFFICE OF THE ISSUER’S AGENT SET FORTH IN SECTION 7.4. THE ISSUER AND THE TRUSTEE AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 14.11 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.12 Waiver Of Jury Trial.

THE TRUSTEE, THE NOTEHOLDERS AND THE ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE ISSUER, THE TRUSTEE, AND THE NOTEHOLDERS ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

Section 14.13 Legal Holiday.

In the event that the date of any Payment Date or Special Payment Date shall not be a Business Day, then notwithstanding any other provision of the Class A Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date or Special Payment Date, as the case may be; provided that, in the case of the Class A Notes only, interest shall accrue from and including the immediately preceding Payment Date to but excluding the next Business Day following the nominal Payment Date.

ARTICLE XV.

ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

Section 15.1 Assignment of Collateral Management Agreement.

(a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Secured Obligations and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement (except as set forth in the second proviso of this Section 15.1(a)), including (i) the right to give all notices, consents and releases thereunder, (ii) the right to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to execute any of the rights set forth in subclauses (i) through (iv) above or may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived; provided, however, further, that the assignment made hereby does not include an assignment of the Issuer’s right to terminate the Collateral Manager pursuant to Section 13 of the Collateral Management Agreement or any other provision contained therein.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee.

(c) Upon the retirement of the Class A Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify or as may be required to maintain the perfection of the lien of this Indenture.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i) The Collateral Manager consents to the provisions of this assignment and agrees to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms of the Collateral Management Agreement.

(ii) The Collateral Manager acknowledges that, except as otherwise set forth in Section 15.1(a), the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee for the benefit of the Secured Parties.

(iii) The Collateral Manager shall deliver to the Trustee and the Collateral Administrator duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Collateral Management Agreement.

(iv) Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement without (1) complying with the applicable provisions of the Collateral Management Agreement, and (2) the consent of the Majority of the Controlling Class.

(v) Except as otherwise set forth herein and therein, the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment of the Collateral Management Fees, or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of all Class A Notes issued under this Indenture; provided, however, nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Collateral Manager or its Affiliates or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi) The Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any federal or New York state court sitting in the Borough of Manhattan in The City of New York in any action or Proceeding arising out of or relating to the Class A Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of such action or Proceeding may be heard and determined in such federal or New York state court. The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or Proceeding. The Collateral Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager set forth in Section 14.3. The Collateral Manager agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

IN WITNESS WHEREOF, we have set our hands as of the date first written above.

LEHIGH RIVER LLC, as Issuer

By:	/s/ Gerald F. Stahlecker
Name:	Gerald F. Stahlecker
Title:	Executive Vice President

CITIBANK, N.A., as Trustee

By:	/s/ Thomas J. Varcados
Name:	Thomas J. Varcados
Title:	Vice President

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